Goldman Sachs Funds TAXABLE FIXED INCOME FUNDS Annual Report October 31, 2005 Current income potential from portfolios that invest in a variety of fixed income securities. Asset Management

Goldman Sachs Taxable Fixed Income Funds GOLDMAN SACHS ENHANCED INCOME FUND GOLDMAN SACHS ULTRA-SHORT DURATION GOVERNMENT FUND GOLDMAN SACHS SHORT DURATION GOVERNMENT FUND GOLDMAN SACHS GOVERNMENT INCOME FUND GOLDMAN SACHS U.S. MORTGAGES FUND GOLDMAN SACHS CORE FIXED INCOME FUND GOLDMAN SACHS INVESTMENT GRADE CREDIT FUND The Enhanced Income Fund is not a money market fund. Investors in this Fund should understand that the net asset value of the Fund will fluctuate, which may result in a loss of the principal amount invested. Investments in fixed income securities are subject to the risks associated with debt securities including credit and interest rate risk. The Fund may make substantial investments in derivative instruments, including options, financial futures, Eurodollar futures contracts, swaps, options on swaps, structured securities and other derivative investments. Derivative instruments may involve a high degree of financial risk. These risks include the risk that a small movement in the price of the underlying security or benchmark may result in a disproportionately large movement, unfavorable or favorable, in the price of the derivative instrument; risks of default by a counterparty, and the risks that transactions may not be liquid. The Ultra-Short Duration Government Fund is not a money market fund. Investors in this Fund should understand that the net asset value of the Fund will fluctuate, which may result in a loss of the principal amount invested. The Fund’s net asset value and yield are not guaranteed by the U.S. government or by its agencies, instrumentalities or sponsored enterprises. Investments in fixed income securities are subject to the risks associated with debt securities including credit and interest rate risk. The guarantee on U.S. government securities applies only to the underlying securities of the Fund if held to maturity and not to the value of the Fund’s shares. The Fund’s investments in mortgage-backed securities are subject to prepayment risks. These risks may result in greater share price volatility. The Fund may make substantial investments in derivative instruments, including options, financial futures, Eurodollar futures contracts, swaps, options on swaps, structured securities and other derivative investments. Derivative instruments may involve a high degree of financial risk. These risks include the risk that a small movement in the price of the underlying security or benchmark may result in a disproportionately large movement, unfavorable or favorable, in the price of the derivative instrument; risks of default by a counterparty, and the risks that transactions may not be liquid. The Short Duration Government Fund is not a money market fund. Investors in this Fund should understand that the net asset value of the Fund will fluctuate, which may result in a loss of the principal amount invested. The Fund’s net asset value and yield are not guaranteed by the U.S. government or by its agencies, instrumentalities or sponsored enterprises. Investments in fixed income securities are subject to the risks associated with debt securities including credit and interest rate risk. The guarantee on U.S. government securities applies only to the underlying securities of the Fund if held to maturity and not to the value of the Fund’s shares. The Fund’s investments in mortgage-backed securities are subject to prepayment risks. These risks may result in greater share price volatility. The Fund may make substantial investments in derivative instruments, including options, financial futures, Eurodollar futures contracts, swaps, options on swaps, structured securities and other derivative investments. Derivative instruments may involve a high degree of financial risk. These risks include the risk that a small movement in the price of the underlying security NOT FDIC-INSURED May Lose Value No Bank Guarantee

GOLDMAN SACHS TAXABLE FIXED INCOME FUNDS or benchmark may result in a disproportionately large movement, unfavorable or favorable, in the price of the derivative instrument; risks of default by a counterparty, and the risks that transactions may not be liquid. The Government Income Fund’s net asset value and yield are not guaranteed by the U.S. government or by its agencies, instrumentalities or sponsored enterprises. Investments in fixed income securities are subject to the risks associated with debt securities including credit and interest rate risk. The guarantee on U.S. government securities applies only to the underlying securities of the Fund if held to maturity and not to the value of the Fund’s shares. The Fund’s investments in mortgage-backed securities are subject to prepayment risks. These risks may result in greater share price volatility. The Fund may make substantial investments in derivative instruments, including options, financial futures, Eurodollar futures contracts, swaps, options on swaps, structured securities and other derivative investments. Derivative instruments may involve a high degree of financial risk. These risks include the risk that a small movement in the price of the underlying security or benchmark may result in a disproportionately large movement, unfavorable or favorable, in the price of the derivative instrument; risks of default by a counterparty, and the risks that transactions may not be liquid. The U.S. Mortgages Fund’s investment in mortgage-backed securities (MBS) is subject to prepayment risk, the risk that in a declining interest rate environment the Fund’s underlying mortgages may be prepaid, causing the Fund to have to reinvest at lower interest rates. This risk may result in greater share price volatility than a fixed income fund not invested in MBS. The guarantee on U.S. government securities applies only to the underlying securities of the Fund if held to maturity and not to the value of the Fund’s shares. The Fund may make substantial investments in derivative instruments, including options, financial futures, Eurodollar futures contracts, swaps, options on swaps, structured securities and other derivative investments. Derivative instruments may involve a high degree of financial risk. These risks include the risk that a small movement in the price of the underlying security or benchmark may result in a disproportionately large movement, unfavorable or favorable, in the price of the derivative instrument; risks of default by a counterparty, and the risks that transactions may not be liquid. Investments in fixed income securities are subject to the risks associated with debt securities including credit and interest rate risk. The Core Fixed Income Fund’s investments in fixed income securities are subject to the risks associated with debt securities including credit and interest rate risk. The guarantee on U.S. government securities applies only to the underlying securities of the Fund if held to maturity and not to the value of the Fund’s shares. The Fund’s investments in mortgage-backed securities are subject to prepayment risks. These risks may result in greater share price volatility. The Fund may make substantial investments in derivative instruments, including, options financial futures, Eurodollar futures contracts, swaps, options on swaps, structured securities and other derivative investments. Derivative instruments may involve a high degree of financial risk. These risks include the risk that a small movement in the price of the underlying security or benchmark may result in a disproportionately large movement, unfavorable or favorable, in the price of the derivative instrument; risks of default by a counterparty, and the risks that transactions may not be liquid. The Investment Grade Credit Fund’s investments in fixed income securities are subject to the risks associated with debt securities inclu ding credit and interest rate risk. The guarantee on U.S. government securities applies only to the underlying securities of the Fund if held to maturity and not to the value of the Fund’s shares. The Fund’s investments in mortgage-backed securities are subject to prepayment risks. These risks may result in greater share price volatility. The Fund may make substantial investments in derivative instruments, including options, financial futures, Eurodollar futures contracts, swaps, options on swaps, structured securities and other derivative investments. Derivative instruments may involve a high degree of financial risk. These risks include the risk that a small movement in the price of the underlying security or benchmark may result in a disproportionately large movement, unfavorable or favorable, in the price of the derivative instrument; risks of default by a counterparty, and the risks that transactions may not be liquid.

GOLDMAN SACHS TAXABLE FIXED INCOME FUNDS What Distinguishes Goldman Sachs’ Fixed Income Investment Process? At Goldman Sachs Asset Management (GSAM), the goal of our fixed income investment process is to provide consistent, strong performance by actively managing our portfolios within a research-intensive, risk-managed framework. A key element of our fixed income investment philosophy is to evaluate the broadest global opportunity set to capture relative value across sectors and instruments. Our globally integrated investment process involves managing dynamically along the risk/return spectrum, as we continue to develop value-added strategies through: 1 RIGOROUS SECURITY SELECTION Assess relative value among sectors (such as mortgages and corporates) and sub-sectors Leverage the vast resources of Goldman Sachs in selecting securities for each portfolio 2 PRECISE PORTFOLIO CONSTRUCTION Team approach to decision making Manage risk by avoiding significant sector and interest rate bets Careful management of yield curve strategies — while closely managing portfolio duration RESULT Fixed Income portfolios that: Include domestic and global investment options, tax-free income opportunities, and access to areas of specialization such as high yield Capitalize on GSAM’s industry-renowned credit research capabilities Use a risk-managed framework to seek total return, recognizing the importance of investors’ capital accumulation goals as well as their need for income

PORTFOLIO RESULTS Enhanced Income Fund Dear Shareholder, This report provides an overview on the performance of the Goldman Sachs Enhanced Income Fund during the one-year reporting period that ended October 31, 2005. Performance Review Over the one-year period that ended October 31, 2005, the Fund’s Class A, Institutional and Administration Shares generated cumulative total returns, without sales charges, of 1.88%, 2.28% and 1.92%, respectively. These returns compare to the 2.61% and 1.64% cumulative total returns of the Fund’s benchmarks, the Six-Month U.S. Treasury Bill Index and the One-Year U.S. Treasury Note Index, respectively, over the same time period.* The primary drivers of performance over the reporting period were a combination of sector and security selection strategies. The Fund’s emphasis on shorter-term, higher credit quality securities helped enhance results. The Fund’s exposures were primarily in agency, corporate and asset-backed sectors. The Fund benefited from the spread advantage of these sectors. In addition, security selection within individual sub-sectors was a key driver of returns. Within the corporate sector, the Fund held an overweight to high credit quality Financials. This strategy proved beneficial as higher quality credits outperformed lower quality over the period. Security selection within the asset-backed sector, which was concentrated in Autos, as well as the Fund’s agency debentures holdings, also contributed to returns. In contrast, higher short-term interest rates were a drag on the Fund’s total return and relative performance versus the Six-Month Treasury Bill Index. The Fund held a short duration position in anticipation of higher interest rates; this strategy helped enhance results relative to the One-Year Treasury Note. Market Review The U.S. Treasury yield curve flattened dramatically over the reporting period as yields at the short to intermediate part of the curve rose, while yields at the longer end of the curve modestly rallied. The primary driver of higher short-term interest rates over the reporting period were the Federal Reserve Board’s eight 25 basis point rate increases that brought the federal funds rate to 3.75% at the close of the period. For much of the fiscal year, mixed economic data and record-high oil prices kept yields at the longer end of the curve from rising. However, at the end of the period, intensified inflation concerns exerted upward pressure on yields further out on the curve. Within investment grade sectors, higher quality asset classes outperformed, with the agency sector generating the best results. The corporate credit sector experienced some volatility over the period. This was due to negative credit events, rising oil prices and increased equity shareholder-friendly activity, such as share buybacks. Nevertheless, credit spreads ended the period modestly tighter. * Unlike the Fund’s total return, the Indices’ performance does not reflect any deduction for fees or expenses.

PORTFOLIO RESULTS Investment Objective The Fund seeks to generate return in excess of traditional money market products while maintaining an emphasis on preservation of capital and liquidity. It is important to note that the Fund is not a money market fund and its net asset value will fluctuate. Investment Strategies In seeking to meet the Fund’s objective, we diversify our exposure across high credit quality sectors. Although securities held in this portfolio may have maturities greater than one year, the portfolio duration can be hedged to approximate the interest rate sensitivity of the 9-month Treasury Bill by investing in floating rate debt and through the use of interest rate futures contracts. The Fund uses derivatives, including, but not limited to, Treasury futures, Eurodollar futures and swaps, primarily as a tool to manage interest rate exposure, volatility, term structure, convexity (the rate of change in the portfolio’s duration as yields change), and sector exposure. The Fund may also use derivatives to express our interest rate outlook. We believe that using derivatives, including both futures and swaps, in the portfolio has been an effective portfolio management tool. Futures have been efficiently employed to hedge duration (interest rate sensitivity) drift that may occur due to the passage of time, or changing interest rates. In addition, futures allowed us to optimize security selection by giving us the flexibility to select the most attractive securities for the portfolio, regardless of the securities’ maturity/duration. Finally, futures and swaps were important tools in implementing certain interest rate and spread views. Portfolio Composition The Fund targets a duration of nine months, with diversified holdings in high credit quality sectors including U.S. Treasuries, agency, corporate, asset-backed, and money market instruments. The Fund invests in securities with a minimum credit quality of “A” by a Nationally Recognized Statistical Rating Organization (“NRSRO”) at the time of purchase or, if unrated, determined by the investment adviser to be of comparable quality. The Fund was defensively positioned for much of the reporting period, maintaining a short duration position relative to the Index, due to our belief that rates would move higher. The Fund continued to emphasize shorter-term, higher credit securities that we believed had the potential to enhance results, including high quality, short duration asset-backed securities and corporates, as well as agency debentures. We tactically adjusted the Fund’s exposures to take advantage of changing relative valuations over the period. For example, as valuations

PORTFOLIO RESULTS in the asset-backed market moved to what we consider to be fair value, we trimmed the Fund’s exposure to the sector in favor of more attractive opportunities within the quasi-government market. At the end of the fiscal year, the Fund’s largest sector weights were in agency debentures, followed by corporate bonds and asset-backed securities. Portfolio Highlights Asset-Backed Securities — 19.2% on October 31, 2004 and 9.0% on October 31, 2005. Corporates — 40.9% on October 31, 2004 and 37.3% on October 31, 2005. Quasi-Governments — 40.1% on October 31, 2004 and 48.5% on October 31, 2005. We thank you for your investment and look forward to your continued confidence. Goldman Sachs U.S. Fixed Income Management Team November 15, 2005

FUND BASICS

Enhanced Income Fund

as of October 31, 2005

Assets Under Management

$369.6 Million

NASDAQ SYMBOLS

Class A Shares

GEIAX

Institutional Shares

GEIIX

Administration Shares

GEADX

PERFORMANCE REVIEW

November 1, 2004–October 31, 2005	Fund Total Return (based on NAV)[1]	Six-Month U.S. Treasury Bill Index[2]	One-Year U.S. Treasury Note Index[2]	30-Day Standardized Yield[3]
Class A	1.88%	2.61%	1.64%	3.64%
Institutional	2.28	2.61	1.64	4.07
Administration	1.92	2.61	1.64	3.75

[1] The net asset value (NAV) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund's performance assumes the reinvestment of dividends and other distributions. The Fund's performance does not reflect the deduction of taxes or any applicable sales charges.

[2] The Six-Month U.S. Treasury Bill Index and One-Year U.S. Treasury Note Index, unmanaged indices as reported by Merrill Lynch, do not reflect any deduction for fees, expenses or taxes. It is not possible to invest directly in an unmanaged index.

[3] The 30-Day Standardized Yield of the Fund is calculated by dividing the net investment income per share (as defined by securities industry regulations) earned by the Fund over a 30-day period (ending on the stated month-end date) by the maximum public offering price per share of the Fund on the last day of the period. This number is then annualized. This yield does not necessarily reflect income actually earned and distributed by the Fund and, therefore, may not be correlated with the dividends or other distributions paid to shareholders.

STANDARDIZED TOTAL RETURNS[4]

For the period ended 9/30/05	One Year	Five Years	Since Inception	Inception Date
Class A	0.32%	2.71%	2.85%	8/2/00
Institutional	2.15	3.39	3.51	8/2/00
Administration	1.90	3.15	3.27	8/2/00

[4] **The Standardized Total Returns are average annual total returns as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 1.5% for Class A Shares. Because Institutional and Administration Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns.**

The returns represent past performance. Past performance does not guarantee future results. The Fund's investment return and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted above. Please visit our Web site at: www.gs.com/funds to obtain the most recent month-end returns. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

6

FUND BASICS SECTORAL LOCATION AS OF 10/31/05 5 Percentage of Portfolio 5 The percentage shown for each investment sector reflects the value of investments in that sector as a percentage of total market value. Short-term investments include repurchase agreements. 6 “Quasi-governments” include agency securities offered by companies such as Fannie Mae and Freddie Mac, which operate under a government charter. While they have to report to a government regulator, their assets aren’t explicitly guaranteed by the government and they otherwise operate like any other publicly traded company.

PORTFOLIO RESULTS Ultra-Short Duration Government Fund Dear Shareholder: This report provides an overview on the performance of the Goldman Sachs Ultra-Short Duration Government Fund during the one-year reporting period that ended October 31, 2005. Performance Review Over the one-year period that ended October 31, 2005, the Fund’s Class A, Institutional, and Service Shares generated cumulative total returns, without sales charges, of 1.98%, 2.49% and 1.97%, respectively. These returns compare to the 2.61% and 1.64% cumulative total returns of the Fund’s benchmarks, the Six-Month U.S. Treasury Bill Index and the One-Year U.S. Treasury Note Index, respectively, over the same time period.* The primary drivers of performance over the period were sub-sector and security selection strategies within the collateralized sectors. In particular, the Fund’s exposure to collateralized sectors and agencies enhanced returns over the reporting period. Within mortgages, we focused on securities with less sensitivity to changes in volatility. In particular, we favored 15-year pass-throughs, premium 30-year pass-throughs, adjustable-rate mortgages (ARMs), and shorter duration collateralized mortgage obligations (CMOs). These relative value plays contributed to our excess return from mortgage security selection. Within asset-backed securities, a preference for home equity floating rate securities modestly enhanced returns. Agency debentures also contributed to results. Higher interest rates at the front end of the yield curve were a drag on the Fund’s total return and relative performance versus the Six-Month Treasury Bill Index. The Fund held a short duration position in anticipation of higher interest rates. This strategy helped enhance results relative to the One-Year Treasury Note Index. Market Review The U.S. Treasury yield curve flattened dramatically over the reporting period as yields at the short to intermediate part of the curve rose, while yields at the longer end of the curve modestly rallied. The primary driver of higher short-term interest rates over the reporting period were the Federal Reserve Board’s eight 25 basis point rate increases that brought the federal funds rate to 3.75% at the close of the period. For much of the fiscal year, mixed economic data and record-high oil prices kept yields at the longer end of the curve from rising. However, at the end of the period, intensified inflation concerns exerted upward pressure on yields further out on the curve. Within investment grade sectors, higher quality asset classes outperformed, with the agency sector generating the best results. Mortgages ended the fiscal year flat to slightly ahead of Treasuries, despite meaningful losses and spread widening in 2005. Investment Objective The Fund seeks a high level of current income, consistent with low volatility of principal. * Unlike the Fund’s total return, the Indices’ performance does not reflect any deduction for fees or expenses.

PORTFOLIO RESULTS Investment Strategies The Fund seeks to meet its objective by investing at least 80% of its net assets in U.S. government securities including securities representing an interest in or collateralized by adjustable rate and fixed rate mortgage loans. The Fund uses derivatives, including, but not limited to, Treasury futures, Eurodollar futures and swaps, primarily as a tool to manage interest rate exposure, volatility, term structure, convexity (the rate of change in the portfolio’s duration as yields change), and sector exposure. The Fund may also use derivatives to express our interest rate outlook. We believe that using derivatives, including both futures and swaps, in the portfolio has been an effective portfolio management tool. Futures have been efficiently employed to hedge duration (interest rate sensitivity) drift that may occur due to the passage of time, changing interest rates or changing mortgage durations. In addition, futures allowed us to optimize security selection by giving us the flexibility to select the most attractive securities for the portfolio, regardless of the securities’ maturity/duration. Finally, futures and swaps were important tools in implementing certain interest rate and spread views. Portfolio Composition Over the period, the Fund continued to focus on security selection and sub-sector strategies to enhance results. Within mortgages, we took advantage of opportunities to add value in security-specific trades and capitalize on changing relative valuations. We decreased the Fund’s bias to home equity asset-backed securities, as valuations within the sector became less compelling. We increased the allocation to quasi-governments, namely agency debentures, to take advantage of value within specific securities. Within mortgages, the Fund’s primary exposures were to ARMs, CMOs, and pass-through sub-sectors. We positioned the Fund defensively for much of the period, maintaining a short duration position relative to the Index. This was due to our belief that interest rates would move higher. Portfolio Highlights Asset-Backed Securities — 10.5% on October 31, 2004 and 4.0% on October 31, 2005. Mortgage-Backed Securities — 63.2% on October 31, 2004 and 67.4% on October 31, 2005. Governments — 1.9% on October 31, 2004 and 4.2% on October 31, 2005. Quasi-Governments — 14.8% on October 31, 2004 and 24.4% on October 31, 2005. We thank you for your investment and look forward to your continued confidence. Goldman Sachs U.S. Fixed Income Investment Management Team November 15, 2005

FUND BASICS Ultra-Short Duration Government Fund as of October 31, 2005 Assets Under Management $247 817.8 5 Million NASDAQ SYMBOLS Class A Shares GSAMX Institutional Shares GSARX Service Shares GSASX PERFORMANCE REVIEW Six-Month One-Year November 1, 2004— Fund Total Return U.S. Treasury U.S. Treasury 30-Day Standardized October 31, 2005 (based on NAV)1 Bill Index2 Note Index2 Yield3 Class A 1.98% 2.61% 1.64% 2.65% Institutional 2.49 2.61 1.64 3.06 Service 1.97 2.61 1.64 2.56 1 The net asset value (NAV) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund’s performance assumes the reinvestment of dividends and other distributions. The Fund’s performance does not reflect the deduction of taxes or any applicable sales charges. 2 The Six-Month U.S. Treasury Bill Index and One-Year U.S. Treasury Note Index, unmanaged indices as reported by Merrill Lynch, do not reflect any deduction for fees, expenses or taxes. It is not possible to invest directly in an unmanaged index. 3 The 30-Day Standardized Yield of the Fund is calculated by dividing the net investment income per share (as defined by securities industry regulations) earned by the Fund over a 30-day period (ending on the stated month-end date) by the maximum public offering price per share of the Fund on the last day of the period. This number is then annualized. This yield does not necessarily reflect income actually earned and distributed by the Fund and, therefore, may not be correlated with the dividends or other distributions paid to shareholders. STANDARDIZED TOTAL RETURNS 4 For the period ended 9/30/05 One Year Five Years Ten Years Since Inception Inception Date Class A 0.44% 2.86% 4.07% 4.14% 5/15/95 Institutional 2.23 3.56 4.62 4.70 7/17/91 Service 1.72 3.10 N/A 3.76 3/27/97 4 The Standardized Total Returns are average annual total returns as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 1.5% for Class A Shares. Because Institutional and Service Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns. The returns represent past performance. Past performance does not guarantee future results. The Fund’s investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted above. Please visit our Web site at: www.gs.com/funds to obtain the most recent month-end returns. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

FUNDBASICS SECTORAL LOCATION AS OF 10/31/05 5 Percentage of Portfolio 5 The percentage shown for each investment sector reflects the value of investments in that sector as a percentage of total market value. 6 “Quasi-governments” include agency securities offered by companies such as Fannie Mae and Freddie Mac, which operate under a government charter. While they have to report to a government regulator, their assets aren’t explicitly guaranteed by the government and they otherwise operate like any other publicly traded company.

PORTFOLIO RESULTS Short Duration Government Fund Dear Shareholder: This report provides an overview on the performance of the Goldman Sachs Short Duration Government Fund during the one-year reporting period that ended October 31, 2005. Performance Review Over the one-year period that ended October 31, 2005, the Fund’s Class A, B, C, Institutional and Service Shares generated cumulative total returns, without sales charges, of 0.50%, -0.10%, -0.35%, 0.89% and 0.39%, respectively. These returns compare to the 0.43% cumulative total return of the Fund’s benchmark, the Two-Year U.S. Treasury Note Index, over the same time period.* The primary drivers of performance over the period were sector and security selection strategies. Class B, C and Service Shares were impacted by the same strategies, however, unlike Class A and Institutional Shares, they did not outperform the benchmark due to higher expenses. The Fund’s continued emphasis on government-issued sectors, such as agency debentures and mortgage-backed securities (“MBS”), contributed positively to returns over the period. Within mortgages, we focused on securities with less sensitivity to changes in volatility. In particular, our security selection in 15-year pass-throughs, premium 30-year pass-throughs, adjustable rate mortgages (“ARMs”), and shorter duration collateralized mortgage obligations (“CMOs”) contributed to returns. Higher interest rates were a drag on the Fund’s total return. Short-term interest rates rose in response to increased concerns over inflationary pressures and expectations of continued, and possibly accelerated, Federal Reserve Board tightening. The Fund accordingly held a short duration position in anticipation of higher interest rates and this strategy helped enhance results relative to the Index. Market Review The U.S. Treasury yield curve flattened dramatically over the reporting period as yields at the short to intermediate part of the curve rose, while yields at the longer end of the curve modestly rallied. The primary driver of higher short-term interest rates over the reporting period were the Federal Reserve Board’s eight 25 basis point rate increases that brought the federal funds rate to 3.75% at the close of the period. For much of the fiscal year, mixed economic data and record-high oil prices kept yields at the longer end of the curve from rising. However, at the end of the period, intensified inflation concerns exerted upward pressure on yields further out on the curve. Within investment grade sectors, higher quality asset classes outperformed, with the agency sector generating the best results. Mortgages ended the fiscal year flat to slightly ahead of Treasuries, despite meaningful losses and spread widening in 2005. Investment Objective The Fund seeks a high level of current income and may also consider the potential for capital appreciation. * Unlike the Fund’s total return, the Indices’ performance does not reflect any deduction for fees or expenses.

PORTFOLIO RESULTS Investment Strategies In seeking to meet its objective, the Fund invests in a diversified portfolio of U.S. government securities. The Fund uses derivatives, including, but not limited to, Treasury futures, Eurodollar futures and swaps, primarily as a tool to manage interest rate exposure, volatility, term structure, convexity (the rate of change in the portfolio’s duration as yields change) and sector exposure. The Fund may also use derivatives to express our interest rate outlook. We believe that using derivatives, including both futures and swaps, in the portfolio has been an effective portfolio management tool. Futures have been efficiently employed to hedge duration (interest rate sensitivity) drift that may occur due to the passage of time, changing interest rates or changing mortgage durations. In addition, futures allowed us to optimize security selection by giving us the flexibility to select the most attractive securities for the portfolio, regardless of the securities’ maturity/duration. Finally, futures and swaps were important tools in implementing certain interest rate and spread views. Portfolio Composition Over the period, the Fund continued to focus on security selection and sub-sector strategies to enhance results. Within mortgages, the Fund’s primary exposures were to the ARMs, CMOs, and pass-through sub-sectors. We tactically adjusted the Fund’s exposures to take advantage of changing relative opportunities within the market. For example, we decreased the Fund’s exposure to fixed-rate pass-throughs and government securities in favor of more attractive valuations within quasi-governments. We positioned the Fund defensively for much of the period and maintained a short duration position relative to the Index. This was due to our belief that interest rates would move higher. Portfolio Highlights Mortgage-Backed Securities— 62.2% on October 31, 2004 and 44.2% on October 31, 2005. Governments — 10.3% on October 31, 2004 and 4.8% on October 31, 2005. Quasi-Governments — 23.6% on October 31, 2004 and 45.4% on October 31, 2005. We thank you for your investment and look forward to your continued confidence. Goldman Sachs U.S. Fixed Income Investment Management Team November 15, 2005

FUND BASICS Short Duration Government Fund as of October 31, 2005 Assets Under Management $938 179.5 4 Million NASDAQ SYMBOLS Class A Shares GSSDX Class B Shares GSDGX Class C Shares GSDCX Institutional Shares GSTGX Service Shares GSDSX PERFORMANCE REVIEW November 1, 2004— Fund Total Return Two-Year U.S. 30-Day October 31, 2005 (based on NAV)1 Treasury Note Index2 Standardized Yield3 Class A 0.50% 0.43% 3.06% Class B -0.10 0.43 2.53 Class C -0.35 0.43 2.38 Institutional 0.89 0.43 3.49 Service 0.39 0.43 3.00 1 The net asset value (NAV) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund’s performance assumes the reinvestment of dividends and other distributions. The Fund’s performance does not reflect the deduction of taxes or any applicable sales charges. 2 The Two-Year U.S. Treasury Note Index, an unmanaged index as reported by Merrill Lynch, does not reflect any deduction for fees, expenses or taxes. It is not possible to invest directly in an unmanaged index. 3 The 30-Day Standardized Yield of the Fund is calculated by dividing the net investment income per share (as defined by securities industry regulations) earned by the Fund over a 30-day period (ending on the stated month-end date) by the maximum public offering price per share of the Fund on the last day of the period. This number is then annualized. This yield does not necessarily reflect income actually earned and distributed by the Fund and, therefore, may not be correlated with the dividends or other distributions paid to shareholders. STANDARDIZED TOTAL RETURNS 4 For the period ended 9/30/05 One Year Five Years Ten Years Since Inception Inception Date Class A -1.11% 3.97% N/A 4.44% 5/1/97 Class B -1.71 3.78 N/A 4.07 5/1/97 Class C -0.95 3.59 N/A 3.72 8/15/97 Institutional 1.19 4.79 5.31% 6.12 8/15/88 Service 0.69 4.27 N/A 4.77 4/10/96 4 The Standardized Total Returns are average annual total returns as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 2% for Class A Shares, the assumed contingent deferred sales charge for Class B Shares (2% maximum declining to 0% after three years) and the assumed contingent deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Because Institutional and Service Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns. The returns represent past performance. Past performance does not guarantee future results. The Fund’s investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted above. Please visit our Web site at: www.gs.com/funds to obtain the most recent month-end returns. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

FUND BASICS SECTORAL LOCATION AS OF 10/31/05 5 Percentage of Portfolio 5 The percentage shown for each investment sector reflects the value of investments in that sector as a percentage of total market value. Short-term investments include repurchase agreements. 6 “Quasi-governments” include agency securities offered by companies such as Fannie Mae and Freddie Mac, which operate under a government charter. While they have to report to a government regulator, their assets aren’t explicitly guaranteed by the government and they otherwise operate like any other publicly traded company.

PORTFOLIO RESULTS Government Income Fund Dear Shareholder: This report provides an overview on the performance of the Goldman Sachs Government Income Fund during the one-year reporting period that ended October 31, 2005. Performance Review Over the one-year period that ended October 31, 2005, the Fund’s Class A, B, C, Institutional and Service Shares generated cumulative total returns, without sales charges, of 0.80%, 0.04%, 0.11%, 1.26% and 0.69%, respectively. These returns compare to the 1.34% cumulative total return of the Fund’s benchmark, the Lehman Brothers Government/Mortgage Index, over the same time period.* The Fund underperformed its benchmark during the fiscal year, primarily due to its underweight position in mortgage-backed security pass-throughs. The Fund maintained an underweight exposure to mortgages based on our evaluation of the prospects for the sector. In particular, we felt that negative fundamentals, including low spreads, warranted a reduction in mortgage risk in the Fund. This strategy detracted from returns overall as mortgage pass-throughs meaningfully outperformed Treasuries at the end of 2004, as well as the second calender quarter of 2005. Even if this was not enough to offset the underperformance from the prior periods, the Fund’s mortgage underweight enhanced results during the last four months of the fiscal year as pass-throughs significantly underperformed. The Fund’s holdings in out-of-Index collateralized mortgage obligations (“CMOs”), adjustable-rate mortgages (“ARMs”), and our selective use of mortgage-backed securities (“MBS”) derivatives helped enhance results. Selection of home equity floating rate asset-backed securities, as well as agency debentures also contributed to performance. Although higher interest rates were a drag on total returns, the Fund’s short duration position relative to the Index benefited returns. Market Review The U.S. Treasury yield curve flattened dramatically over the reporting period as yields at the short to intermediate part of the curve rose, while yields at the longer end of the curve modestly rallied. The primary driver of higher short-term interest rates over the reporting period were the Federal Reserve Board’s eight 25 basis point rate increases that brought the federal funds rate to 3.75% at the close of the period. For much of the fiscal year, mixed economic data and record-high oil prices kept yields at the longer end of the curve from rising. However, at the end of the period, intensified inflation concerns exerted upward pressure on yields further out on the curve. Within investment grade sectors, higher quality asset classes outperformed, with the agency sector generating the best results. Mortgages ended the fiscal year flat to slightly ahead of Treasuries, despite meaningful losses and spread widening in 2005. * Unlike the Fund’s total return, the Index’s performance does not reflect any deduction for fees or expenses.

PORTFOLIO RESULTS Investment Objective The Fund seeks a high level of current income, consistent with safety of principal. Investment Strategies The Fund seeks to meet its objective by investing at least 80% of its net assets in U.S. government securities and in repurchase agreements collateralized by these securities, and in other securities of the highest credit quality. The Fund uses derivatives, including, but not limited to, Treasury futures, Eurodollar futures and swaps, primarily, as a tool to manage interest rate exposure, volatility, term structure, convexity (the rate of change in the portfolio’s duration as yields change), and sector exposure. The Fund may also use derivatives to express our interest rate outlook. We believe that using derivatives, including both futures and swaps, in the portfolio has been an effective portfolio management tool. Futures have been efficiently employed to hedge duration (interest rate sensitivity) drift that may occur due to the passage of time, changing interest rates or changing mortgage durations. In addition, futures allowed us to optimize security selection by giving us the flexibility to select the most attractive securities for the portfolio, regardless of the securities maturity/duration. Finally, futures and swaps were important tools in implementing certain interest rate and spread views. Portfolio Composition Over the period, the Fund’s investment strategy continued to focus on sectors and securities that we believed would generate a competitive total rate of return relative to the benchmark. We tactically adjusted the Fund’s exposures to take advantage of changing relative opportunities within the market. For example, over the period we decreased the Fund’s asset-backed exposure in favor of mortgage-backed and quasi-government securities which we felt offered more compelling relative values. Within mortgages, we took advantage of opportunities to add value in security-specific trades. We increased the Fund’s exposure to fixed-rate pass-throughs and maintained a meaningful exposure to ARMs. At the end of the reporting period, the Fund’s largest sector weights were in mortgage-backed securities, followed by quasi-government and government securities. During the period, we positioned the Fund defensively, maintaining a short duration position relative to the Index. This was due to our belief that interest rates would move higher.

PORTFOLIO RESULTS Portfolio Highlights Asset-Backed Securities — 11.5% on October 31, 2004 and 3.8% on October 31, 2005. Governments — 16.1% on October 31, 2004 and 11.4% on October 31, 2005. Mortgage-Backed Securities — 36.8% on October 31, 2004 and 41.9% on October 31, 2005. Quasi-Governments — 13.3% on October 31, 2004 and 21.0% on October 31, 2005. We thank you for your investment and look forward to your continued confidence. Goldman Sachs U.S. Fixed Income Investment Management Team November 15, 2005

FUND BASICS

Government Income Fund

as of October 31, 2005

Assets Under Management

$850.5 Million

NASDAQ SYMBOLS

Class A Shares

GSGOX

Class B Shares

GSOBX

Class C Shares

GSOCX

Institutional Shares

GSOIX

Service Shares

GSOSX

PERFORMANCE REVIEW

November 1, 2004–October 31, 2005	Fund Total Return (based on NAV)[1]	Lehman Govt./Mortgage Index[2]	30-Day Standardized Yield[3]
Class A	0.80%	1.34%	3.32%
Class B	0.04	1.34	2.72
Class C	0.11	1.34	2.72
Institutional	1.26	1.34	3.86
Service	0.69	1.34	3.35

[1] The net asset value (NAV) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund's performance assumes the reinvestment of dividends and other distributions. The Fund's performance does not reflect the deduction of any applicable sales charges.

[2] The Lehman Brothers Government/Mortgage Index, an unmanaged index, does not reflect any deduction for fees, expenses or taxes. It is not possible to invest directly in an unmanaged index.

[3] The 30-Day Standardized Yield of the Fund is calculated by dividing the net investment income per share (as defined by securities industry regulations) earned by the Fund over a 30-day period (ending on the stated month-end date) by the maximum public offering price per share of the Fund on the last day of the period. This number is then annualized. This yield does not necessarily reflect income actually earned and distributed by the Fund and, therefore, may not be correlated with the dividends or other distributions paid to shareholders.

STANDARDIZED TOTAL RETURNS[4]

For the period ended 9/30/05	One Year	Five Years	Ten Years	Since Inception	Inception Date
Class A	-2.51%	4.98%	5.53%	5.80%	2/10/93
Class B	-3.77	4.75	N/A	5.41	5/1/96
Class C	0.28	5.15	N/A	5.03	8/15/97
Institutional	2.53	6.38	N/A	6.22	8/15/97
Service	1.95	5.84	5.91[5]	6.09[5]	2/10/93

[4] **The Standardized Total Returns are average annual total returns as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 4.5% for Class A Shares, the assumed contingent deferred sales charge for Class B Shares (5% maximum declining to 0% after six years), and the assumed contingent deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Because Institutional and Service Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns.**

[5] Performance data for Service Shares prior to 8/15/97 (commencement of operations) is that of Class A Shares (excluding the impact of front-end sales charges applicable to Class A Shares since Service Shares are not subject to any sales charges). Performance of Class A Shares in the Fund reflects the expenses applicable to the Fund's Class A Shares. The fees applicable to Service Shares are different from those applicable to Class A Shares which impact performance ratings and rankings for a class of shares.

The returns represent past performance. Past performance does not guarantee future results. The Fund's investment return and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted above. Please visit our Web site at: www.gs.com/funds to obtain the most recent month-end returns. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

19

FUND BASICS SECTORAL LOCATION AS OF 10/31/05 6 Percentage of Portfolio 6 The percentage shown for each investment sector reflects the value of investments in that sector as a percentage of total market value. Short-term investments include repurchase agreements. 7 “Quasi-governments” include agency securities offered by companies such as Fannie Mae and Freddie Mac, which operate under a government charter. While they have to report to a government regulator, their assets aren’t explicitly guaranteed by the government and they otherwise operate like any other publicly traded company.

PORTFOLIO RESULTS U.S. Mortgages Fund Dear Shareholder, This report provides an overview on the performance of the Goldman Sachs U.S. Mortgages Fund during the one-year reporting period that ended October 31, 2005. Performance Review Over the one-year period that ended October 31, 2005, the Fund’s Class A, Institutional and Separate Account Institutional Shares generated cumulative total returns, without sales charges, of 1.00%, 1.49% and 1.54%, respectively. These returns compare to the 1.61% cumulative total return of the Fund’s benchmark, the Lehman Brothers Securitized Index, over the same time period.* The Fund underperformed its benchmark over the reporting period, due primarily to its underweight position in mortgage-backed security pass-throughs at the end of 2004 as they outperformed the market during this period. By the end of the first calendar quarter of 2005, pass-throughs gave back some of their returns, however the Fund’s underweight detracted from overall returns during the fiscal year. The Fund’s holdings in out-of-Index collateralized mortgage obligations (“CMOs”) and adjustable-rate mortgages (“ARMs”) slightly mitigated the negative effect of the pass-through underweight. A recent bias toward 15-year and premium 30-year pass-throughs benefited the Fund’s returns, as these securities have been less sensitive to volatility in the market. Market Review Mortgages ended the reporting period flat to slightly ahead of equal duration Treasuries, despite meaningful losses and spread widening in 2005. After a strong start to 2005, mortgage spreads widened in response to comments from the Federal Reserve Board regarding interest rates. The sector rebounded by the end of March 2005, but underperformed again in the third calender quarter, and later experienced one of its worst months of performance in history during October. Over the period, mortgage volatility declined and was well below its long-term average. Investment Objective The Fund seeks a high level of total return consisting of income and capital appreciation. Investment Strategies In seeking to meet the Fund’s investment objective, we invest at least 80% of its net assets in fixed income securities, including U.S. government and collateralized securities. Collateralized securities may include fixed rate pass-throughs, CMOs, ARMs, mortgage derivatives, and asset-backed securities (“ABS”). To the extent we find them effective instruments to manage the duration of the portfolio, the Fund may employ the use of derivatives, including Treasury futures, swaps and Eurodollar futures contracts. * Unlike the Fund’s total return, the Index’s performance does not reflect any deduction for fees or expenses.

PORTFOLIO RESULTS We believe that using derivatives, including both futures and swaps, in the portfolio has been an effective portfolio management tool. Futures have been efficiently employed to hedge duration (interest rate sensitivity) drift that may occur due to the passage of time, changing interest rates or changing mortgage durations. In addition, futures allowed us to optimize security selection by giving us the flexibility to select the most attractive securities for the portfolio, regardless of the securities’ maturity/duration. Finally, futures and swaps were important tools in implementing certain interest rate and spread views. Portfolio Composition The Fund maintained a short duration position relative to its benchmark over most of the reporting period. Given its underweight position in mortgage pass-throughs, the Fund invested in other collateralized sectors, such as ARMs, CMOs, and ABS. We added to the Fund’s pass-through exposure in recent months, as we saw relative value opportunities during periods of spread widening. However, we continue to believe that pass-throughs have spread widening potential. Therefore, we remain cautious and slightly underweight versus the Index. We took profits and pared down the Fund’s exposure to ARMs during the period, as they began approaching what we considered to be their fair value. For similar reasons, we slightly reduced the Fund’s exposure to ABS. At the end of the reporting period, all of the Fund’s ABS exposure was concentrated in short-term, high quality securities, which we consider to be cash equivalents. Portfolio Highlights Mortgage-Backed — 80.2% on October 31, 2004 and 64.8% on October 31, 2005. Asset-Backed — 10.2% on October 31, 2004 and 6.5% on October 31, 2005. Governments — 3.5% on October 31, 2004 and 2.7% on October 31, 2005. We thank you for your investment and look forward to your continued confidence. Goldman Sachs Fixed Income Investment Management Team November 15, 2005

FUND BASICS U.S. Mortgages Fund as of October 31, 2005 Assets Under Management $469 179.8 4 Million NASDAQ SYMBOLS Class A Shares GSUAX GSSDX Institutional Shares GSDGX GSUIX Separate Account Institutional Shares GSUPX PERFORMANCE REVIEW November 1, 2004— Fund Total Return Lehman Brothers 30-Day October 31, 2005 (based on NAV)1 Securitized Index2 Standardized Yield3 Class A 1.00% 1.61% 3.45% Institutional 1.49 1.61 4.01 Separate Account Institutional 1.54 1.61 4.06 1 The net asset value (NAV) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund’s performance assumes the reinvestment of dividends and other distributions. The Fund’s performance does not reflect the deduction of any applicable sales charges. 2 The Lehman Brothers Securitized Index is an unmanaged composite of asset-backed securities, collateralized mortgage-backed securities and fixed rate mortgage-backed securities. The Index figures do not reflect any deduction for fees, expenses or taxes. It is not possible to invest directly in an unmanaged index. 3 The 30-Day Standardized Yield of the Fund is calculated by dividing the net investment income per share (as defined by securities industry regulations) earned by the Fund over a 30-day period (ending on the stated month-end date) by the maximum public offering price per share of the Fund on the last day of the period. This number is then annualized. This yield does not necessarily reflect income actually earned and distributed by the Fund and, therefore, may not be correlated with the dividends or other distributions paid to shareholders. STANDARDIZED TOTAL RETURNS For the period ended 9/30/05 One Year Since Inception Inception Date Class A -2.34% 1.30% 11/3/03 Institutional 2.78 4.26 11/3/03 Separate Account Institutional 2.83 4.26 11/3/03 4 The Standardized Total Returns are average annual total returns as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 4.5% for Class A Shares. Because Institutional and Separate Account Institutional Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns. The returns represent past performance. Past performance does not guarantee future results. The Fund’s investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted above. Please visit our Web site at: www.gs.com/funds to obtain the most recent month-end returns. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. SECTORAL LOCATION AS OF 10/31/05 5 Percentage of Portfolio 5 The percentage shown for each investment sector reflects the value of investments in that sector as a percentage of total market value. Short-term investments include repurchase agreements.

PORTFOLIO RESULTS Core Fixed Income Fund Dear Shareholder, This report provides an overview on the performance of the Goldman Sachs Core Fixed Income Fund during the one-year reporting period that ended October 31, 2005. Performance Review Over the one-year period that ended October 31, 2005, the Fund’s Class A, B, C, Institutional and Service Shares generated cumulative total returns, without sales charges, of 1.14%, 0.38%, 0.38%, 1.53% and 1.02%, respectively. These returns compare to the 1.13% cumulative total return of the Fund’s benchmark, the Lehman Brothers Aggregate Bond Index, over the same time period.* The Fund’s Class A and Institutional Class outperformance over the reporting period was driven largely by our top-down country strategy. In particular, a long Europe/short U.S. trade at the five- and ten-year areas enhanced results. The Fund’s short duration and term structure strategies also contributed to performance as rates sold off over the short and intermediate portions of the curve. Security selection within home equity asset-backed securities, mortgage pass-throughs, and corporate financial and industrial securities also strongly benefited returns. Additionally, preference for higher risk credits in 2005 added to returns as lower quality credits outperformed higher quality credits during the latter half of the period. In contrast, an underweight in the mortgage sector in the earlier part of the period detracted from results as they outperformed Treasuries in November and December 2004. Class B, C and Service Shares were impacted by the same strategies. However, they did not outperform the benchmark due to higher expenses. Market Review The U.S. Treasury yield curve continued to flatten over the fiscal year, as short and intermediate rates sold off while long-term rates rallied. This reaction was largely in response to strong economic data and continued Federal Reserve Board tightening. The Fed’s eight 25 basis point interest rate increases brought the federal funds rate to 3.75% at the close of the period. During the reporting period, the 10-year Treasury yield rose 48 basis points, ending the period at 4.55%. Mortgage spreads widened while credit and other investment grade sector spreads tightened versus Treasuries over the past 12 months. Investment Objective The Fund seeks a total return consisting of capital appreciation and income that exceeds the total return of the Lehman Brothers Aggregate Bond Index. * Unlike the Fund’s total return, the Index’s performance does not reflect any deduction for fees or expenses.

PORTFOLIO RESULTS Investment Strategies In seeking to meet the Fund’s investment objective, we invest at least 80% of its net assets in fixed income securities, including U.S. government, corporate securities, mortgage-backed securities, asset-backed securities and investment grade emerging market debt securities. In addition, to the extent we find them effective instruments to manage the overall duration of the portfolio, the Fund may employ the use of derivatives, including Treasury futures, swaps and Eurodollar futures contracts. We believe that using derivatives, including both futures and swaps, in the portfolio has been an effective portfolio management tool. Futures have been efficiently employed to hedge duration (interest rate sensitivity) drift that may occur due to the passage of time, changing interest rates or changing mortgage durations. In addition, futures allowed us to optimize security selection by giving us the flexibility to select the most attractive securities for the portfolio, regardless of the securities’ maturity/duration. Finally, futures and swaps were important tools in implementing certain interest rate and spread views. Portfolio Composition During the fiscal year, the Fund continued to hold a short duration position relative to the benchmark. At the beginning of the period, the Fund maintained a neutral position toward corporate bonds, as we felt the market had already discounted much of the credit quality improvements. However, the Fund shifted to an underweight exposure to the sector and held a bias toward lower quality credits beginning in 2005. This was due to our conviction that the lower quality segment was less susceptible to recent shareholder-friendly actions, such as share buybacks. The Fund held an underweight in the mortgage sector due to low spreads and low volatility. We have therefore focused on finding value in mortgages through security selection, favoring bonds with less exposure to volatility such as adjustable rate mortgages (“ARMs”), 15-year and premium 30-year pass-through securities, and select collateralized mortgage obligations. More recently, we have moved to a neutral position and continue to hold senior ARM floaters, as they provide insurance against negative developments in the housing market. Despite spread tightening, we held a preference for asset-backed securities via home equity floaters during the period. Select home equity floaters continue to seem attractive relative to other sectors, as their spreads have widened recently on heavy supply. We saw a fairly favorable environment and healthy developments in key credits within emerging markets over the reporting period. In particular, we focused on relative value across countries (i.e., Argentina and Mexico) but have slightly reduced the Fund exposure to the sector toward the end of the period.

GOLDMAN SACHS TAXABLE FIXED INCOME FUNDS Portfolio Highlights Asset-Backed Securities — 11.4% on October 31, 2004 and 5.6% on October 31, 2005. Corporates — 17.1% on October 31, 2004 and 13.8% on October 31, 2005. Emerging Market Debt — 0.4% on October 31, 2004 and 0.2% on October 31, 2005. Governments — 16.9% on October 31, 2004 and 12.7% on October 31, 2005. Mortgage-Backed Securities — 26.5% on October 31, 2004 and 41.1% on October 31, 2005. Quasi-Governments — 10.0% on October 31, 2004 and 14.0% on October 31, 2005. We thank you for your investment and look forward to your continued confidence. Goldman Sachs U.S. Fixed Income Investment Management Team November 15, 2005

FUND BASICS

Core Fixed Income Fund

as of October 31, 2005

Assets Under Management

$1.8 Billion

NASDAQ SYMBOLS

Class A Shares

GCFIX

Class B Shares

GCFBX

Class C Shares

GCFCX

Institutional Shares

GSFIX

Service Shares

GSCSX

PERFORMANCE REVIEW

November 1, 2004–October 31, 2005	Fund Total Return (based on NAV)[1]	Lehman Aggregate Bond Index[2]	30-Day Standardized Yield[3]
Class A	1.14%	1.13%	3.76%
Class B	0.38	1.13	3.19
Class C	0.38	1.13	3.19
Institutional	1.53	1.13	4.32
Service	1.02	1.13	3.81

[1] The net asset value (NAV) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund's performance assumes the reinvestment of dividends and other distributions. The Fund's performance does not reflect the deduction of any applicable sales charges.

[2] The Lehman Brothers Aggregate Bond Index represents an unmanaged diversified portfolio of fixed income securities, including U.S. Treasuries, investment-grade corporate bonds, and mortgage-backed and asset-backed securities. The Index figures do not reflect any deduction for fees, expenses or taxes. It is not possible to invest directly in an unmanaged index.

[3] The 30-Day Standardized Yield of the Fund is calculated by dividing the net investment income per share (as defined by securities industry regulations) earned by the Fund over a 30-day period (ending on the stated month-end date) by the maximum public offering price per share of the Fund on the last day of the period. This number is then annualized. This yield does not necessarily reflect income actually earned and distributed by the Fund and, therefore, may not be correlated with the dividends or other distributions paid to shareholders.

STANDARDIZED TOTAL RETURNS[4]

For the period ended 9/30/05	One Year	Five Years	Ten Years	Since Inception	Inception Date
Class A	-1.98%	5.59%	N/A	5.80%	5/1/97
Class B	-3.23	5.39	N/A	5.60	5/1/97
Class C	0.75	5.77	N/A	5.32	8/15/97
Institutional	3.03	7.01	6.65%	6.57	1/5/94
Service	2.52	6.48	N/A	6.21	3/13/96

[4] **The Standardized Total Returns are average annual total returns as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 4.5% for Class A Shares, the assumed contingent deferred sales charge for Class B Shares (5% maximum declining to 0% after six years) and the assumed contingent deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Because Institutional and Service Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns.**

The returns represent past performance. Past performance does not guarantee future results. The Fund's investment return and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted above. Please visit our Web site at: www.gs.com/funds to obtain the most recent month-end returns. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

27

FUND BASICS SECTORAL LOCATION AS OF 10/31/05 5 Percentage of Portfolio 5 The percentage shown for each investment sector reflects the value of investments in that sector as a percentage of total market value. Short-term investments include repurchase agreements. 6 “Quasi-governments” include agency securities offered by companies such as Fannie Mae and Freddie Mac, which operate under a government charter. While they have to report to a government regulator, their assets aren’t explicitly guaranteed by the government and they otherwise operate like any other publicly traded company.

PORTFOLIO RESULTS Investment Grade Credit Fund Dear Shareholder: This report provides an overview on the performance of the Goldman Sachs Investment Grade Credit Fund during the one-year reporting period that ended October 31, 2005. Performance Review Over the one-year period that ended October 31, 2005, the Fund’s Class A, Institutional and Separate Account Institutional Shares generated cumulative total returns, without sales charges, of 0.50%, 0.89%, and 1.04%, respectively. These returns compare to the 0.65% cumulative total return of the Fund’s benchmark, the Lehman Brothers U.S. Credit Index, over the same time period.* The Fund held a low credit quality bias over the period, which detracted from excess returns, as investors favored higher quality securities. This was due to rising interest rates, high commodity prices, and growing fears of inflation. However, the Fund’s industry exposures and security selection contributed meaningfully to excess returns over the period. Overweights to Insurance and Real Estate, and underweights to Consumer Products and Retail added to returns. Despite being underweight the Automotive industry for much of the period, security selection of automotive bonds contributed to excess returns, as the Fund held such securities through intermittent periods of price appreciation. Market Review The Lehman Brothers U.S. Credit Index returned 0.65% over the trailing 12-month period ended October 31, 2005, slightly underperforming Treasuries. Higher quality credits outperformed lower quality credits as investors flocked to safety in the face of rising interest rates, high commodity prices, and growing fears of inflation. Defensive sectors, such as Consumer Noncyclicals, Energy, and Insurance outperformed higher risk sectors, such as Consumer Cyclicals. Investment Objective The Fund seeks a high level total return consisting of capital appreciation and income that exceeds the total return of the Lehman Brothers U.S. Credit Index. Investment Strategies In seeking to meet the Fund’s investment objective, we invest at least 80% of its net assets in investment grade fixed income securities, primarily corporate securities. The Fund may also invest in U.S. government securities, mortgage-backed securities, asset-backed securities, emerging market securities and non-U.S. dollar securities. In addition, to the extent we find them effective instruments to manage the overall duration of the portfolio, the Fund may employ the use of derivatives, including Treasury futures, swaps and Eurodollar futures contracts. The Fund also makes use of currency forwards for the purpose of hedging all non-U.S. dollar exposure back to the base U.S. dollar currency. * Unlike the Fund’s total return, the Index’s performance does not reflect any deduction for fees or expenses.

PORTFOLIO RESULTS We believe that using derivatives, including both futures and swaps, in the portfolio has been an effective portfolio management tool. Futures have been efficiently employed to hedge duration (interest rate sensitivity) drift that may occur due to the passage of time, or changing interest rates. In addition, futures allowed us to optimize security selection by giving us the flexibility to select the most attractive securities for the portfolio, regardless of the securities’ maturity/duration. Finally, futures and swaps were important tools in implementing certain interest rate and spread views. Portfolio Composition From a credit quality perspective, the Fund held a bias in lower quality issues, reflected through an overweight to BBB rated bonds versus the benchmark. The Fund continues to hold this position on the belief that lower quality credits still have the potential to benefit from balance sheet deleveraging and, in turn, remain less susceptible to equity shareholder-friendly activities (such as stock repurchases and one-time dividend pay-outs, which adversely impact bond prices). The Fund had an overweight in the Insurance, Real Estate, Media-Cable industries, while holding underweights in Technology, Energy, Retail, and Consumer Products. Portfolio Highlights Banks — 21.2% on October 31, 2004 and 23.3% on October 31, 2005. Communications — 21.0% on October 31, 2004 and 12.8% on October 31, 2005. Insurance — 11.0% on October 31, 2004 and 10.9% on October 31, 2005. We thank you for your investment and look forward to your continued confidence. Goldman Sachs Fixed Income Investment Management Team November 15, 2005

FUND BASICS

Investment Grade Credit Fund

as of October 31, 2005

Assets Under Management

$199.5 Million

NASDAQ SYMBOLS

Class A Shares

GSGAX

Institutional Shares

GSGDX

Separate Account Institutional Shares

GSCPX

PERFORMANCE REVIEW

November 1, 2004–October 31, 2005	Fund Total Return (based on NAV)[1]	Lehman Brothers U.S. Credit Index[2]	30-Day Standardized Yield[3]
Class A	0.50%	0.65%	4.41%
Institutional	0.89	0.65	5.02
Separate Account Institutional	1.04	0.65	5.07

[1] The net asset value (NAV) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund's performance assumes the reinvestment of dividends and other distributions. The Fund's performance does not reflect the deduction of any applicable sales charges.

[2] The Lehman Brothers U.S. Credit Index is an unmanaged index which is unbundled into pure corporates (industrial, utility, and finance, including both U.S. and Non-U.S. corporations) and non-corporates (sovereign, supranational, foreign agencies, and foreign local governments). The Index figures do not reflect any deduction for fees, expenses or taxes. It is not possible to invest directly in an unmanaged index.

[3] The 30-Day Standardized Yield of the Fund is calculated by dividing the net investment income per share (as defined by securities industry regulations) earned by the Fund over a 30-day period (ending on the stated month-end date) by the maximum public offering price per share of the Fund on the last day of the period. This number is then annualized. This yield does not necessarily reflect income actually earned and distributed by the Fund and, therefore, may not be correlated with the dividends or other distributions paid to shareholders.

STANDARDIZED TOTAL RETURNS[4]

For the period ended 9/30/05	One Year	Since Inception	Inception Date
Class A	-2.16%	1.90%	11/3/03
Institutional	2.93	4.92	11/3/03
Separate Account Institutional	2.98	4.92	11/3/03

[4] **The Standardized Total Returns are average annual total returns as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 4.5% for Class A Shares. Because Institutional and Separate Account Institutional Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns.**

The returns represent past performance. Past performance does not guarantee future results. The Fund's investment return and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted above. Please visit our Web site at: www.gs.com/funds to obtain the most recent month-end returns. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

PORTFOLIO COMPOSITION AS OF 10/31/05[5]

Sector Allocation	
Corporates	92.9%
Short-term Investments	5.0
Governments	1.9
Emerging Market Debt	0.2

[5] The percentage shown for each investment sector reflects the value of investments in that sector as a percentage of total market value. Short-term investments include repurchase agreements.

31

FUND BASICS SECTORAL LOCATION AS OF 10/31/05 6 Percentage of Portfolio 6 The percentage shown for each investment sector reflects the value of investments in that sector as a percentage of total market value. Short-term investments include repurchase agreements.

GOLDMAN SACHS ENHANCED INCOME FUND

Performance Summary

October 31, 2005

The following graph shows the value, as of October 31, 2005, of a $10,000 investment made on August 2, 2000 (commencement of operations) in the Institutional Shares of the Goldman Sachs Enhanced Income Fund. For comparative purposes, the performance of the Fund’s benchmarks, the Six-Month U.S. Treasury Bill Index and One-Year U.S. Treasury Note Index (“Six-Month T-Bill Index/One-Year T-Note Index”), as well as the Lehman Brothers Mutual Fund Short (1-2) U.S. Government Index (“Lehman 1-2 Index”), is shown. This performance data represents past performance and should not be considered indicative of future performance, which will fluctuate with changes in market conditions. These performance fluctuations will cause an investor’s shares, when redeemed, to be worth more or less than their original cost. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance of Class A and Administration Shares will vary from Institutional Shares due to differences in fees and loads. In addition to the investment adviser’s decisions regarding issuer/ industry investment selection and allocation, other factors may affect Fund performance. These factors include, but are not limited to, Fund operating fees and expenses, portfolio turnover, and subscription and redemption cash flows affecting the Fund.

Enhanced Income Fund’s Lifetime Performance

Performance of a $10,000 Investment, Distributions Reinvested August 2, 2000 to October 31, 2005.

Average Annual Total Return through October 31, 2005	Since Inception	Five Years	One Year

Class A (commenced August 2, 2000)
Excluding sales charges	3.12%	2.94%	1.88%
Including sales charges	2.83%	2.63%	0.34%

Institutional Class (commenced August 2, 2000)	3.51%	3.33%	2.28%

Administration Class (commenced August 2, 2000)	3.24%	3.07%	1.92%

 GOLDMAN SACHS ENHANCED INCOME FUND

Statement of Investments

October 31, 2005

Principal	Interest	Maturity
Amount	Rate	Date	Value
Corporate Bonds – 37.3%

Banks – 6.4%
Credit Suisse First Boston New York(a)
$2,000,000	6.50%	05/01/2008	$2,071,906
Credit Suisse First Boston USA, Inc.
2,975,000	4.13	01/15/2010	2,866,837
Golden West Financial Corp.
3,200,000	5.50	08/08/2006	3,219,120
Nordea Bank Finland PLC
2,500,000	6.50	01/15/2006	2,511,322
Santander Financial Issuances
2,565,000	7.25	05/30/2006	2,600,854
Wachovia Corp.
3,009,000	7.50	07/15/2006	3,064,001
Washington Mutual, Inc.
1,985,000	7.50	08/15/2006	2,022,082
2,000,000	4.00	01/15/2009	1,933,530
Wells Fargo & Co.
3,325,000	6.75	10/01/2006	3,379,853

			$23,669,505

Brokerage – 1.9%
Lehman Brothers, Inc.
$2,100,000	7.63%	06/01/2006	$2,131,844
Morgan Stanley
5,000,000	4.00	01/15/2010	4,780,243

			$6,912,087

Electric(a) – 1.3%
Singapore Power Ltd.
$5,000,000	3.80%	10/22/2008	$4,851,520

Life Insurance(a) – 12.4%
Equitable Life Assurance Society
$7,080,000	6.95%	12/01/2005	$7,094,061
ING Security Life Institutional Funding
2,500,000	4.25	01/15/2010	2,425,343
Jackson National Life Insurance Co.
2,000,000	5.25	03/15/2007	2,008,194
Metropolitan Life Insurance Co.
16,290,000	7.00	11/01/2005	16,290,000
Monumental Global Funding
4,390,000	5.20	01/30/2007	4,396,058
Monumental Global Funding II
5,000,000	6.05	01/19/2006	5,016,250
Prudential Insurance Co.
8,450,000	6.38	07/23/2006	8,548,442

			$45,778,348

Noncaptive-Consumer – 6.0%
American General Finance Corp.
$10,000,000	4.50%	11/15/2007	$9,910,440
Countrywide Home Loans, Inc.(b)
5,500,000	4.35	06/02/2006	5,511,413
HSBC Finance Corp.
7,000,000	4.13	11/16/2009	6,742,361

			$22,164,214

Property/Casualty Insurance – 1.8%
ACE Ltd.
$6,487,000	6.00%	04/01/2007	$6,579,094

Wireless Telecommunications – 2.5%
Verizon Wireless Capital LLC
$9,250,000	5.38%	12/15/2006	$9,293,221

Wirelines Telecommunications – 5.0%
Alltel Corp.
$750,000	4.66%	05/17/2007	$746,348
Ameritech Capital Funding
375,000	6.25	05/18/2009	388,050
British Telecom PLC
13,000,000	7.63	12/15/2005	13,046,670
GTE California, Inc.
2,875,000	7.65	03/15/2007	2,950,143
SBC Communications, Inc.
1,375,000	4.13	09/15/2009	1,322,072

			$18,453,283

TOTAL CORPORATE BONDS
(Cost $138,671,979)			$137,701,272

Agency Debentures – 48.4%

Dexia Municipal Agency
$5,000,000	5.13%	09/11/2006	$5,015,580
Federal Farm Credit Bank
4,500,000	5.40	05/10/2006	4,522,680
6,500,000	6.60	07/07/2006	6,594,451
Federal Home Loan Bank
15,000,000	1.72	01/23/2006	14,912,700
10,000,000	3.02	05/23/2006	9,922,770
8,000,000	2.30 (b)	08/30/2006	7,856,888
12,000,000	3.73 (b)	12/13/2006	11,995,332
5,500,000	3.80	12/29/2006	5,450,979
6,600,000	3.50	01/18/2007	6,517,084
5,100,000	3.63	02/16/2007	5,034,414
Federal Home Loan Mortgage Corp.
10,628,000	0.00 (c)	01/15/2006	10,539,894
8,800,000	2.14	02/24/2006	8,741,207
6,550,000	6.75	05/30/2006	6,635,884
11,725,000	2.50	08/24/2006	11,538,092
3,700,000	2.50	09/29/2006	3,631,898
4,000,000	2.88	10/20/2006	3,934,728
4,000,000	3.84 (b)	12/27/2006	3,998,632
11,628,000	0.00 (c)	01/15/2007	11,010,239
7,746,000	3.10	03/20/2007	7,592,699
Federal National Mortgage Association
4,000,000	5.50	02/15/2006	4,013,360
4,000,000	3.79 (b)	12/22/2006	3,998,576
14,750,000	2.65	02/23/2007	14,384,082
Financing Corp. (FICO) Strip(c)
3,073,000	0.00	04/05/2006	3,017,898

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS ENHANCED INCOME FUND

Principal	Interest	Maturity
Amount	Rate	Date	Value
Agency Debentures – (continued)

Government Loan Trust(c)
$7,644,000	0.00%	04/01/2007	$7,173,588
Inter-American Development Bank
1,000,000	6.25	04/15/2006	1,008,297

TOTAL AGENCY DEBENTURES
(Cost $180,176,112)			$179,041,952

Asset-Backed Securities – 9.0%

Autos – 2.7%
Honda Auto Receivables Owner Trust Series 2005-4 Class A2
$10,000,000	4.32%	01/21/2008	$9,967,344

Equipment – 0.9%
Ikon Receivables LLC Series 2003-1, Class A3B
$3,391,928	2.33%	12/17/2007	$3,375,295

Lease(a) – 5.4%
AESOP Funding II LLC Series 2003-3A, Class A1
$20,000,000	2.75%	07/20/2007	$19,832,600

TOTAL ASSET-BACKED SECURITIES
(Cost $33,388,731)			$33,175,239

TOTAL INVESTMENTS BEFORE REPURCHASE AGREEMENT – 94.7%
(Cost $352,236,822)			$349,918,463

Repurchase Agreement(d) – 5.2%

Joint Repurchase Agreement Account II
$19,400,000	4.03%	11/01/2005	$19,400,000
Maturity Value: $19,402,173
(Cost $19,400,000)

TOTAL INVESTMENTS – 99.9%
(Cost $371,636,822)			$369,318,463

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.

(a)	Securities are exempt from registration under Rule 144A of the Securities Act of 1933. Under procedures approved by the Board of Trustees, such securities have been determined to be liquid by the Investment Adviser and may be resold, normally to qualified institutional buyers in transactions exempt from registration. Total market value of Rule 144A securities amounts to $72,534,374, which represents approximately 19.6% of net assets as of October 31, 2005.

(b)	Variable rate security. Interest rate disclosed is that which is in effect at October 31, 2005.

(c)	Security issued with a zero coupon. Income is recognized through the accretion of discount.

(d)	Joint repurchase agreement was entered into on October 31, 2005. Additional information appears on page 85.

Investment Abbreviations:
LIBOR	—	London Interbank Offered Rate

The accompanying notes are an integral part of these financial statements.

 GOLDMAN SACHS ENHANCED INCOME FUND

Statement of Investments (continued)
October 31, 2005

ADDITIONAL INVESTMENT INFORMATION

FUTURES CONTRACTS — At October 31, 2005, the following futures contracts were open as follows:

	Number of
	Contracts	Settlement	Market	Unrealized
Type	Long/(Short)	Month	Value	Gain (Loss)

Eurodollars	278	December 2005	$66,386,400	$(247,792)
Eurodollars	91	March 2006	21,672,788	(135,607)
Eurodollars	20	June 2006	4,758,750	(17,318)
Eurodollars	(45)	December 2006	(10,705,500)	65,103
U.S. Treasury Bonds	(11)	December 2005	(1,231,656)	30,219
2 Year U.S. Treasury Notes	4	December 2005	820,813	(8,374)
5 Year U.S. Treasury Notes	(206)	December 2005	(21,813,469)	139,397

TOTAL			$59,888,126	$(174,372)

SWAP CONTRACTS — At October 31, 2005, the Fund had an outstanding swap contract with the following terms:

Rate Type

		Notional		Payments	Payments
	Swap	Amount	Termination	received by	made by	Unrealized
Swap Type	Counterparty	(000s)	Date	the Fund	the Fund	Gain

Interest Rate	Banc of America Securities LLC	$63,000	06/27/2007	3 month LIBOR Floating	3.98%	$162,732

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS ULTRA-SHORT DURATION GOVERNMENT FUND

Performance Summary

October 31, 2005

The following graph shows the value, as of October 31, 2005, of a $10,000 investment made on August 1, 1991 in the Institutional Shares of the Goldman Sachs Ultra-Short Duration Government Fund. For comparative purposes, the performance of the Fund’s benchmarks, the Six-Month U.S. Treasury Bill Index and One-Year U.S. Treasury Note Index (“Six-Month T-Bill Index/ One-Year T-Note Index”), as well as the Lehman Brothers Mutual Fund Short (1-2) U.S. Government Index (“Lehman 1-2 Index”), is shown. This performance data represents past performance and should not be considered indicative of future performance, which will fluctuate with changes in market conditions. These performance fluctuations will cause an investor’s shares, when redeemed, to be worth more or less than their original cost. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance of Class A and Service Shares will vary from Institutional Shares due to differences in fees and loads. In addition to the investment adviser’s decisions regarding issuer/industry investment selection and allocation, other factors may affect Fund performance. These factors include, but are not limited to, Fund operating fees and expenses, portfolio turnover, and subscription and redemption cash flows affecting the Fund.

Ultra-Short Duration Government Fund’s Lifetime Performance

Performance of a $10,000 Investment, Distributions Reinvested August 1, 1991 to October 31, 2005.(a)(b)

Average Annual Total Return through October 31, 2005	Since Inception	Ten Years	Five Years	One Year

Class A (commenced May 15, 1995)
Excluding sales charges	4.28%	4.20%	3.12%	1.98%
Including sales charges	4.13%	4.04%	2.80%	0.47%

Institutional Class (commenced July 17, 1991)	4.70%	4.59%	3.53%	2.49%

Service Class (commenced March 27, 1997)	3.76%	n/a	3.07%	1.97%

(a)	For comparative purposes, initial investment is assumed to be made on the first day of the month following commencement of operations.
(b)	The value of a $10,000 investment for the Institutional Shares in the Fund for the 10-Year period ending October 31, 2005 is $15,671 assuming reinvestment of dividends. For comparative purposes, the Lehman 1-2 Index, Six-Month T-Bill Index and One-Year T-Note Index is $15,979, $14,917 and $15,216, respectively, for the same period.

 GOLDMAN SACHS ULTRA-SHORT DURATION GOVERNMENT FUND

Statement of Investments

October 31, 2005

Principal	Interest	Maturity
Amount	Rate	Date	Value
Mortgage-Backed Obligations – 64.3%

Adjustable Rate Federal Home Loan Mortgage Corp. (FHLMC)(a) – 5.6%
$129,334	4.01%	08/01/2016	$128,681
176,342	4.06	08/01/2018	177,931
168,754	3.88	11/01/2018	170,110
894,525	5.74	11/01/2018	906,457
61,644	4.15	02/01/2019	61,772
114,503	5.62	02/01/2019	116,879
144,430	4.12	03/01/2019	143,566
80,453	4.40	03/01/2019	81,307
138,342	3.67	06/01/2019	138,372
178,408	4.59	07/01/2019	178,921
2,769,951	4.45	11/01/2019	2,807,899
1,903,261	6.87	11/01/2019	1,975,452
202,661	4.52	01/01/2020	203,204
224,574	4.12	05/01/2021	223,001
98,835	6.17	01/01/2025	99,796
158,993	4.13	10/01/2026	158,215
1,598,853	6.50	08/01/2028	1,638,233
834,671	7.26	01/01/2029	859,085
1,031,556	5.36	05/01/2029	1,065,893
298,346	7.16	05/01/2029	304,667
127,969	4.23	06/01/2029	128,806
93,587	4.96	09/01/2029	94,979
1,919,994	7.21	02/01/2030	1,976,913
242,621	6.78	03/01/2030	243,256
1,120,013	7.19	03/01/2030	1,148,454
165,322	3.93	04/01/2030	165,148
207,416	4.52	06/01/2030	209,640
930,717	5.72	12/01/2030	964,205
45,245	5.36	01/01/2031	45,940
266,362	3.94	02/01/2031	264,739
58,295	5.25	05/01/2031	58,398
60,164	4.47	06/01/2031	61,189
63,625	5.63	11/01/2031	64,439
6,710,337	7.42	12/01/2031	6,910,037
5,206,618	7.60	12/01/2031	5,325,645
190,926	5.61	10/01/2032	191,414
60,852	4.27	02/01/2033	61,600
3,137,728	3.95	07/01/2033	3,072,281
4,096,578	3.88	09/01/2033	3,996,952
195,258	4.40	11/01/2033	192,294
211,864	4.61	11/01/2033	212,954
1,420,337	5.61	05/01/2035	1,446,245
7,932,793	4.58	08/01/2035	7,885,673

			$46,160,642

Adjustable Rate Federal National Mortgage Association (FNMA)(a) – 17.7%
$278,694	4.78%	03/01/2017	$282,528
1,272,746	6.64	04/01/2017	1,327,066
151,134	4.11	08/01/2017	151,638
286,817	4.01	09/01/2017	288,925
269,687	4.12	09/01/2017	271,630
104,530	5.17	11/01/2017	106,251
106,302	3.63	12/01/2017	106,395
73,968	4.88	12/01/2017	74,295
702,050	3.84	03/01/2018	702,823
239,879	4.12	03/01/2018	241,582
2,443,854	3.79	07/01/2018	2,446,484
473,617	4.98	08/01/2018	485,680
112,638	3.88	10/01/2018	112,779
242,096	3.93	10/01/2018	243,608
740,338	3.99	10/01/2018	744,417
242,167	4.01	10/01/2018	241,591
362,730	4.91	10/01/2018	365,690
75,108	4.01	11/01/2018	75,210
17,737	4.43	11/01/2018	17,840
83,654	3.88	12/01/2018	83,759
356,234	3.70	01/01/2019	357,341
83,195	3.88	01/01/2019	83,469
63,012	4.00	04/01/2019	63,122
1,069,090	4.14	04/01/2019	1,069,154
2,432,179	3.78	05/01/2019	2,451,096
1,062,420	4.01	05/01/2019	1,064,105
508,682	4.08	06/01/2019	510,366
471,715	4.13	06/01/2019	474,427
400,467	6.12	07/01/2019	410,422
781,805	4.02	08/01/2019	786,346
819,643	4.32	08/01/2019	819,817
99,763	4.42	09/01/2019	99,582
60,376	4.89	09/01/2019	61,354
113,817	4.12	11/01/2019	113,826
3,645,628	5.34	11/01/2019	3,771,548
30,281	3.97	04/01/2020	30,525
1,418,876	5.78	05/01/2020	1,461,669
978,663	3.65	06/01/2020	984,071
331,804	3.98	06/01/2020	333,619
574,332	3.96	11/01/2020	577,663
1,155,436	3.86	12/25/2020	1,153,068
636,623	4.07	03/01/2021	639,577
215,657	5.29	09/01/2021	219,774
121,572	4.21	12/01/2021	122,412
2,044,415	4.29	01/01/2022	2,075,754
98,834	6.36	02/01/2022	102,474
246,241	4.22	05/20/2022	245,189
8,447,536	4.93	12/01/2022	8,615,350
604,588	4.95	02/01/2023	621,232
21,883	6.22	12/01/2023	21,975
1,515,318	5.09	01/01/2024	1,557,060
1,401,282	5.52	03/01/2024	1,440,573
11,189,814	3.89	04/01/2024	11,186,808
1,260,716	4.18	06/20/2024	1,255,332
94,128	5.59	08/01/2024	94,959
474,786	5.11	01/01/2025	485,459
3,216,483	3.43	03/25/2027	3,180,598
100,216	4.49	06/01/2027	100,683
65,153	4.25	12/01/2027	65,445
134,772	4.56	01/01/2028	135,845
25,224	6.58	01/01/2028	25,217
409,259	5.21	05/01/2028	418,104
120,579	5.90	06/01/2028	124,219

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS ULTRA-SHORT DURATION GOVERNMENT FUND

Principal	Interest	Maturity
Amount	Rate	Date	Value
Mortgage-Backed Obligations – (continued)

Adjustable Rate FNMA(a) – (continued)
$136,972	5.23%	09/01/2028	$137,964
1,076,915	4.15	01/01/2029	1,076,400
61,013	3.69	06/01/2029	61,037
89,925	3.93	06/01/2029	89,981
96,483	5.78	06/01/2029	98,722
2,356,379	4.35	05/01/2030	2,362,595
131,725	5.64	02/01/2031	134,864
405,755	5.95	05/01/2031	408,528
531,959	5.50	06/01/2031	544,955
2,583,409	5.70	07/01/2031	2,592,243
1,028,442	5.52	08/01/2031	1,047,756
80,942	6.07	08/01/2031	82,872
431,359	6.15	08/01/2031	435,334
1,576,500	5.66	11/01/2031	1,590,770
624,602	5.59	12/01/2031	634,351
191,658	5.49	01/01/2032	195,103
637,543	6.88	01/01/2032	658,821
78,962	5.36	02/01/2032	80,919
576,772	6.10	02/01/2032	585,833
51,914	4.53	03/01/2032	52,822
473,885	5.68	03/01/2032	475,970
3,051,367	6.08	03/01/2032	3,111,472
330,812	4.85	04/01/2032	337,269
1,521,462	5.58	04/01/2032	1,531,492
238,235	4.94	05/01/2032	241,976
457,158	5.25	05/01/2032	461,517
650,918	6.14	07/01/2032	658,663
102,427	4.40	08/01/2032	102,503
102,598	4.79	09/01/2032	103,908
850,117	4.79	09/01/2032	850,423
1,706,883	5.17	09/01/2032	1,711,431
316,287	5.38	09/01/2032	323,488
124,410	5.60	09/01/2032	125,569
251,623	5.15	10/01/2032	259,140
179,645	5.36	10/01/2032	181,259
63,849	4.73	12/01/2032	63,935
1,043,322	4.90	12/01/2032	1,054,975
1,798,581	4.65	01/01/2033	1,789,686
1,197,326	4.97	01/01/2033	1,204,680
3,466,474	4.85	02/01/2033	3,450,702
3,407,882	4.49	03/01/2033	3,404,527
10,369,846	4.73	03/01/2033	10,357,773
13,994,401	4.76	03/01/2033	14,108,827
196,922	4.06	04/01/2033	194,167
1,233,436	4.79	04/01/2033	1,234,428
2,307,824	4.69	05/01/2033	2,304,604
5,444,321	3.88	07/01/2033	5,356,335
1,413,941	3.93	07/01/2033	1,382,237
2,915,536	4.00	07/01/2033	2,854,305
349,574	4.48	08/01/2033	352,057
11,780,911	3.97	12/01/2033	11,638,833
483,653	4.41	01/01/2034	478,716
130,547	4.49	02/01/2034	133,898
67,443	4.45	05/01/2036	67,911
95,541	4.95	11/01/2038	97,965
486,821	4.42	06/01/2040	485,394
1,880,706	5.81	07/01/2040	1,908,170
58,071	4.22	02/01/2041	58,882

			$145,111,777

Adjustable Rate Government National Mortgage Association (GNMA)(a) – 10.2%
$9,033,386	4.00%	11/20/2033	$8,956,255
6,750,506	3.75	01/20/2034	6,655,293
11,942,885	3.75	02/20/2034	11,773,735
6,687,743	3.75	04/20/2034	6,577,952
32,886,395	4.50	08/20/2034	32,640,734
6,468,096	4.75	08/20/2034	6,453,931
10,047,738	4.50	12/20/2034	9,950,802

			$83,008,702

Adjustable Rate Non-Agency(a) – 5.7%
Bank of America Mortgage Securities Series 2002-J, Class A2
$1,373,836	4.88%	09/25/2032	$1,333,652
Bear Stearns Adjustable Rate Mortgage Trust Series 2003-5, Class 1A1
521,541	4.14	08/25/2033	522,500
Bear Stearns Adjustable Rate Mortgage Trust Series 2004-12, Class 1A1
11,724,922	4.39	01/25/2035	11,744,971
Countrywide Home Loans Series 2003-37, Class 1A1
343,238	3.95	08/25/2033	344,514
CS First Boston Mortgage Securities Corp. Series 2003-AR9, Class 2A2
4,438,247	5.10	03/25/2033	4,423,368
DLJ Mortgage Acceptance Corp. Series 1995-4, Class A
544,449	4.63	01/25/2025	542,796
Indy Mac Index Mortgage Loan Trust Series 2004-AR4, Class 1A
3,374,789	4.67	08/25/2034	3,370,246
Sequoia Mortgage Trust Series 2004-10, Class A3A
8,543,040	4.69	11/20/2034	8,542,280
Sequoia Mortgage Trust Series 8, Class 3A
6,743,910	5.13	08/20/2032	6,760,703
Wells Fargo Mortgage Backed Securities Trust Series 2005-AR16, Class 1A1
8,696,436	4.98	10/25/2035	8,639,301

			$46,224,331

Collateralized Mortgage Obligations (CMOs) – 12.0%
Interest Only(b) – 0.1%
FHLMC Series 2586, Class NX
$3,700,365	4.50%	08/15/2016	$403,081
FNMA REMIC Trust Series 1990-145, Class B
2,839	1,004.96	12/25/2020	59,471

			$462,552

Inverse Floaters(a) – 0.3%
FHLMC Series 1606, Class SC
$2,081,915	14.20%	11/15/2008	$2,233,398

The accompanying notes are an integral part of these financial statements.

 GOLDMAN SACHS ULTRA-SHORT DURATION GOVERNMENT FUND

Statement of Investments (continued)
October 31, 2005

Principal	Interest	Maturity
Amount	Rate	Date	Value
Mortgage-Backed Obligations – (continued)

Inverse Floating Rate – Interest Only(a)(b) – 0.0%
FNMA REMIC Trust Series 1996-20, Class SB
$1,893,873	12.19%	10/25/2008	$226,708
FNMA Series 1996-40, Class SG
2,107,827	12.34	03/25/2009	272,782

			$499,490

Planned Amortization Class (PAC) CMOs – 1.6%
FHLMC Series 1364, Class K
$335,313	5.00%	09/15/2007	$334,865
FHLMC Series 1377, Class H
1,237,913	6.00	09/15/2007	1,235,624
FHLMC Series 1415, Class N
589,275	6.75	11/15/2007	590,487
FHLMC Series 1680, Class PJ
1,694,784	6.50	02/15/2023	1,694,305
FHLMC Series 1692, Class PJ
365,353	6.50	04/15/2023	365,432
FHLMC Series 2113, Class TE
4,014,872	6.00	01/15/2014	4,032,341
FHLMC Series 2298, Class PD
190,837	6.50	03/15/2030	190,866
FHLMC Series 2479, Class TC
1,267,308	5.50	12/15/2014	1,268,115
FNMA REMIC Trust Series 1992-193, Class HD
1,516,004	7.00	11/25/2007	1,535,835
FNMA REMIC Trust Series 1993-35, Class H
188,964	6.75	02/25/2008	189,114
FNMA REMIC Trust Series 1993-225, Class WC
1,474,228	6.50	12/25/2013	1,519,154

			$12,956,138

Regular Floater CMOs(a) – 4.4%
Collateralized Mortgage Securities Corp. Series N, Class 2
$511,363	4.44%	08/25/2017	$508,241
FHLMC Series 1509, Class F
6,364,637	5.13	04/15/2008	6,385,454
FHLMC Series 1606, Class FC
7,643,179	3.87	11/15/2008	7,570,597
FHLMC Series 1612, Class FD
798,828	3.87	11/15/2008	783,540
FHLMC Series 1661, Class FD
6,564,996	5.38	01/15/2009	6,652,018
FHLMC Series 1665, Class FA
356,298	3.96	06/15/2023	353,661
FHLMC Series 1826, Class F
307,815	4.53	09/15/2021	310,106
FNMA REMIC Trust Series 1993-190, Class F
4,811,778	4.02	10/25/2008	4,769,463
FNMA REMIC Trust Series 1993-196, Class FD
411,720	3.87	10/25/2008	407,003
FNMA REMIC Trust Series 1993-214, Class FA
1,184,875	4.86	12/25/2008	1,193,912
FNMA REMIC Trust Series 1993-233, Class FA
1,028,579	3.77	12/25/2008	1,028,832
FNMA REMIC Trust Series 1994-15, Class FC
55,785	3.76	06/25/2023	55,663
FNMA Series 1993-231, Class FE
2,478,685	4.96	12/25/2008	2,503,243
FNMA Series 1998-66, Class FC
591,262	4.47	11/17/2028	596,167
FNMA Series 2001-70, Class OF
2,869,291	4.99	10/25/2031	2,923,413

			$36,041,313

Sequential Fixed Rate CMOs – 5.1%
FHLMC Series 1216, Class GC
$1,033,617	7.00%	03/15/2007	$1,044,569
FHLMC Series 1246, Class J
247,585	7.50	05/15/2007	247,832
FHLMC Series 1423, Class FF
4,040,277	7.00	12/15/2007	4,066,247
FHLMC Series 1720, Class PJ
2,234,879	7.25	01/15/2024	2,278,414
FHLMC Series 2359, Class PC
2,679,522	6.00	07/15/2015	2,678,995
FHLMC Series 2441, Class JA
833,183	6.00	12/15/2029	831,808
First Nationwide Trust Series 2001-4, Class 1A1
3,210,430	6.75	09/21/2031	3,197,043
FNMA REMIC Trust Series 1993-014, Class A
32,531	6.00	02/25/2008	32,596
FNMA REMIC Trust Series 1993-121, Class Z
10,784,086	7.00	07/25/2023	11,122,782
FNMA REMIC Trust Series 1993-135, Class PG
1,642,748	6.25	07/25/2008	1,653,955
FNMA REMIC Trust Series 1993-212, Class PC
2,803,462	4.50	09/25/2008	2,796,084
FNMA REMIC Trust Series 1996-14, Class J
564,911	6.15	03/25/2009	570,898
FNMA Series 1994-28, Class H
829,847	6.25	03/25/2023	828,900
FNMA Series 1994-72, Class J
7,455,000	6.00	06/25/2023	7,542,206
GNMA REMIC Trust 2001-27, Class VD
3,079,752	6.50	06/16/2017	3,090,718

			$41,983,047

Support – 0.5%
FHLMC Series 1639, Class M
$4,031,579	6.00%	12/15/2008	$4,081,899

TOTAL COLLATERALIZED MORTGAGE OBLIGATIONS (CMOS)			$98,257,837

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS ULTRA-SHORT DURATION GOVERNMENT FUND

Principal	Interest	Maturity
Amount	Rate	Date	Value
Mortgage-Backed Obligations – (continued)

Commercial Mortgage-Backed Securities (CMBS)(a)(b)(c) – 1.3%
Interest Only
Bear Stearns Commercial Mortgage Securities Inc. Series 2001-TOP2, Class X2
$142,041,083	1.14%	02/15/2035	$3,848,419
Salomon Brothers Mortgage Securities VII Series 2002-Key2, Class X2
88,598,000	2.04	03/18/2036	6,601,791

			$10,450,210

TOTAL COMMERCIAL MORTGAGE-BACKED SECURITIES (CMBS)			$10,450,210

Federal Home Loan Mortgage Corp. (FHLMC) – 4.9%
$2,890,251	7.00%	02/01/2009	$2,991,368
1,723,579	7.00	03/01/2009	1,782,326
3,853,556	7.00	04/01/2009	4,001,103
1,614,808	7.00	05/01/2009	1,673,495
1,543,664	7.00	06/01/2009	1,599,766
1,348,837	7.50	06/01/2009	1,395,555
244,733	6.50	03/01/2013	251,841
574,253	6.50	04/01/2013	590,929
268,920	6.50	05/01/2013	276,729
578,234	6.50	06/01/2013	595,025
5,131,252	8.00	12/01/2015	5,407,570
803,230	6.00	05/01/2017	820,375
915,128	7.00	04/01/2021	958,079
538,914	7.00	08/01/2021	564,207
3,819,570	7.00	03/01/2022	3,997,454
1,588,835	7.00	05/01/2022	1,662,830
6,175,563	7.00	06/01/2022	6,463,170
84,601	7.00	12/01/2025	88,485
4,094,009	6.50	12/01/2032	4,206,509
516,815	6.50	03/01/2033	529,664

			$39,856,480

Federal National Mortgage Association (FNMA) – 6.9%
$2,201,468	6.00%	09/01/2011	$2,249,125
2,607,926	6.50	04/01/2012	2,693,831
5,266,744	6.00	05/01/2012	5,379,079
1,294,929	6.50	05/01/2012	1,337,556
4,318,722	6.00	06/01/2012	4,411,286
1,412,622	6.50	06/01/2012	1,459,181
16,656,323	5.50	01/01/2013	16,794,023
2,102,661	8.00	01/01/2016	2,251,433
1,071,866	7.00	03/01/2017	1,119,009
476,715	7.00	05/01/2017	497,682
12,615,364	5.50	03/01/2018	12,696,657
1,710,102	5.50	04/01/2018	1,721,122
512,835	7.00	07/01/2021	538,046
767,763	7.00	11/01/2021	805,506
488,589	7.00	12/01/2021	512,608
697,753	7.00	01/01/2022	732,054
134,270	7.00	02/01/2022	140,870
550,707	7.00	01/01/2028	575,365
754,124	6.50	04/01/2033	773,481

			$56,687,914

Government National Mortgage Association (GNMA) – 0.0%
$50,928	7.00%	12/15/2025	$53,545
232,262	7.00	04/15/2026	244,110

			$297,655

TOTAL MORTGAGE-BACKED OBLIGATIONS
(Cost $534,767,728)			$526,055,548

Agency Debentures – 23.4%

Federal Farm Credit Bank
$2,500,000	1.85%	03/03/2006	$2,479,600
Federal Home Loan Bank
40,000,000	3.00	05/15/2006	39,700,560
13,000,000	3.80	12/29/2006	12,884,131
Federal National Mortgage Association
50,000,000	3.25	03/17/2006	49,808,150
20,900,000	2.15	04/13/2006	20,698,419
8,900,000	2.35	04/29/2006	8,811,739
40,000,000	3.01	06/02/2006	39,651,040
17,000,000	3.25	06/28/2006	16,867,706

TOTAL AGENCY DEBENTURES
(Cost $191,975,204)			$190,901,345

Asset-Backed Securities – 3.8%

Auto – 0.5%
AmeriCredit Automobile Receivable Trust Series 2002-A, Class A4
$4,172,287	4.61%	01/12/2009	$4,172,314

Home Equity(a) – 3.3%
Countrywide Home Equity Loan Trust Series 2004-G, Class 2A
$7,272,928	4.19%	12/15/2029	$7,292,169
Impac CMB Trust Series 2003-6, Class A
4,797,801	4.36	07/25/2033	4,798,920
Merrill Lynch Mortgage Investors, Inc. Series 2004-WMC5, Class A2B2
15,000,000	4.39	07/25/2035	15,024,798

			$27,115,887

TOTAL ASSET-BACKED SECURITIES
(Cost $31,393,734)			$31,288,201

U.S. Treasury Obligations – 4.0%

United States Treasury Inflation Protected Securities(e)
$13,124,150	1.88%	07/15/2015	$12,990,861

The accompanying notes are an integral part of these financial statements.

Statement of Investments (continued)
October 31, 2005

 GOLDMAN SACHS ULTRA-SHORT DURATION GOVERNMENT FUND

Principal	Interest	Maturity
Amount	Rate	Date	Value
U.S. Treasury Obligations – (continued)

United States Treasury STRIPS(d)
$17,920,000	0.00%	05/15/2011	$17,499,973
3,700,000	0.00	11/15/2021	1,696,843
1,300,000	0.00	02/15/2025	509,072

TOTAL U.S. TREASURY OBLIGATIONS
(Cost $33,051,712)			$32,696,749

TOTAL INVESTMENTS — 95.5%
(Cost $791,188,370)			$780,941,843

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.

(a)	Variable rate security. Interest rate disclosed is that which is in effect at October 31, 2005.

(b)	Represents security with notional or nominal principal amount. The actual effective yield of this security is different than the stated interest rate due to the amortization of premiums or accretion of discounts.

(c)	Securities are exempt from registration under Rule 144A of the Securities Act of 1933. Under procedures approved by the Board of Trustees, such securities have been determined to be liquid by the Investment Adviser and may be resold, normally to qualified institutional buyers in transactions exempt from registration. Total market value of Rule 144A securities amounts to $10,450,210, which represents approximately 1.3% of net assets as of October 31, 2005.

(d)	Security issued with a zero coupon. Income is recognized through the accretion of discount.

(e)	Treasury Inflation Protected Security – a Treasury note or bond that offers protection from inflation by paying a fixed rate of interest on a principal amount that is adjusted for inflation based on the Consumer Price Index.

Investment Abbreviations:
LIBOR	—	London Interbank Offered Rate
REMIC	—	Real Estate Mortgage Investment Conduit

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS ULTRA-SHORT DURATION GOVERNMENT FUND

ADDITIONAL INVESTMENT INFORMATION

FUTURES CONTRACTS — At October 31, 2005, the following futures contracts were open as follows:

	Number of
	Contracts	Settlement	Market	Unrealized
Type	Long (Short)	Month	Value	Gain (Loss)

Eurodollars	153	December 2005	$36,536,400	$(31,120)
Eurodollars	200	March 2006	47,632,500	(100,680)
Eurodollars	200	June 2006	47,587,500	(110,680)
Eurodollars	(633)	September 2006	(150,582,788)	1,069,162
Eurodollars	(313)	December 2006	(74,462,700)	452,049
U.S. Treasury Bonds	499	December 2005	55,872,406	(2,362,573)
2 Year U.S. Treasury Notes	(338)	December 2005	(69,358,657)	171,288
5 Year U.S. Treasury Notes	(1,091)	December 2005	(115,526,672)	815,452
10 Year U.S. Treasury Notes	(281)	December 2005	(30,475,328)	261,963

TOTAL			$(252,777,339)	$164,861

The accompanying notes are an integral part of these financial statements.

Statement of Investments (continued)
October 31, 2005

 GOLDMAN SACHS ULTRA-SHORT DURATION GOVERNMENT FUND

ADDITIONAL INVESTMENT INFORMATION (continued)

SWAP CONTRACTS — At October 31, 2005, the Fund had outstanding swap contracts with the following terms:

				Rate Type

		Notional		Payments	Payments
	Swap	Amount	Termination	received by	made by	Unrealized
Swap Type	Counterparty	(000s)	Date	the Fund	the Fund	Gain (Loss)

Interest Rate (a)	Banc of America Securities LLC	$72,840	05/05/2008	4.35%	3 month LIBOR Floating	$(779,337)
Interest Rate (a)	Banc of America Securities LLC	29,200	05/05/2008	4.41%	3 month LIBOR Floating	(279,768)
Interest Rate (a)	Banc of America Securities LLC	18,500	05/06/2008	4.35%	3 month LIBOR Floating	(197,463)
Interest Rate (a)	Banc of America Securities LLC	29,920	06/09/2008	4.00%	3 month LIBOR Floating	(513,245)
Interest Rate (a)	Banc of America Securities LLC	14,990	06/20/2008	4.30%	3 month LIBOR Floating	(174,137)
Interest Rate (a)	Banc of America Securities LLC	31,200	05/04/2011	3 month LIBOR Floating	4.53%	624,827
Interest Rate (a)	Banc of America Securities LLC	7,900	05/06/2011	3 month LIBOR Floating	4.54%	156,589
Interest Rate (a)	Banc of America Securities LLC	12,500	05/05/2011	3 month LIBOR Floating	4.58%	226,309
Interest Rate (a)	Banc of America Securities LLC	30,700	06/07/2016	3 month LIBOR Floating	4.36%	1,772,888
Interest Rate (a)	Banc of America Securities LLC	15,500	06/20/2016	3 month LIBOR Floating	4.62%	587,146
Interest Rate	Banc of America Securities LLC	41,000	11/12/2019	3 month LIBOR Floating	5.07%	(285,353)
Interest Rate (a)	Banc of America Securities LLC	11,760	06/09/2036	4.64%	3 month LIBOR Floating	(1,150,630)
Interest Rate (a)	Banc of America Securities LLC	6,040	06/20/2036	4.88%	3 month LIBOR Floating	(379,474)

TOTAL						$(391,648)

(a)	Represents forward starting interest rate swaps whose effective dates of commencement of accruals and cash flows range from 5/4/06 to 6/20/06.

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS SHORT DURATION GOVERNMENT FUND

Performance Summary

October 31, 2005

The following graph shows the value, as of October 31, 2005, of a $10,000 investment made on September 1, 1988 in the Institutional Shares of the Goldman Sachs Short Duration Government Fund. For comparative purposes, the performance of the Fund’s benchmark, the Two-Year U.S. Treasury Note Index (“Two-Year T-Note Index”), as well as the Lehman Brothers Mutual Fund Short (1-3) U.S. Government Index (“Lehman Short (1-3) Gov’t Index”), is shown. This performance data represents past performance and should not be considered indicative of future performance, which will fluctuate with changes in market conditions. These performance fluctuations will cause an investor’s shares, when redeemed, to be worth more or less than their original cost. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance of Class A, Class B, Class C and Service Shares will vary from Institutional Shares due to differences in fees and loads. In addition to the investment adviser’s decisions regarding issuer/industry investment selection and allocation, other factors may affect Fund performance. These factors include, but are not limited to, Fund operating fees and expenses, portfolio turnover, and subscription and redemption cash flows affecting the Fund.

Short Duration Government Fund’s Lifetime Performance

Performance of a $10,000 Investment, Distributions Reinvested September 1, 1988 to October 31, 2005.(a)(b)

Average Annual Total Return through October 31, 2005	Since Inception	Ten Years	Five Years	One Year

Class A (commenced May 1, 1997)
Excluding sales charges	4.63%	n/a	4.25%	0.50%
Including sales charges	4.38%	n/a	3.84%	-1.50%

Class B (commenced May 1, 1997)
Excluding contingent deferred sales charges	4.01%	n/a	3.65%	-0.10%
Including contingent deferred sales charges	4.01%	n/a	3.65%	-2.10%

Class C (commenced August 15, 1997)
Excluding contingent deferred sales charges	3.67%	n/a	3.46%	-0.35%
Including contingent deferred sales charges	3.67%	n/a	3.46%	-1.35%

Institutional Class (commenced August 15, 1988)	6.09%	5.22%	4.68%	0.89%

Service Class (commenced April 10, 1996)	4.71%	n/a	4.14%	0.39%

(a)	For comparative purposes, initial investment is assumed to be made on the first day of the month following commencement of operations.
(b)	The value of a $10,000 investment for the Institutional Shares in the Fund for the 10-Year period ending October 31, 2005 is $16,639 assuming reinvestment of dividends. For comparative purposes, the Lehman Short (1-3) Gov’t Index and Two Year T-Note Index is $16,258 and $15,841, respectively, for the same period.

 GOLDMAN SACHS SHORT DURATION GOVERNMENT FUND

Statement of Investments

October 31, 2005

Principal	Interest		Maturity
Amount	Rate		Date	Value
Mortgage-Backed Obligations – 44.1%

Adjustable Rate Federal Home Loan Mortgage Corp. (FHLMC)(a) – 4.1%
$279,486	5.33	%(f)	05/01/2018	$281,190
212,246	5.79		10/01/2025	213,987
10,000,000	4.82		11/01/2034	9,953,450
19,450,684	4.46		06/01/2035	19,282,630
5,271,331	4.51		11/01/2035	5,162,404
4,000,000	4.56		11/01/2035	3,921,640

				$38,815,301

Adjustable Rate Federal National Mortgage Association (FNMA)(a) – 14.2%
$604,550	4.82%		11/01/2017	$608,823
717,356	4.59		02/01/2018	719,673
355,133	0.00	(c)	02/25/2018	322,171
449,835	9.13		02/25/2018	514,630
400,476	4.88		06/01/2018	408,302
754,493	5.06		03/01/2019	764,444
703,692	5.78		05/01/2020	724,915
732,475	5.06		12/01/2020	742,266
277,506	5.69		01/01/2023	281,979
15,006,967	4.62		08/01/2029	15,005,353
949,084	5.59		07/01/2032	954,218
640,585	5.73		07/01/2032	649,486
2,066,741	5.31		01/01/2033	2,075,816
14,583,779	4.24		05/01/2033	14,377,427
2,555,612	4.01		08/01/2033	2,521,830
7,626,233	4.61		08/01/2033	7,697,623
9,904,715	4.42		02/01/2034	9,810,265
5,777,950	4.29		03/01/2034	5,714,899
6,504,847	2.97		05/01/2034	6,400,031
3,216,277	3.05		05/01/2034	3,164,396
8,885,773	4.24		06/01/2034	8,820,196
6,592,802	4.30		07/01/2034	6,548,366
9,219,012	4.80		10/01/2034	9,181,259
8,659,494	5.05		03/01/2035	8,643,214
7,830,421	4.68		04/01/2035	7,715,342
2,503,583	4.33		05/01/2035	2,475,994
9,897,986	4.75		08/01/2035	9,802,406
6,748,107	4.73		10/01/2035	6,674,172

				$133,319,496

Adjustable Rate Government National Mortgage Association (GNMA)(a) – 8.0%
$4,516,693	4.00%		11/20/2033	$4,478,128
2,344,247	3.75		01/20/2034	2,311,183
5,563,286	3.75		02/20/2034	5,484,492
6,536,521	3.75		05/20/2034	6,403,113
3,334,577	4.50		05/20/2034	3,330,072
7,367,349	4.50		07/20/2034	7,335,058
5,663,170	4.75		08/20/2034	5,650,768
18,653,995	4.50		09/20/2034	18,570,230
11,711,171	4.75		09/20/2034	11,643,055
4,304,570	4.75		10/20/2034	4,288,169
5,481,321	4.75		12/20/2034	5,495,189

				$74,989,457

Collateralized Mortgage Obligations (CMOs) – 11.9%
Interest Only(b) – 0.1%
FHLMC Series 2575, Class IB
$3,342,250	5.50%		08/15/2030	$440,528
FHLMC Series 2586, Class NX
2,065,912	4.50		08/15/2016	225,040

				$665,568

Inverse Floaters(a) – 0.0%
FNMA REMIC Trust Series 1990-134, Class SC
$88,721	15.51%		11/25/2020	$111,566
GNMA Series 2001-59, Class SA
28,934	13.42		11/16/2024	31,943

				$143,509

IOette(b) – 0.0%
FHLMC Series 1161, Class U
$2,169	1,172.81%		11/15/2021	$3,895

Planned Amortization – Interest Only(b) – 0.0%
FHLMC Series 1587, Class HA
$171,520	6.50%		10/15/2008	$10,510

Planned Amortization Class (PAC) CMOs – 9.2%
FHLMC Series 1327, Class HA
$606,544	7.50%		07/15/2007	$605,541
FHLMC Series 1377, Class H
2,914,190	6.00		09/15/2007	2,908,800
FHLMC Series 1415, Class N
191,514	6.75		11/15/2007	191,908
FHLMC Series 1429, Class G
748,248	7.00		11/15/2007	750,661
FHLMC Series 1475, Class K
862,068	7.00		02/15/2008	869,133
FHLMC Series 1556, Class H
2,055,802	6.50		08/15/2013	2,115,861
FHLMC Series 1564, Class H
2,519,495	6.50		08/15/2008	2,555,388
FHLMC Series 1601, Class PL
1,323,178	6.00		10/15/2008	1,335,338
FHLMC Series 1606, Class H
2,298,910	6.00		11/15/2008	2,320,949
FHLMC Series 1655, Class K
14,000,000	6.50		01/15/2009	14,185,079
FHLMC Series 1703, Class GB
10,221,642	6.50		02/15/2009	10,304,825
FHLMC Series 1916, Class PC
3,700,000	6.75		12/15/2011	3,816,103
FHLMC Series 2812, Class OA
2,281,725	5.00		08/15/2020	2,283,588
FHLMC Series 3028, Class MB
9,870,624	5.00		12/15/2026	9,860,112
FNMA REMIC Trust Series 1992-142, Class K
1,451,930	7.00		08/25/2007	1,469,223
FNMA REMIC Trust Series 1993-010, Class PH
48,282	6.50		12/25/2007	48,170
FNMA REMIC Trust Series 1993-028, Class PJ
873,272	7.00		03/25/2008	880,449
FNMA REMIC Trust Series 1993-052, Class J
2,761,092	6.50		04/25/2008	2,786,444

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS SHORT DURATION GOVERNMENT FUND

Principal	Interest	Maturity
Amount	Rate	Date	Value
Mortgage-Backed Obligations – (continued)

PAC CMOs – (continued)
FNMA REMIC Trust Series 1993-121, Class Z
$5,991,159	7.00%	07/25/2023	$6,179,323
FNMA REMIC Trust Series 1993-126, Class PG
2,715,368	6.50	07/25/2008	2,752,085
FNMA REMIC Trust Series 1993-135, Class PG
1,877,426	6.25	07/25/2008	1,890,234
FNMA Series 1993-118, Class J
1,173,850	6.50	06/25/2008	1,177,925
FNMA Series 1993-207, Class G
2,412,351	6.15	04/25/2023	2,431,245
FNMA Series 1994-23, Class PE
322,579	6.00	08/25/2022	322,069
FNMA Series 2002-22, Class VB
1,993,763	6.50	08/25/2009	1,996,923
FNMA Series 2005-87, Class CL
8,747,677	5.00	10/25/2035	8,733,461
GNMA REMIC Trust Series 2002-45, Class QD
2,033,473	6.50	06/20/2031	2,040,084

			$86,810,921

Principal Only(c) – 0.0%
FNMA REMIC Trust Series G92-28, Class A
$39,632	0.00%	05/25/2007	$39,176

Regular Floater CMOs(a) – 0.7%
FNMA Series 2001-60, Class OF
$4,303,937	4.99%	10/25/2031	$4,409,438
FNMA Series 2001-70, Class OF
2,151,968	4.99	10/25/2031	2,192,559

			$6,601,997

Sequential Fixed Rate CMOs – 1.3%
FHLMC Series 108, Class G
$930,929	8.50%	12/15/2020	$928,837
FHLMC Series 1980, Class Z
3,331,935	7.00	07/15/2027	3,441,806
FHLMC Series 2019, Class Z
3,346,791	6.50	12/15/2027	3,439,207
FNMA REMIC Trust Series 1989-66, Class J
1,189,228	7.00	09/25/2019	1,231,628
FNMA REMIC Trust Series 1990-16, Class E
809,437	9.00	03/25/2020	862,843
FNMA REMIC Trust Series 1992-33, Class K
1,945,874	8.50	03/25/2018	2,052,627
GNMA REMIC Trust Series 1995-3, Class DQ
148,476	8.05	06/16/2025	156,081

			$12,113,029

Target Amortization Class (TAC) – 0.6%
FNMA REMIC Trust Series 1994-18, Class D
$5,333,333	6.75%	02/25/2024	$5,400,454

TOTAL COLLATERALIZED MORTGAGE OBLIGATIONS (CMOS)			$111,789,059

FHLMC – 2.8%
$7,629,038	4.50%	05/01/2008	$7,548,940
31,691	7.00	01/01/2009	32,842
57,528	7.00	02/01/2009	59,619
29,915	7.00	03/01/2009	30,783
72,821	7.00	04/01/2009	75,296
72,371	7.00	05/01/2009	75,002
4,860	6.50	05/01/2010	4,998
53,529	6.50	06/01/2010	55,189
745,515	6.50	07/01/2010	768,638
126,227	7.00	07/01/2010	130,815
1,100	6.50	08/01/2010	1,134
165,222	7.00	01/01/2011	170,020
69,745	7.00	12/01/2012	72,700
248,348	6.50	01/01/2013	255,560
161,379	6.50	04/01/2013	166,066
311,158	6.50	05/01/2013	320,194
151,645	6.50	06/01/2013	156,049
121,361	6.50	10/01/2013	124,885
10,513,478	4.00	11/01/2013	10,098,629
264,464	8.50	10/01/2015	282,233
1,775,520	8.00	12/01/2015	1,871,131
72,752	7.00	03/01/2016	75,852
2,924,714	7.00	04/01/2022	3,060,923
53,806	7.50	01/01/2031	56,785
657,966	6.50	12/01/2032	675,848

			$26,170,131

FNMA – 3.0%
$3,776	7.00%	11/01/2007	$3,914
79,670	7.00	12/01/2007	82,586
2,152	7.00	05/01/2008	2,232
17,043	7.00	08/01/2008	17,675
607,028	7.00	09/01/2008	629,532
14,445	7.00	12/01/2009	14,980
98,138	8.50	05/01/2010	101,778
1,629	7.00	06/01/2010	1,688
8,791	7.00	08/01/2010	9,153
5,285	7.00	01/01/2011	5,433
75,998	7.00	07/01/2011	78,119
2,246	7.00	11/01/2011	2,309
6,754,815	5.50	01/01/2013	6,810,658
95,470	6.00	01/01/2014	97,274
293,453	6.00	03/01/2014	298,999
30,327	5.50	04/01/2014	30,157
13,451	8.50	09/01/2015	14,337
299,773	8.50	10/01/2015	319,518
87,618	8.50	12/01/2015	93,485
1,546,523	5.50	07/01/2018	1,556,489
828,494	5.50	08/01/2018	833,833
1,126,083	5.50	09/01/2018	1,133,340
142,499	5.50	12/01/2018	143,417
240,938	7.00	11/01/2019	253,090
220,547	8.00	02/01/2031	234,353
5,280,948	6.00	03/01/2033	5,325,384
10,323,470	6.50	04/01/2033	10,588,460

			$28,682,193

GNMA – 0.1%
$113,081	6.50%	06/15/2008	$115,782
59,068	6.50	07/15/2008	60,478
166,014	6.50	08/15/2008	169,979
95,906	6.50	09/15/2008	98,197
21,205	6.50	10/15/2008	21,712
5,189	6.50	11/15/2008	5,313
15,458	9.00	12/15/2008	16,172

The accompanying notes are an integral part of these financial statements.

 GOLDMAN SACHS SHORT DURATION GOVERNMENT FUND

Statement of Investments (continued)
October 31, 2005

Principal	Interest		Maturity
Amount	Rate		Date	Value
Mortgage-Backed Obligations – (continued)

GNMA – (continued)
$14,886	6.50%		01/15/2009	$15,334
44,400	9.00		01/15/2009	46,847
1,470	6.50		03/15/2009	1,505
7,981	6.50		04/15/2009	8,221
89,696	6.50		05/15/2009	92,395
8,545	6.50		07/15/2009	8,802
18,285	6.50		11/15/2009	18,835
7,667	9.00		01/15/2010	8,148
70,060	9.00		07/15/2012	75,420

				$763,140

TOTAL MORTGAGE-BACKED OBLIGATIONS
(Cost $422,790,549)				$414,528,777

Agency Debentures – 45.4%

Federal Farm Credit Bank
$10,000,000	4.90%		03/21/2006	$10,022,830
2,000,000	5.40		05/10/2006	2,010,080
12,500,000	6.60	(f)	07/07/2006	12,681,637
16,500,000	4.20		07/30/2007	16,379,929
Federal Home Loan Bank
4,000,000	1.70		12/30/2005	3,983,044
20,000,000	2.50		03/13/2006	19,864,700
3,000,000	2.75		05/15/2006	2,973,594
25,000,000	3.00		05/15/2006	24,812,850
3,000,000	5.38		05/15/2006	3,015,048
9,000,000	2.50		05/19/2006	8,907,183
6,000,000	2.32		07/24/2006	5,907,270
10,000,000	2.30	(a)	08/30/2006	9,821,110
20,400,000	3.75		01/16/2007	20,197,938
20,000,000	4.88		02/15/2007	20,052,072
10,000,000	2.90	(a)	06/11/2007	9,734,010
10,000,000	4.00		07/13/2007	9,881,840
9,000,000	4.13		09/06/2007	8,917,164
15,000,000	3.30	(a)	09/07/2007	14,757,900
10,000,000	4.00	(a)	12/03/2007	9,988,800
7,000,000	3.79		11/28/2008	6,767,089
FHLMC
10,000,000	2.81		02/02/2006	9,962,500
7,400,000	2.15		02/10/2006	7,356,740
15,000,000	2.27		04/28/2006	14,846,565
4,380,000	3.00		12/15/2006	4,297,398
13,200,000	4.13		04/02/2007	13,116,589
10,000,000	2.42		04/12/2007	9,695,180
9,500,000	2.55		04/19/2007	9,224,348
5,000,000	3.50		04/15/2008	4,863,940
FNMA
6,500,000	2.15		04/13/2006	6,437,308
12,500,000	2.25		05/26/2006	12,348,512
8,000,000	3.01		06/02/2006	7,930,208
16,000,000	3.25		06/28/2006	15,875,488
15,000,000	3.25		07/12/2006	14,875,065
4,500,000	2.75		08/11/2006	4,440,299
20,000,000	3.05		10/13/2006	19,707,148
10,000,000	2.20		12/04/2006	9,740,505
19,000,000	3.55		01/12/2007	18,763,393
10,000,000	3.55		11/16/2007	9,785,600
9,700,000	3.65		11/30/2007	9,506,291
Small Business Administration
498,393	7.20		06/01/2017	521,795
967,541	6.30		05/01/2018	999,866
1,121,138	6.30		06/01/2018	1,159,116

TOTAL AGENCY DEBENTURES
(Cost $429,077,705)				$426,129,942

U.S. Treasury Obligations – 4.8%

United States Treasury Inflation Protected Securities(d)
$14,335,610	1.88%		07/15/2015	$14,190,419
United States Treasury STRIPS(c)
30,000,000	0.00		05/15/2011	29,296,830
3,900,000	0.00		11/15/2021	1,792,050

TOTAL U.S. TREASURY OBLIGATIONS
(Cost $45,812,237)				$45,279,299

TOTAL INVESTMENTS BEFORE REPURCHASE AGREEMENT – 94.4%
(Cost $897,680,491)				$885,938,018

Repurchase Agreement(e) – 5.5%

Joint Repurchase Agreement Account II
$52,100,000	4.03%		11/01/2005	$52,100,000
Maturity Value: $52,105,837
(Cost $52,100,000)

TOTAL INVESTMENTS – 99.9%
(Cost $949,780,491)				$938,038,018

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.

(a)	Variable rate security. Interest rate disclosed is that which is in effect at October 31, 2005.
(b)	Represents security with notional or nominal principal amount. The actual effective yield of this security is different than the stated interest rate due to the amortization of premiums or accretion of discounts.
(c)	Security issued with a zero coupon. Income is recognized through the accretion of discount.
(d)	Treasury Inflation Protected Security – a Treasury note or bond that offers protection from inflation by paying a fixed rate of interest on a principal amount that is adjusted for inflation based on the Consumer Price Index.
(e)	Joint repurchase agreement was entered into on October 31, 2005. Additional information appears on page 85.
(f)	A portion of this security is segregated as collateral for initial margin requirement on futures transactions.

Investment Abbreviations:
LIBOR	—	London Interbank Offered Rate
REMIC	—	Real Estate Mortgage Investment Conduit

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS SHORT DURATION GOVERNMENT FUND

ADDITIONAL INVESTMENT INFORMATION

FUTURES CONTRACTS — At October 31, 2005, the following futures contracts were open as follows:

	Number of
	Contracts	Settlement	Market	Unrealized
Type	Long/(Short)	Month	Value	Gain (Loss)

Eurodollars	(286)	December 2005	$(68,296,800)	$269,050
Eurodollars	(80)	March 2006	(19,053,000)	93,728
Eurodollars	(200)	June 2006	(47,587,500)	285,820
Eurodollars	146	December 2006	34,733,400	(233,749)
Eurodollars	10	March 2007	2,379,625	(16,534)
Eurodollars	10	June 2007	2,379,375	(13,659)
U.S. Treasury Bonds	11	December 2005	1,231,656	(35,437)
2 Year U.S. Treasury Notes	2,330	December 2005	478,123,284	(4,190,298)
5 Year U.S. Treasury Notes	(1,015)	December 2005	(107,478,984)	634,288
10 Year U.S. Treasury Notes	(110)	December 2005	(11,929,844)	198,442

TOTAL			$264,501,212	$(3,008,349)

The accompanying notes are an integral part of these financial statements.

Statement of Investments (continued)
October 31, 2005

 GOLDMAN SACHS SHORT DURATION GOVERNMENT FUND

ADDITIONAL INVESTMENT INFORMATION (continued)

SWAP CONTRACTS — At October 31, 2005, the Fund had outstanding swap contracts with the following terms:

				Rate Type

		Notional		Payments	Payments
	Swap	Amount	Termination	received by	made by	Unrealized
Swap Type(a)	Counterparty	(000s)	Date	the Fund	the Fund	Gain (Loss)

Interest Rate	Banc of America Securities LLC	$35,490	05/05/2008	4.35%	3 month LIBOR Floating	$(379,718)
Interest Rate	Banc of America Securities LLC	14,500	05/05/2008	4.41%	3 month LIBOR Floating	(138,926)
Interest Rate	Banc of America Securities LLC	9,100	05/06/2008	4.35%	3 month LIBOR Floating	(97,131)
Interest Rate	Banc of America Securities LLC	8,400	05/12/2008	4.47%	3 month LIBOR Floating	(71,355)
Interest Rate	Banc of America Securities LLC	24,850	06/09/2008	4.00%	3 month LIBOR Floating	(426,274)
Interest Rate	Banc of America Securities LLC	13,350	06/20/2008	4.30%	3 month LIBOR Floating	(155,086)
Interest Rate	Banc of America Securities LLC	8,590	09/26/2008	4.43%	3 month LIBOR Floating	(79,291)
Interest Rate	JP Morgan Securities Inc.	15,200	05/04/2011	3 month LIBOR Floating	4.53%	304,403
Interest Rate	Banc of America Securities LLC	6,200	05/05/2011	3 month LIBOR Floating	4.58%	112,249
Interest Rate	Banc of America Securities LLC	3,900	05/06/2011	3 month LIBOR Floating	4.54%	77,303
Interest Rate	Banc of America Securities LLC	3,600	05/10/2011	3 month LIBOR Floating	4.64%	56,019
Interest Rate	Banc of America Securities LLC	25,500	06/07/2016	3 month LIBOR Floating	4.36%	1,472,595
Interest Rate	Banc of America Securities LLC	13,800	06/20/2016	3 month LIBOR Floating	4.62%	522,750
Interest Rate	Banc of America Securities LLC	8,900	09/26/2016	3 month LIBOR Floating	4.70%	291,117
Interest Rate	Banc of America Securities LLC	9,770	06/09/2036	4.64%	3 month LIBOR Floating	(955,923)
Interest Rate	Banc of America Securities LLC	5,370	06/20/2036	4.88%	3 month LIBOR Floating	(337,380)
Interest Rate	Banc of America Securities LLC	3,470	09/26/2036	4.94%	3 month LIBOR Floating	(188,238)

TOTAL						$7,114

(a)	Represents forward starting interest rate swaps whose effective dates of commencement of accruals and cash flows range from 5/4/06 to 9/26/06.

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS GOVERNMENT INCOME FUND

Performance Summary

October 31, 2005

The following graph shows the value, as of October 31, 2005, of a $10,000 investment made on March 1, 1993 in Class A Shares (with the maximum sales charge of 4.5%) of the Goldman Sachs Government Income Fund. For comparative purposes, the performance of the Fund’s benchmark, the Lehman Brothers Mutual Fund Government/Mortgage Index (“Lehman Gov’t/MBS Index”), as well as the Lehman Brothers Mutual Fund General U.S. Government Index (“Lehman U.S. Gov’t Index”), is shown. This performance data represents past performance and should not be considered indicative of future performance, which will fluctuate with changes in market conditions. These performance fluctuations will cause an investor’s shares, when redeemed, to be worth more or less than their original cost. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance of Class B, Class C, Institutional and Service Shares will vary from Class A Shares due to differences in fees and loads. In addition to the investment adviser’s decisions regarding issuer/industry investment selection and allocation, other factors may affect Fund performance. These factors include, but are not limited to, Fund operating fees and expenses, portfolio turnover, and subscription and redemption cash flows affecting the Fund.

Government Income Fund’s Lifetime Performance

Performance of a $10,000 Investment, Distributions Reinvested March 1, 1993 to October 31, 2005.(a)(b)

Average Annual Total Return through October 31, 2005	Since Inception	Ten Years	Five Years	One Year

Class A (commenced February 10, 1993)
Excluding sales charges	6.09%	5.83%	5.68%	0.80%
Including sales charges	5.71%	5.34%	4.71%	-3.76%

Class B (commenced May 1, 1996)
Excluding contingent deferred sales charges	5.28%	n/a	4.87%	0.04%
Including contingent deferred sales charges	5.28%	n/a	4.47%	-4.96%

Class C (commenced August 15, 1997)
Excluding contingent deferred sales charges	4.89%	n/a	4.88%	0.11%
Including contingent deferred sales charges	4.89%	n/a	4.88%	-0.89%

Institutional Class (commenced August 15, 1997)	6.08%	n/a	6.10%	1.26%

Service Class (commenced August 15, 1997)	6.00%	n/a	5.57%	0.69%

(a)	For comparative purposes, initial investment is assumed to be made on the first day of the month following commencement of operations.
(b)	The value of a $10,000 investment for the Class A Shares in the Fund for the 10-Year period ending October 31, 2005 is $17,625 assuming reinvestment of dividends. For comparative purposes, the Lehman Gov’t/MBS Index and Lehman U.S. Gov’t Index is $18,196 and $18,089, respectively, for the same period.

 GOLDMAN SACHS GOVERNMENT INCOME FUND

Statement of Investments

October 31, 2005

Principal	Interest	Maturity
Amount	Rate	Date	Value
Mortgage-Backed Obligations – 47.5%

Adjustable Rate Federal Home Loan Mortgage Corp. (FHLMC)(a) – 2.0%
$10,206,149	3.51%	09/01/2033	$9,855,133
6,941,194	4.58	08/01/2035	6,896,562

			$16,751,695

Adjustable Rate Federal National Mortgage Association (FNMA)(a) – 0.9%
$334,158	4.49%	03/01/2033	$333,829
7,399,055	4.33	01/01/2035	7,234,970

			$7,568,799

Adjustable Rate Non-Agency(a) – 8.3%
Bear Stearns Adjustable Rate Mortgage Trust Series 2003-5, Class 1A1
$260,770	4.14%	08/25/2033	$261,250
Countrywide Home Loans Series 2003-37, Class 1A1
343,238	3.95	08/25/2033	344,514
CS First Boston Mortgage Securities Corp. Series 2003-AR9, Class 2A2
774,113	5.10	03/25/2033	771,518
Harborview Mortgage Loan Trust Series 2005-10, Class 2A1A
1,995,638	4.10	11/19/2035	1,996,770
Master Adjustable Rate Mortgages Trust Series 2004-9, Class 2A1
1,301,464	4.42	11/25/2034	1,305,307
MLCC Mortgage Investors, Inc. Series 2004-E, Class A2B
6,575,049	4.45	11/25/2029	6,563,792
Sequoia Mortgage Trust Series 2004-09, Class A2
4,245,667	4.38	10/20/2034	4,247,422
Structured Adjustable Rate Mortgage Loan Series 2004-1, Class 3A3
387,194	4.66	02/25/2034	388,417
Structured Adjustable Rate Mortgage Loan Series 2004-5, Class 1A
3,189,036	4.47	05/25/2034	3,183,009
Structured Asset Securities Corp. Series 2003-24A, Class 1A3
1,475,253	5.00	07/25/2033	1,454,556
Structured Asset Securities Corp. Series 2003-34A, Class 3A3
2,457,605	4.70	11/25/2033	2,444,008
Washington Mutual Series 2005-AR11, Class A1A
6,868,197	4.15	08/25/2045	6,868,197
Washington Mutual Series 2005-AR13, Class A1A1
10,000,000	4.33	10/25/2045	10,000,000
Washington Mutual Series 2005-AR15, Class A1A
11,000,000	4.32	12/25/2040	11,000,000
Washington Mutual Series 2005-AR8, Class 2A1A
11,991,968	4.41	07/25/2045	11,943,281
Wells Fargo Mortgage Backed Securities Trust Series 2005-AR16, Class 1A1
7,730,166	4.98	10/25/2035	7,679,378

			$70,451,419

Collateralized Mortgage Obligations (CMOs) – 2.2%
Interest Only(b) – 0.0%
Countrywide Home Loan Trust Series 2003-42, Class 2X1(a)
$1,211,947	0.39%	10/25/2033	$8,719
CS First Boston Mortgage Securities Corp. Series 2003-11, Class 1A2
227,736	5.50	06/25/2033	12,104
CS First Boston Mortgage Securities Corp. Series 2003-AR18, Class 2X(a)
389,973	0.78	07/25/2033	4,346
CS First Boston Mortgage Securities Corp. Series 2003-AR20, Class 2X(a)
410,118	0.60	08/25/2033	3,676
FNMA Series 151, Class 2
39,221	9.50	04/25/2024	8,068
Master Adjustable Rate Mortgages Trust Series 2003-2, Class 3AX(a)
133,789	0.68	08/25/2033	1,931
Master Adjustable Rate Mortgages Trust Series 2003-2, Class 4AX(a)
56,276	1.16	07/25/2033	1,025
Washington Mutual Series 2003-AR04, Class X1(a)
2,928,523	1.18	01/25/2008	46,688
Washington Mutual Series 2003-AR07, Class X(a)
1,612,530	0.95	06/25/2008	22,785
Washington Mutual Series 2003-AR12, Class X(a)
7,477,430	0.49	02/25/2034	60,701

			$170,043

Inverse Floaters(a) – 0.1%
GNMA Series 2001-48, Class SA
$123,322	13.59%	10/16/2031	$137,133
GNMA Series 2001-51, Class SA
98,213	15.30	10/16/2031	112,130
GNMA Series 2001-51, Class SB
123,247	13.59	10/16/2031	139,050
GNMA Series 2001-59, Class SA
102,914	13.42	11/16/2024	113,617
GNMA Series 2002-13, Class SB
428,448	19.04	02/16/2032	531,193

			$1,033,123

Planned Amortization Class (PAC) CMO – 0.2%
FHLMC Series 2590, Class NV
$2,000,000	5.00%	03/15/2018	$1,973,376

Principal Only(c) – 0.0%
FNMA REMIC Trust Series G-35, Class N
$32,990	0.00%	10/25/2021	$27,609

Regular Floater CMOs(a) – 0.4%
FHLMC Series 1760, Class ZB
$361,891	3.86%	05/15/2024	$352,145
IMPAC CMB Trust Series 2004-8, Class 1A
2,679,740	4.40	10/25/2034	2,689,146

			$3,041,291

Sequential Fixed Rate CMOs – 1.5%
FHLMC Series 2329, Class ZA
$6,621,649	6.50%	06/15/2031	$6,827,069

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS GOVERNMENT INCOME FUND

Principal	Interest	Maturity
Amount	Rate	Date		Value
Mortgage-Backed Obligations – (continued)

Sequential Fixed Rate CMOs – (continued)
FNMA REMIC Trust Series 1993-78, Class H
$72,030	6.50%	06/25/2008		$73,050
FNMA REMIC Trust Series 1994-42, Class ZQ
4,067,567	7.00	04/25/2024		4,214,994
FNMA Series 2001-53, Class GH
1,084,703	8.00	09/25/2016		1,141,356

				$12,256,469

TOTAL COLLATERALIZED MORTGAGE OBLIGATIONS (CMOS) $				18,501,911

Commercial Mortgage-Backed Securities (CMBS) – 0.5%
Interest Only(a)(b)(d) – 0.4%
Bear Stearns Commercial Mortgage Securities, Inc. Series 2003-T10, Class X2
$21,284,147	1.26%	03/13/2040		$1,007,634
CS First Boston Mortgage Securities Corp. Series 2003-C3, Class ASP
13,476,559	1.82	05/15/2038		777,625
JP Morgan Chase Commercial Mortgage Securities Corp. Series 2004-C1, Class X2
23,444,107	1.07	01/15/2038		885,507
Prudential Commercial Mortgage Trust Series 2003-PWR1, Class X2
24,852,828	1.52	02/11/2036		1,366,587

				$4,037,353

Sequential Fixed Rate CMBS – 0.1%
CS First Boston Mortgage Securities Corp. Series 1997-C2, Class A3
$600,000	6.55%	01/17/2035		$616,268

TOTAL COMMERCIAL MORTGAGE- BACKED SECURITIES (CMBS)				$4,653,621

FHLMC – 14.0%
$2,737,628	5.50%	12/01/2008		$2,757,160
270,141	7.00	06/01/2009		279,959
1,808,611	6.50	12/01/2013		1,861,134
50,226	6.50	02/01/2014		51,685
6,638,469	7.50	11/01/2014		7,033,768
30,408	7.00	02/01/2015		31,705
3,101,401	5.50	07/01/2015		3,122,806
317,788	8.00	07/01/2015		339,221
38,289	7.00	01/01/2016		39,920
95,021	7.00	02/01/2016		99,069
917,070	5.50	05/01/2018		922,888
4,033,935	5.50	06/01/2018		4,059,528
38,296	6.50	08/01/2022		39,412
8,424,989	5.50	11/01/2023		8,379,957
23,391	7.50	03/01/2027		24,710
1,478,017	6.50	07/01/2028		1,516,043
8,095,922	6.50	12/01/2029		8,333,036
27,141	8.00	07/01/2030		29,224
59,346	7.50	12/01/2030		62,631
22,006	7.50	01/01/2031		23,224
647,183	7.00	04/01/2031		675,692
380,472	6.50	07/01/2031		391,615
2,490,691	6.50	12/01/2031		2,563,414
14,621,461	6.50	12/01/2032		15,023,247
588,941	6.50	04/01/2033		604,710
2,225,737	6.00	05/01/2033		2,247,286
6,490,367	6.50	12/01/2033		6,651,729
1,678,695	6.50	03/01/2034		1,720,430
51,000,000	5.50	TBA-15yr	(e)	50,330,625

				$119,215,828

FNMA – 19.6%
$5,737,177	7.50%	12/01/2008		$5,897,447
986,050	5.50	05/01/2009		989,249
5,898,071	5.50	09/01/2014		5,939,449
196,622	7.00	03/01/2015		204,071
62,145	8.00	01/01/2016		66,554
27,346,587	5.00	12/01/2017		27,005,746
115,971	4.50	01/01/2018		112,368
2,378,852	5.00	01/01/2018		2,349,203
5,702,948	5.00	03/01/2018		5,629,694
2,814,741	4.50	04/01/2018		2,726,608
136,334	4.50	05/01/2018		132,065
1,372,912	4.50	06/01/2018		1,329,925
316,499	4.50	07/01/2018		306,589
916,543	4.50	08/01/2018		887,846
5,341,997	4.50	09/01/2018		5,174,735
2,167,001	5.00	09/01/2018		2,141,109
55,780	4.50	10/01/2018		54,033
10,733,915	5.00	10/01/2018		10,605,666
646,024	4.50	11/01/2018		625,796
25,039	4.50	01/01/2019		24,231
1,802,406	4.50	02/01/2019		1,745,228
143,021	4.50	01/01/2020		138,543
78,306	6.50	10/01/2028		80,701
79,988	6.50	11/01/2028		82,426
32,225	7.50	07/01/2029		34,011
1,891	7.50	08/01/2029		1,996
13,883	7.50	10/01/2029		14,653
342,827	6.50	12/01/2029		353,145
134	7.50	01/01/2030		142
6,218	7.50	02/01/2030		6,560
1,212,710	7.00	07/01/2031		1,265,557
102,373	6.50	09/01/2031		105,284
920,341	6.50	11/01/2031		946,513
1,596,377	6.50	12/01/2031		1,640,782
34,931	6.50	01/01/2032		35,924
3,279,501	6.50	07/01/2032		3,367,119
539,781	6.50	12/01/2032		554,666
38,784	6.50	01/01/2034		39,855
26,000,000	4.50	TBA-15yr	(e)	25,138,750
60,000,000	5.50	TBA-15yr	(e)	59,175,000

				$166,929,239

The accompanying notes are an integral part of these financial statements.

 GOLDMAN SACHS GOVERNMENT INCOME FUND

Statement of Investments (continued)
October 31, 2005

Principal	Interest	Maturity
Amount	Rate	Date	Value
Mortgage-Backed Obligations – (continued)

Government National Mortgage Association (GNMA) – 0.0%
$94,283	6.50%	12/15/2026	$97,890

TOTAL MORTGAGE-BACKED OBLIGATIONS
(Cost $409,614,779)			$404,170,402

Agency Debentures – 23.8%

Federal Farm Credit Bank
$3,000,000	6.60%	07/07/2006	$3,043,593
6,838,000	4.10	07/21/2008	6,736,565
10,000,000	4.20	02/23/2009	9,841,780
11,000,000	4.45	06/11/2009	10,897,205
7,000,000	7.38	02/09/2010	7,718,389
Federal Home Loan Bank
1,000,000	5.68 (f)	12/03/2005	1,018,614
4,000,000	1.70	12/30/2005	3,983,044
31,500,000	2.50	03/13/2006	31,286,902
5,000,000	3.00	05/15/2006	4,962,570
2,700,000	5.38	05/15/2006	2,713,543
17,000,000	2.88	05/23/2006	16,855,347
4,510,000	2.10	10/13/2006	4,406,715
2,000,000	3.38	02/15/2008	1,943,084
3,900,000	3.50	02/13/2009	3,746,771
3,000,000	7.63	05/14/2010	3,329,502
8,400,000	4.50	09/14/2012	8,202,566
FHLMC
18,000,000	5.25	01/15/2006	18,033,156
6,600,000	2.15	02/10/2006	6,561,416
FNMA
7,000,000	3.25	06/28/2006	6,945,526
4,000,000	3.25	07/12/2006	3,966,684
8,000,000	6.16	12/18/2007	8,238,480
6,500,000	3.13	03/16/2009	6,174,214
5,000,000	6.63	09/15/2009	5,325,651
12,000,000	7.25	01/15/2010	13,122,059
New Valley Generation II
3,533,005	5.57	05/01/2020	3,548,289
Small Business Administration
705,314	6.70	12/01/2016	730,747
548,937	7.15	03/01/2017	574,549
432,922	7.50	04/01/2017	456,329
238,615	7.30	05/01/2017	250,011
172,015	6.80	08/01/2017	179,089
483,770	6.30	05/01/2018	499,933
448,455	6.30	06/01/2018	463,646
Tennessee Valley Authority(f)
6,000,000	4.88	12/15/2006	6,129,714

TOTAL AGENCY DEBENTURES
(Cost $204,107,188)			$201,885,683

Asset-Backed Securities – 4.3%

Home Equity(a) – 4.1%
Carrington Mortgage Loan Trust Series 2005-OPT2, Class A1B
$3,000,000	4.19%	05/25/2035	$2,999,064
Citigroup Mortgage Loan Trust, Inc. Series 2004-OPT1, Class A2
3,954,531	4.40	10/25/2034	3,955,234
Countrywide Alternative Loan Trust Series 2005-38, Class A3
7,622,847	4.39	09/25/2035	7,629,993
Countrywide Home Equity Loan Trust Series 2004-I, Class A
2,999,089	4.26	02/15/2034	3,000,496
Countrywide Home Equity Loan Trust Series 2004-Q, Class 2A
3,761,076	4.27	12/15/2033	3,767,544
Countrywide Home Equity Loan Trust Series 2005-B, Class 2A
3,838,921	4.15	05/15/2035	3,837,115
Master Asset Backed Securities Trust Series 2005-WMC1, Class A4
6,000,000	4.23	03/25/2035	6,002,111
Popular ABS Mortgage Pass-Through Trust Series 2004-5, Class AV2
2,312,711	4.38	12/25/2034	2,316,326
Securitized Asset Backed Receivables LLC Trust Series 2004-OP2, Class A2
1,502,152	4.39	08/25/2034	1,505,476

			$35,013,359

Lease – 0.2%
CPS Auto Trust Series 2002-A, Class A2
$1,274,653	4.81%	12/15/2008	$1,276,246

Manufactured Housing – 0.0%
Mid-State Trust Series 4, Class A
$360,346	8.33%	04/01/2030	$378,161

TOTAL ASSET-BACKED SECURITIES
(Cost $36,641,116)			$36,667,766

U.S. Treasury Obligations – 12.9%

United States Treasury Bonds
$1,900,000	8.88%	02/15/2019	$2,663,562
900,000	6.88	08/15/2025	1,132,074
United States Treasury Inflation Protected Securities(g)
12,316,510	1.88	07/15/2015	12,191,424
United States Treasury STRIPS(b)(c)
4,000,000	0.00	08/15/2013	2,804,400
3,000,000	0.00	02/15/2014	2,046,174
United States Treasury Notes
16,250,000	3.75	05/15/2008	15,993,087

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS GOVERNMENT INCOME FUND

Principal	Interest	Maturity
Amount	Rate	Date	Value
U.S. Treasury Obligations – (continued)

United States Treasury STRIPS(c)
$38,000,000	0.00%	02/15/2019	$20,116,060
18,000,000	0.00	05/15/2020	8,926,740
82,850,000	0.00	11/15/2021	38,069,576
13,100,000	0.00	11/15/2022	5,728,499
900,000	0.00	02/15/2025	352,435

TOTAL U.S. TREASURY OBLIGATIONS
(Cost $112,211,257)			$110,024,031

Insured Revenue Bonds – 0.9%

New Jersey Economic Development Authority Series A
$2,000,000	7.43%	02/15/2029	$2,523,700
Sales Tax Asset Receivable Taxable Series B
5,500,000	3.60	10/15/2008	5,323,285

TOTAL INSURED REVENUE BONDS
(Cost $7,500,000)			$7,846,985

TOTAL INVESTMENTS BEFORE REPURCHASE AGREEMENT – 89.4%
(Cost $770,074,340)			$760,594,867

Repurchase Agreement(h) – 23.9%

Joint Repurchase Agreement Account II
$203,400,000	4.03%	11/01/2005	$203,400,000
Maturity Value: $203,422,769
(Cost $203,400,000)

TOTAL INVESTMENTS – 113.3%
(Cost $973,474,340)			$963,994,867

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.

(a)	Variable rate security. Interest rate disclosed is that which is in effect at October 31, 2005.

(b)	Represents security with notional or nominal principal amount. The actual effective yield of this security is different than the stated interest rate due to the amortization of premiums or accretion of discounts.

(c)	Security issued with a zero coupon. Income is recognized through the accretion of discount.

(d)	Securities are exempt from registration under Rule 144A of the Securities Act of 1933. Under procedures approved by the Board of Trustees, such securities have been determined to be liquid by the Investment Adviser and may be resold, normally to qualified institutional buyers in transactions exempt from registration. Total market value of Rule 144A securities amounts to $4,037,353, which represents approximately 0.5% of net assets as of October 31, 2005.

(e)	TBA (To Be Announced) Securities are purchased on a forward commitment basis with an approximate principal amount and no defined maturity date. The actual principal and maturity date will be determined upon settlement when the specific mortgage pools are assigned. Total market value of TBA securities amounts to $134,644,375 which represents approximately 15.8% of net assets as of October 31, 2005.

(f)	Securities with “Put” features with resetting interest rates. Maturity dates disclosed are the next interest reset dates.

(g)	Treasury Inflation Protected Security – a Treasury note or bond that offers protection from inflation by paying a fixed rate of interest on a principal amount that is adjusted for inflation based on the Consumer Price Index.

(h)	Joint repurchase agreement was entered into on October 31, 2005. Additional information appears on page 85.

Investment Abbreviations:
LIBOR	—	London Interbank Offered Rate
REMIC	—	Real Estate Mortgage Investment Conduit

The accompanying notes are an integral part of these financial statements.

Statement of Investments (continued)
October 31, 2005

 GOLDMAN SACHS GOVERNMENT INCOME FUND

ADDITIONAL INVESTMENT INFORMATION

FUTURES CONTRACTS — At October 31, 2005, the following futures contacts were open as follows:

	Number of
	Contracts	Settlement		Unrealized
Type	Long/(Short)	Month	Market Value	Gain (Loss)

Eurodollars	41	March 2006	$9,764,663	$(54,977)
Eurodollars	90	June 2006	21,414,375	(177,056)
Eurodollars	(200)	September 2006	(47,577,500)	346,820
Eurodollars	78	December 2006	18,556,200	(118,302)
U.S. Treasury Bonds	290	December 2005	32,470,938	(1,461,133)
2 Year U.S. Treasury Notes	(129)	December 2005	(26,471,203)	120,576
5 Year U.S. Treasury Notes	(290)	December 2005	(30,708,281)	222,521
10 Year U.S. Treasury Notes	(503)	December 2005	(54,551,922)	1,301,342

TOTAL			$(77,102,730)	$179,791

SWAP CONTRACTS — At October 31, 2005, the Fund had outstanding swap contracts with the following terms:

				Rate type

		Notional		Payments	Payments
	Swap	Amount	Termination	received by	made by	Unrealized
Swap Type	Counterparty	(000s)	Date	the Fund	the Fund	Gain (Loss)

Interest Rate	Banc of America Securities LLC	$20,000	12/27/2006	3.43%	3 month LIBOR Floating	$(129,680)
Interest Rate	Banc of America Securities LLC	30,000	04/07/2008	4.34%	3 month LIBOR Floating	(334,812)
Interest Rate (a)	Banc of America Securities LLC	33,200	05/06/2008	4.41%	3 month LIBOR Floating	(318,093)
Interest Rate (a)	Banc of America Securities LLC	82,180	05/06/2008	4.35%	3 month LIBOR Floating	(879,268)
Interest Rate (a)	Banc of America Securities LLC	21,100	05/06/2008	4.35%	3 month LIBOR Floating	(225,215)
Interest Rate (a)	Banc of America Securities LLC	19,600	05/12/2008	4.47%	3 month LIBOR Floating	(166,494)
Interest Rate (a)	Banc of America Securities LLC	22,610	06/09/2008	4.00%	3 month LIBOR Floating	(387,850)
Interest Rate (a)	Banc of America Securities LLC	11,700	06/20/2008	4.30%	3 month LIBOR Floating	(135,918)
Interest Rate (a)	Banc of America Securities LLC	5,790	09/26/2008	4.43%	3 month LIBOR Floating	(53,445)
Interest Rate	Banc of America Securities LLC	35,000	09/02/2010	4.31%	3 month LIBOR Floating	(900,876)
Interest Rate	Banc of America Securities LLC	25,000	10/06/2010	4.70%	3 month LIBOR Floating	(240,884)
Interest Rate (a)	Banc of America Securities LLC	35,200	05/04/2011	3 month LIBOR Floating	4.53%	704,933
Interest Rate (a)	Banc of America Securities LLC	14,200	05/05/2011	3 month LIBOR Floating	4.58%	257,087
Interest Rate (a)	Banc of America Securities LLC	9,000	05/06/2011	3 month LIBOR Floating	4.53%	178,393
Interest Rate (a)	Banc of America Securities LLC	8,400	05/10/2011	3 month LIBOR Floating	4.64%	130,711
Interest Rate	Banc of America Securities LLC	24,000	03/07/2012	4.60%	3 month LIBOR Floating	(455,227)
Interest Rate	Banc of America Securities LLC	55,000	09/24/2012	4.52%	3 month LIBOR Floating	(1,458,705)
Interest Rate	Banc of America Securities LLC	30,000	12/09/2014	4.64%	3 month LIBOR Floating	(491,011)

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS GOVERNMENT INCOME FUND

ADDITIONAL INVESTMENT INFORMATION (continued)

SWAP CONTRACTS (continued)

				Rate type

		Notional		Payments	Payments
	Swap	Amount	Termination	received by	made by	Unrealized
Swap Type	Counterparty	(000s)	Date	the Fund	the Fund	Gain (Loss)

Interest Rate	Banc of America Securities LLC	$12,000	03/17/2015	4.91%	3 month LIBOR Floating	$(104,523)
Interest Rate	Banc of America Securities LLC	11,200	05/18/2015	4.68%	3 month LIBOR Floating	(156,534)
Interest Rate	Banc of America Securities LLC	9,000	05/26/2015	4.53%	3 month LIBOR Floating	(227,778)
Interest Rate (a)	Banc of America Securities LLC	23,200	06/07/2016	3 month LIBOR Floating	4.36%	1,339,772
Interest Rate (a)	Banc of America Securities LLC	12,100	06/20/2016	3 month LIBOR Floating	4.62%	458,353
Interest Rate (a)	Banc of America Securities LLC	6,000	09/26/2016	3 month LIBOR Floating	4.70%	196,259
Interest Rate	Banc of America Securities LLC	43,000	11/04/2019	3 month LIBOR Floating	4.87%	591,564
Interest Rate	Banc of America Securities LLC	35,000	11/12/2019	3 month LIBOR Floating	5.07%	(243,594)
Interest Rate	Banc of America Securities LLC	13,200	04/09/2035	5.27%	3 month LIBOR Floating	(18,514)
Interest Rate (a)	Banc of America Securities LLC	8,890	06/09/2036	4.64%	3 month LIBOR Floating	(869,822)
Interest Rate (a)	Banc of America Securities LLC	4,710	06/20/2036	4.88%	3 month LIBOR Floating	(295,914)
Interest Rate (a)	Banc of America Securities LLC	2,340	09/26/2036	4.94%	3 month LIBOR Floating	(126,939)

TOTAL						$(4,364,024)

(a)	Represents forward starting interest rate swaps whose effective dates of commencement of accruals and cash flows range from 5/4/06 to 9/26/06.

The accompanying notes are an integral part of these financial statements.

 GOLDMAN SACHS U.S. MORTGAGES FUND

Performance Summary

October 31, 2005

The following graph shows the value, as of October 31, 2005, of a $10,000 investment made on November 3, 2003 (commencement of operations) in the Separate Account Institutional Shares of the Goldman Sachs U.S. Mortgages Fund. For comparative purposes, the performance of the Fund’s benchmark, the Lehman Brothers Securitized Index (the “Lehman Securitized Index”) is shown. This performance data represents past performance and should not be considered indicative of future performance, which will fluctuate with changes in market conditions. These performance fluctuations will cause an investor’s shares, when redeemed, to be worth more or less than their original cost. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance of Class A and Separate Account Institutional Shares will vary from Institutional Shares due to differences in fees and loads. In addition to the investment adviser’s decisions regarding issuer/ industry investment selection and allocation, other factors may affect Fund performance. These factors include, but are not limited to, Fund operating fees and expenses, portfolio turnover, and subscription and redemption cash flows affecting the Fund.

U.S. Mortgages Fund’s Lifetime Performance

Performance of a $10,000 Investment, Distributions Reinvested November, 3, 2003 to October 31, 2005.

Average Annual Total Return through October 31, 2005	Since Inception	One Year

Class A (commenced November 3, 2003)
Excluding sales charges	3.28%	1.00%
Including sales charges	0.93%	-3.54%

Institutional Class (commenced November 3, 2003)	3.76%	1.49%

Separate Account Institutional (commenced November 3, 2003)	3.77%	1.54%

GOLDMAN SACHS U.S. MORTGAGES FUND

Statement of Investments

October 31, 2005

Principal	Interest	Maturity
Amount	Rate	Date	Value
Mortgage-Backed Obligations – 92.7%

Adjustable Rate Federal National Mortgage Association (FNMA)(a) – 4.3%
$62,727	3.93%	07/01/2022	$63,747
74,438	4.12	07/01/2027	74,973
123,246	4.12	11/01/2027	124,132
29,678	4.12	01/01/2031	29,769
47,215	4.12	06/01/2032	47,423
56,438	3.93	08/01/2032	56,680
143,465	3.93	05/01/2033	144,167
5,309,076	4.49	05/01/2033	5,275,808
983,317	4.86	06/01/2033	977,244
1,262,645	4.38	12/01/2033	1,247,855
2,459,513	3.49	05/01/2034	2,354,318
2,079,816	4.55	08/01/2034	2,070,775
7,381,170	4.59	02/01/2035	7,255,199
63,202	4.12	11/01/2035	63,524
273,268	4.12	12/01/2037	274,678
139,362	4.12	01/01/2038	140,086
99,710	4.12	11/01/2040	100,233

			$20,300,611

Adjustable Rate Government National Mortgage Association (GNMA)(a) – 0.2%
GNMA
$855,127	4.50%	12/20/2034	$846,877

Adjustable Rate Non-Agency(a) – 8.7%
American Home Mortgage Investment Trust Series 2004-3, Class 1A
$486,293	4.41%	10/25/2034	$487,508
Bear Stearns Alt-A Trust Series 2004-3, Class A1
409,470	4.36	04/25/2034	411,497
Countrywide Alternative Loan Trust Series 2005-59, Class 1A1
4,996,482	4.33	11/20/2035	5,004,526
Harborview Mortgage Loan Trust Series 2005-10, Class 2A1A
997,819	4.31	11/19/2035	998,385
Harborview Mortgage Loan Trust Series 2005-15, Class 2A11
3,000,000	4.35	10/20/2045	3,000,000
IMPAC Secured Assets Corp. Series 2004-3, Class 1A4
916,134	4.44	11/25/2034	918,330
Lehman XS Trust Series 2005-5N, Class 3A1A
3,500,000	4.38	11/25/2035	3,497,813
Mortgage IT Trust Series 2005-5, Class A1
2,000,000	4.30	12/25/2035	2,000,000
Sequoia Mortgage Trust Series 2004-09, Class A2
2,612,718	4.38	10/20/2034	2,613,798
Structured Adjustable Rate Mortgage Loan Series 2004-6, Class 3A2
1,947,047	4.74	06/25/2034	1,907,133
Structured Adjustable Rate Mortgage Loan Series 2004-19, Class 2A2
755,407	5.08	01/25/2035	766,642
Structured Asset Securities Corp. Series 2003-34A, Class 3A3
122,880	4.70	11/25/2033	122,201
Structured Asset Securities Corp. Series 2003-37A, Class 3A7
469,143	4.52	12/25/2033	464,545
Washington Mutual Series 2005-AR15, Class A1A
6,000,000	4.32	12/25/2040	6,000,000
Washington Mutual Series 2005-AR11, Class A1A
3,924,684	4.36	08/25/2045	3,924,684
Washington Mutual Series 2005-AR13, Class A1A1
5,000,000	4.33	10/25/2045	5,000,000
Wells Fargo Mortgage Backed Securities Trust Series 2005-AR16, Class 1A1
3,865,083	4.98	10/25/2035	3,839,689

			$40,956,751

Collateralized Mortgage Obligations (CMOs) – 3.6%
Interest Only(b) – 0.1%
ABN AMRO Mortgage Corp. Series 2003-5, Class A2
$95,282	5.50%	04/25/2033	$5,941
ABN AMRO Mortgage Corp. Series 2003-8, Class A2
509,627	5.50	06/25/2033	52,996
Countrywide Home Loan Trust Series 2003-42, Class 2X1(a)
790,400	0.39	10/25/2033	5,686
CS First Boston Mortgage Securities Corp. Series 2002-AR31, Class 5X(a)
978,196	0.00	11/25/2032	1
CS First Boston Mortgage Securities Corp. Series 2003-08, Class 3A2
13,068	5.50	04/25/2033	562
CS First Boston Mortgage Securities Corp. Series 2003-10, Class 3A13
12,452	5.75	05/25/2033	604
CS First Boston Mortgage Securities Corp. Series 2003-11, Class 1A2
45,547	5.50	06/25/2033	2,421
CS First Boston Mortgage Securities Corp. Series 2003-19, Class 1A2
535,655	5.25	07/25/2033	58,575
FHLMC Series 2575, Class IB
371,361	5.50	08/15/2030	48,948
FNMA Series E, Class E2
2,124	506.00	09/01/2010	19,513
Master Adjustable Rate Mortgages Trust Series 2003-2, Class 3AX(a)
89,193	0.68	08/25/2033	1,287
Master Adjustable Rate Mortgages Trust Series 2003-2, Class 4AX(a)
28,138	1.16	07/25/2033	513
Washington Mutual Series 2003-AR04, Class X1(a)
488,087	1.18	01/25/2008	7,781
Washington Mutual Series 2003-AR12, Class X(a)
1,263,079	0.49	02/25/2034	10,254
Washington Mutual Series 2003-S3, Class 1A41
582,801	5.50	06/25/2033	36,679

			$251,761

The accompanying notes are an integral part of these financial statements.

 GOLDMAN SACHS U.S. MORTGAGES FUND

Statement of Investments (continued)
October 31, 2005

Principal	Interest	Maturity
Amount	Rate	Date	Value
Mortgage-Backed Obligations – (continued)

Inverse Floaters(a) – 0.0%
FHLMC Series 1544, Class M
$22,140	13.05%	07/15/2008	$23,364
FNMA Series 1993-072, Class SA
5,158	13.84	05/25/2008	5,491
FNMA Series 1993-093, Class SA
11,785	15.99	05/25/2008	12,755
FNMA Series 1993-095, Class SE
11,058	16.95	06/25/2008	12,238
FNMA Series 1993-135, Class S
19,309	9.29	07/25/2008	20,055
GNMA Series 2001-48, Class SA
41,107	13.59	10/16/2031	45,711
GNMA Series 2001-51, Class SB
41,082	13.59	10/16/2031	46,350
GNMA Series 2001-59, Class SA
59,080	13.42	11/16/2024	65,225

			$231,189

Planned Amortization Class (PAC) CMO – 0.0%
FNMA Series 1993-63, Class PK
$55,488	6.50%	05/25/2008	$56,236

Sequential Fixed Rate CMOs – 3.5%
Banc of America Mortgage Securities, Inc. Series 2002-9, Class 3A1
$46,363	6.00%	10/25/2017	$47,073
CS First Boston Mortgage Securities Corp. Series 2002-5, Class PPA1
248,464	6.50	03/25/2032	251,290
FHLMC Series 1703, Class GC
2,500,000	6.50	04/15/2009	2,558,727
FHLMC Series 1823, Class A
2,000,000	6.50	08/15/2023	2,026,969
FHLMC Series 2042, Class N
1,241,010	6.50	03/15/2028	1,269,430
FHLMC Series 2425, Class JG
119,727	6.00	09/15/2015	119,869
FHLMC Series 2458, Class OD
238,393	6.00	04/15/2016	239,860
FNMA REMIC Trust Series 1993-101, Class PJ
640,136	7.00	06/25/2008	650,792
FNMA REMIC Trust Series 2002-24, Class AE
1,041,219	6.00	04/25/2016	1,043,405
FNMA Series 1993-76, Class PJ
153,917	6.00	06/25/2008	155,423
FNMA Series 1994-42, Class K
3,000,000	6.50	04/25/2024	3,133,079
FNMA Series 1994-75, Class J
161,426	7.00	10/25/2023	162,202
FNMA Series 2000-16, Class ZG
1,582,164	8.50	06/25/2030	1,694,715
Impac Secured Assets Corp. Series 2001-2, Class A5(a)
2,868,483	7.22	03/25/2031	2,859,344

			$16,212,178

TOTAL COLLATERALIZED MORTGAGE OBLIGATIONS (CMOS)			$16,751,364

Commercial Mortgage-Backed Securities (CMBS) – 0.3%
Interest Only(a)(b)(c) – 0.2%
Bear Stearns Commercial Mortgage Securities, Inc. Series 2003-T10, Class X2
$6,015,085	1.43%	03/13/2040	$284,766
JP Morgan Chase Commercial Mortgage Securities Corp. Series 2004-C1, Class X2
6,157,038	1.25	01/15/2038	232,558
Prudential Commercial Mortgage Trust Series 2003-PWR1, Class X2
6,564,898	1.70	02/11/2036	360,985

			$878,309

Sequential Fixed Rate CMBS – 0.1%
CS First Boston Mortgage Securities Corp. Series 1997-C2, Class A3
$335,000	6.55%	01/17/2035	$344,083
LB-UBS Commercial Mortgage Trust Series 2002-C1, Class A2
400,000	5.97	03/15/2026	406,526

			$750,609

TOTAL COMMERCIAL MORTGAGE-BACKED SECURITIES (CMBS)			$1,628,918

Federal Home Loan Mortgage Corp. (FHLMC) – 18.1%
$32,215	7.00%	04/01/2015	$33,479
29,841	7.00	02/01/2016	31,113
181,033	6.00	03/01/2016	184,351
1,000,000	5.00	03/15/2018	986,688
4,212,494	5.50	11/01/2023	4,189,979
63,581	7.50	03/01/2027	67,165
686,095	6.50	12/01/2029	706,190
647,183	7.00	04/01/2031	675,692
4,250,292	7.00	09/01/2031	4,438,538
2,248,940	7.00	04/01/2032	2,347,431
3,788,750	7.00	05/01/2032	3,954,674
9,284,627	6.50	12/01/2032	9,539,762
1,156,463	6.00	05/01/2033	1,167,660
618,670	6.50	08/01/2033	634,702
57,000,000	5.50	TBA-15yr (d)	56,251,875

			$85,209,299

FNMA – 57.5%
$12,874	5.50%	04/01/2016	$12,965
14,271	5.50	08/01/2016	14,372
157,290	5.50	11/01/2016	158,398
129,876	5.50	12/01/2016	130,790
181,927	5.50	01/01/2017	183,208
20,678,906	5.00	10/01/2017	20,421,170

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS U.S. MORTGAGES FUND

Principal	Interest	Maturity
Amount	Rate	Date		Value
Mortgage-Backed Obligations – (continued)

FNMA – (continued)
$13,973,134	5.00%	12/01/2017		$13,798,975
154,628	4.50	01/01/2018		149,824
4,980,303	5.00	01/01/2018		4,918,229
8,082	6.00	02/01/2018		8,207
7,750,665	5.00	03/01/2018		7,651,108
181,778	4.50	05/01/2018		176,087
3,621,091	5.00	05/01/2018		3,577,826
116,763	6.00	05/01/2018		118,570
8,635,857	4.50	06/01/2018		8,365,459
2,210,517	5.00	06/01/2018		2,184,106
4,198,366	4.50	07/01/2018		4,066,912
4,019,570	4.50	08/01/2018		3,893,712
590,249	4.50	09/01/2018		571,768
26,231	4.50	10/01/2018		25,409
713,391	4.50	11/01/2018		691,054
603,203	6.00	11/01/2018		612,535
6,049,494	4.50	12/01/2018		5,860,079
1,101,111	6.00	12/01/2018		1,118,143
908,347	6.00	01/01/2019		922,397
1,680,712	4.50	02/01/2019		1,626,665
394,309	4.50	03/01/2019		381,594
311,265	6.00	04/01/2019		316,055
62,922	6.00	05/01/2019		63,890
1,519,666	4.50	06/01/2019		1,470,662
5,365,279	4.50	07/01/2019		5,192,267
1,516,813	4.50	08/01/2019		1,467,901
241,877	4.50	09/01/2019		234,077
190,696	4.50	01/01/2020		184,725
240,803	7.00	09/01/2021		252,641
785,346	7.00	06/01/2022		823,713
327,562	7.00	07/01/2022		343,564
627,947	5.50	08/01/2023		624,209
103,162	6.50	01/01/2029		106,267
165,884	6.50	04/01/2029		170,681
150,049	6.50	05/01/2029		154,388
1,313,617	6.50	06/01/2029		1,351,602
707,475	6.50	07/01/2029		727,932
101,182	6.50	09/01/2029		104,108
1,439,872	6.50	12/01/2029		1,483,207
246,660	7.00	08/01/2031		257,428
2,747,477	6.50	12/01/2031		2,823,241
440,298	6.50	07/01/2032		452,061
4,529,870	6.50	08/01/2032		4,650,894
515,151	6.50	11/01/2032		528,915
10,332,953	6.50	12/01/2032		10,617,890
331,160	6.00	01/01/2033		334,151
3,702,236	6.50	01/01/2033		3,804,327
8,000	6.00	02/01/2033		8,072
116,856	6.50	05/01/2033		120,078
200,847	6.00	06/01/2033		202,537
73,243	6.00	07/01/2033		73,860
171,652	6.00	09/01/2033		173,096
42,325	6.00	10/01/2033		42,681
1,072,674	5.50	02/01/2034		1,059,065
4,314,974	6.50	02/01/2034		4,429,177
33,485	6.50	03/01/2034		34,380
323,200	5.50	07/01/2034		319,099
87,546	6.00	11/01/2034		88,282
2,636,601	6.00	12/01/2034		2,658,773
71,000,000	4.50	TBA-15yr	(d)	68,648,125
73,000,000	5.50	TBA-15yr	(d)	71,996,250

				$270,033,833

GNMA – 0.0%
$1,123	6.00%	12/15/2023		$1,144
37,069	6.00	03/15/2026		37,806
68,414	6.00	04/15/2026		69,776

				$108,726

TOTAL MORTGAGE-BACKED OBLIGATIONS
(Cost $441,073,867)				$435,836,379

Asset-Backed Securities(a) – 9.3%

Home Equity – 9.3%
Carrington Mortgage Loan Trust Series 2005-OPT2, Class A1B
$2,000,000	4.19%	05/25/2035		$1,999,376
ContiMortgage Home Equity Loan Trust Series 1999-1, Class A7
268,682	6.97	12/25/2013		267,957
Countrywide Alternative Loan Trust Series 2005-38, Class A3
4,764,279	4.39	09/25/2035		4,768,746
Countrywide Home Equity Loan Trust Series 2002-E, Class A
195,541	4.23	10/15/2028		195,757
Countrywide Home Equity Loan Trust Series 2003-A, Class A
2,454,633	4.32	03/15/2029		2,461,096
Countrywide Home Equity Loan Trust Series 2003-D, Class A
768,265	4.23	06/15/2029		768,423
Countrywide Home Equity Loan Trust Series 2004-G, Class 2A
727,293	4.19	12/15/2029		729,217
Countrywide Home Equity Loan Trust Series 2004-I, Class A
2,999,089	4.26	02/15/2034		3,000,496
Countrywide Home Equity Loan Trust Series 2004-J, Class 2A
505,951	4.26	12/15/2033		506,584
Countrywide Home Equity Loan Trust Series 2004-O, Class 1A
1,249,110	4.25	02/15/2034		1,250,672
Countrywide Home Equity Loan Trust Series 2004-Q, Class 2A
1,253,692	4.27	12/15/2033		1,255,848
Countrywide Home Equity Loan Trust Series 2004-S, Class 1A
640,223	4.21	02/15/2030		640,423
Countrywide Home Equity Loan Trust Series 2005-A, Class 2A
2,175,169	4.21	04/15/2035		2,175,851
First Franklin Mortgage Loan Asset Backed Certificates Series 2004-FF11, Class 2A2
2,000,000	4.32	01/25/2035		2,002,500

The accompanying notes are an integral part of these financial statements.

 GOLDMAN SACHS U.S. MORTGAGES FUND

Statement of Investments (continued)
October 31, 2005

Principal	Interest	Maturity
Amount	Rate	Date	Value
Asset-Backed Securities(a) – (continued)

Home Equity – (continued)
Impac CMB Trust Series 2004-6, Class 1A2
$1,784,717	4.43%	10/25/2034	$1,787,906
Impac CMB Trust Series 2004-8, Class 1A
1,004,903	4.40	10/25/2034	1,008,430
Master Asset Backed Securities Trust Series 2005-WMC1, Class A4
3,000,000	4.23	03/25/2035	3,001,055
Merrill Lynch Mortgage Investors, Inc. Series 2004-WMC5, Class A2B2
2,000,000	4.18	07/25/2035	2,003,306
Ownit Mortgage Loan Asset-Backed Certificates Series 2005-4, Class A2A1
5,000,000	4.19	08/25/2036	5,000,000
Popular ABS Mortgage Pass-Through Trust Series 2004-5, Class AV2
608,608	4.38	12/25/2034	609,559
Residential Asset Mortgage Products, Inc. Series 2004-RZ1, Class AII
1,076,284	4.28	03/25/2034	1,076,241
Residential Funding Mortgage Securities, Inc. Series 2004-HS2, Class AII
914,363	4.06	06/25/2029	915,066
Washington Mutual Series 2005-AR8, Class 2A1A
6,235,823	4.41	07/25/2045	6,210,506

TOTAL ASSET-BACKED SECURITIES
(Cost $43,628,644)			$43,635,015

U.S. Treasury Obligations – 3.9%

United States Treasury Bonds
$900,000	8.88%	02/15/2019	$1,261,687
United States Treasury Inflation Protected Securities(f)
7,066,850	1.88	07/15/2015	6,995,079
United States Treasury Notes
4,700,000	3.63	04/30/2007	4,647,675
1,700,000	4.13	05/15/2015	1,640,500
United States Treasury STRIPS(e)
2,000,000	0.00	11/15/2021	917,212
5,700,000	0.00	11/15/2022	2,492,554
1,000,000	0.00	02/15/2025	391,594

TOTAL U.S. TREASURY OBLIGATIONS
(Cost $18,683,431)			$18,346,301

TOTAL INVESTMENTS BEFORE REPURCHASE AGREEMENT – 105.9%
(Cost $503,386,142)			$497,817,695

Repurchase Agreement(g) – 37.2%

Joint Repurchase Agreement Account II
$174,600,000	4.03%	11/01/2005	$174,600,000
Maturity Value: $174,619,560
(Cost $174,600,000)

TOTAL INVESTMENTS – 143.1%
(Cost $677,986,142)			$672,417,695

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.

(a)	Variable rate security. Interest rate disclosed is that which is in effect at October 31, 2005.

(b)	Represents security with notional or nominal principal amount. The actual effective yield of this security is different than the stated interest rate due to the amortization of premiums or accretion of discounts.

(c)	Securities are exempt from registration under Rule 144A of the Securities Act of 1933. Under procedures approved by the Board of Trustees, such securities have been determined to be liquid by the Investment Adviser and may be resold, normally to qualified institutional buyers in transactions exempt from registration. Total market value of Rule 144A securities amounted to $878,309, which represents approximately 0.2% of net assets as of October 31, 2005.

(d)	TBA (To Be Announced) Securities are purchased on a forward commitment basis with an approximate principal amount and no defined maturity date. The actual principal and maturity date will be determined upon settlement when the specific mortgage pools are assigned. Total market value of TBA securities amounts to $196,896,250 which represents approximately 41.9% of net assets as of October 31, 2005.

(e)	Security issued with a zero coupon. Income is recognized through the accretion of discount.

(f)	Treasury Inflation Protected Security – a Treasury note or bond that offers protection from inflation by paying a fixed rate of interest on a principal amount that is adjusted for inflation based on the Consumer Price Index.

(g)	Joint repurchase agreement was entered into on October 31, 2005. Additional information appears on page 85.

Investment Abbreviations:
LIBOR	—	London Interbank Offered Rate
REMIC	—	Real Estate Mortgage Investment Conduit

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS U.S. MORTGAGES FUND

ADDITIONAL INVESTMENT INFORMATION

FUTURES CONTRACTS — At October 31, 2005, the following futures contacts were open as follows:

	Number of
	Contracts			Unrealized
Type	Long/(Short)	Settlement Month	Market Value	Gain (Loss)

Eurodollars	(20)	December 2005	$(4,776,000)	$20,432
Eurodollars	(14)	March 2006	(3,334,275)	20,252
Eurodollars	(20)	June 2006	(4,758,750)	31,432
Eurodollars	(20)	September 2006	(4,757,750)	30,682
Eurodollars	14	December 2006	3,330,600	(20,647)
Eurodollars	(20)	March 2007	(4,759,250)	26,182
U.S. Treasury Bonds	227	December 2005	25,416,906	(1,013,264)
2 Year U.S. Treasury Notes	(74)	December 2005	(15,185,031)	69,168
5 Year U.S. Treasury Notes	(322)	December 2005	(34,096,781)	219,224
10 Year U.S. Treasury Notes	(180)	December 2005	(19,521,563)	443,580

TOTAL			$(62,441,894)	$(172,959)

SWAP CONTRACTS — At October 31, 2005 the Fund had outstanding swap contracts with the following terms:

				Rate Type

		Notional		Payments	Payments
	Swap	Amount	Termination	received by	made by	Unrealized
Swap Type	Counterparty	(000s)	Date	the Fund	the Fund	Gain (Loss)

Interest Rate (a)	Banc of America Securities LLC	$14,300	05/05/2008	4.41%	3 month LIBOR Floating	$(137,010)
Interest Rate (a)	Banc of America Securities LLC	34,550	05/06/2008	4.35%	3 month LIBOR Floating	(369,661)
Interest Rate (a)	Banc of America Securities LLC	8,900	05/06/2008	4.35%	3 month LIBOR Floating	(94,996)
Interest Rate (a)	Banc of America Securities LLC	8,200	05/12/2008	4.47%	3 month LIBOR Floating	(69,656)
Interest Rate (a)	Banc of America Securities LLC	11,790	06/09/2008	4.00%	3 month LIBOR Floating	(202,244)
Interest Rate (a)	Banc of America Securities LLC	6,580	06/20/2008	4.30%	3 month LIBOR Floating	(76,439)
Interest Rate (a)	Banc of America Securities LLC	1,930	09/26/2008	4.43%	3 month LIBOR Floating	(17,815)
Interest Rate	Banc of America Securities LLC	12,000	09/02/2010	4.31%	3 month LIBOR Floating	(308,872)
Interest Rate	Banc of America Securities LLC	15,000	10/06/2010	4.70%	3 month LIBOR Floating	(149,206)
Interest Rate (a)	Banc of America Securities LLC	14,800	05/04/2011	3 month LIBOR Floating	4.53%	296,392
Interest Rate (a)	Banc of America Securities LLC	6,100	05/05/2011	3 month LIBOR Floating	4.58%	110,439
Interest Rate (a)	Banc of America Securities LLC	3,800	05/06/2011	3 month LIBOR Floating	4.54%	75,321
Interest Rate (a)	Banc of America Securities LLC	3,500	05/10/2011	3 month LIBOR Floating	4.64%	54,463
Interest Rate	Banc of America Securities LLC	11,000	05/23/2012	4.37%	3 month LIBOR Floating	(226,908)
Interest Rate	Banc of America Securities LLC	18,000	09/24/2012	4.52%	3 month LIBOR Floating	(475,622)

The accompanying notes are an integral part of these financial statements.

Statement of Investments (continued)
October 31, 2005

 GOLDMAN SACHS U.S. MORTGAGES FUND

ADDITIONAL INVESTMENT INFORMATION (continued)

SWAP CONTRACTS (continued)

				Rate Type

		Notional		Payments	Payments
	Swap	Amount	Termination	received by	made by	Unrealized
Swap Type	Counterparty	(000s)	Date	the Fund	the Fund	Gain (Loss)

Interest Rate (a)	Banc of America Securities LLC	$12,100	06/07/2016	3 month LIBOR Floating	4.36%	$698,760
Interest Rate (a)	Banc of America Securities LLC	6,800	06/20/2016	3 month LIBOR Floating	4.62%	257,587
Interest Rate (a)	Banc of America Securities LLC	2,000	09/26/2016	3 month LIBOR Floating	4.70%	65,420
Interest Rate	Banc of America Securities LLC	5,000	11/12/2019	3 month LIBOR Floating	5.07%	(28,837)
Interest Rate (a)	Banc of America Securities LLC	4,630	06/09/2036	4.64%	3 month LIBOR Floating	(453,012)
Interest Rate (a)	Banc of America Securities LLC	2,650	06/20/2036	4.88%	3 month LIBOR Floating	(166,491)
Interest Rate (a)	Banc of America Securities LLC	780	09/26/2036	4.94%	3 month LIBOR Floating	(42,313)

TOTAL						$(1,260,700)

(a)	Represents forward starting interest rate swaps whose effective dates of commencement of accruals and cash flows range from 5/4/06 to 9/26/06.

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS CORE FIXED INCOME FUND

Performance Summary

October 31, 2005

The following graph shows the value, as of October 31, 2005, of a $10,000 investment made on January 5, 1994 (commencement of operations) in the Institutional Shares of the Goldman Sachs Core Fixed Income Fund. For comparative purposes, the performance of the Fund’s benchmark, the Lehman Brothers Aggregate Bond Index (“Lehman Aggregate Bond Index”), is shown. This performance data represents past performance and should not be considered indicative of future performance, which will fluctuate with changes in market conditions. These performance fluctuations will cause an investor’s shares, when redeemed, to be worth more or less than their original cost. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance of Class A, Class B, Class C, and Service Shares will vary from Institutional Shares due to differences in fees and loads. In addition to the investment adviser’s decisions regarding issuer/industry/country investment selection and allocation, other factors may affect Fund performance. These factors include, but are not limited to, Fund operating fees and expenses, portfolio turnover, and subscription and redemption cash flows affecting the Fund.

Core Fixed Income Fund’s Lifetime Performance

Performance of a $10,000 Investment, Distributions Reinvested January 5, 1994 to October 31, 2005.(a)

Average Annual Total Return through October 31, 2005	Since Inception	Ten Years	Five Years	One Year

Class A (commenced May 1, 1997)
Excluding sales charges	6.23%	n/a	6.34%	1.14%
Including sales charges	5.66%	n/a	5.36%	-3.38%

Class B (commenced May 1, 1997)
Excluding contingent deferred sales charges	5.46%	n/a	5.57%	0.38%
Including contingent deferred sales charges	5.46%	n/a	5.16%	-4.64%

Class C (commenced August 15, 1997)
Excluding contingent deferred sales charges	5.17%	n/a	5.55%	0.38%
Including contingent deferred sales charges	5.17%	n/a	5.55%	-0.62%

Institutional Class (commenced January 5, 1994)	6.45%	6.44%	6.77%	1.53%

Service Class (commenced March 13, 1996)	6.08%	n/a	6.26%	1.02%

(a)	The value of a $10,000 investment for the Institutional Shares in the Fund for the 10-Year period ending October 31, 2005 is $18,668 assuming reinvestment of dividends. For comparative purposes, the Lehman Aggregate Bond Index is $18,462 for the same period.

 GOLDMAN SACHS CORE FIXED INCOME FUND

Statement of Investments

October 31, 2005

Principal	Interest	Maturity
Amount*	Rate	Date	Value
Corporate Bonds – 15.7%

Automotive – 0.9%
Dana Corp.
$1,200,000	5.85%	01/15/2015	$882,000
Ford Motor Credit Co.
3,825,000	6.88	02/01/2006	3,823,034
1,500,000	6.50	01/25/2007	1,481,595
General Motors Acceptance Corp.
2,575,000	6.75	01/15/2006	2,577,629
EUR1,875,000	4.00	02/09/2006	2,238,330
1,850,000	5.75	02/14/2006	2,225,361
$3,250,000	6.88	09/15/2011	3,151,262

			$16,379,211

Banks – 2.6%
ANZ Capital Trust I(b)(c)
$3,500,000	5.36%	12/15/2013	$3,436,863
Associates Corp. NA
2,000,000	8.55	07/15/2009	2,239,972
Astoria Financial Corp.
4,600,000	5.75	10/15/2012	4,631,589
Bank of America Corp.
500,000	5.88	02/15/2009	513,460
Citigroup, Inc.
2,000,000	7.25	10/15/2011	2,224,818
Development Bank of Singapore Ltd.(b)(d)
3,625,000	5.00	11/15/2019	3,512,527
Fleet Boston Financial Corp.
1,000,000	6.50	03/15/2008	1,035,382
450,000	7.38	12/01/2009	487,891
Greater Bay Bancorp Series D
2,900,000	5.13	04/15/2010	2,863,620
GreenPoint Financial Corp.
2,400,000	3.20	06/06/2008	2,298,288
HBOS Capital Funding LP(b)(c)(d)
4,325,000	6.07	06/30/2014	4,451,826
Mizuho JGB Investment LLC(b)(c)(d)
1,600,000	9.87	06/30/2008	1,771,395
National Australia Bank Ltd.
2,000,000	8.60	05/19/2010	2,280,571
Popular North America, Inc. Series E
4,500,000	6.13	10/15/2006	4,552,553
Resona Bank Ltd.(b)(c)(d)
3,500,000	5.85	04/15/2016	3,378,273
Resona Bank Ltd.(b)(c)
EUR2,675,000	4.13	04/15/2016	3,137,021
Sovereign Bancorp, Inc.(d)
$700,000	4.17	08/25/2006	701,203
Sovereign Bank
1,000,000	4.00	02/01/2008	982,596
500,000	5.13	03/15/2013	489,061
2,550,000	4.38 (d)	08/01/2013	2,489,640
Union Planters Bank
75,000	5.13	06/15/2007	75,388
Union Planters Corp.
150,000	7.75	03/01/2011	168,243
Wells Fargo Bank NA(d)
1,000,000	6.45	02/01/2011	1,063,067

			$48,785,247

Brokerage – 0.4%
Lehman Brothers Holdings E-Capital Trust I(b)(d)
1,675,000	4.59	08/19/2065	1,678,822
Merrill Lynch & Co., Inc.
1,000,000	6.38	10/15/2008	1,039,023
1,000,000	6.00	02/17/2009	1,029,186
Morgan Stanley
3,000,000	5.05	01/21/2011	2,973,807

			$6,720,838

Captive Financial – 0.1%
Nelnet, Inc.
$2,580,000	5.13%	06/01/2010	$2,506,136

Chemicals – 0.1%
Lubrizol Corp.
$875,000	7.25%	06/15/2025	$946,065

Diversified Manufacturing – 0.4%
Tyco International Group Participation Certificate(b)
$3,525,000	4.44%	06/15/2007	$3,498,069
Tyco International Group SA
1,000,000	6.38	02/15/2006	1,004,760
2,000,000	5.80	08/01/2006	2,013,262

			$6,516,091

Electric – 1.0%
Calenergy, Inc.
$1,500,000	7.63%	10/15/2007	$1,568,040
CenterPoint Energy, Inc. Series B
550,000	7.25	09/01/2010	589,137
FirstEnergy Corp.
4,050,000	7.38	11/15/2031	4,601,950
Nisource Finance Corp.(d)
5,000,000	4.39	11/23/2009	5,014,725
Southern California Edison Co.
750,000	6.38	01/15/2006	752,605
TXU Corp.
1,000,000	6.50	11/15/2024	901,796
TXU Corp. Series O
5,250,000	4.80	11/15/2009	4,975,168

			$18,403,421

Entertainment – 0.1%
Time Warner Entertainment Co. LP
$2,175,000	8.38%	03/15/2023	$2,569,664

Environmental – 0.1%
Waste Management, Inc.
$2,000,000	7.38%	08/01/2010	$2,173,368

Food & Beverage – 0.0%
Tyson Foods, Inc.
$350,000	7.25%	10/01/2006	$356,688

Gaming – 0.3%
Caesars Entertainment, Inc.
$1,745,000	7.50%	09/01/2009	$1,858,425
Harrahs Operating Co., Inc.
2,475,000	5.50	07/01/2010	2,455,284
MGM Mirage, Inc.
850,000	8.50	09/15/2010	911,625

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS CORE FIXED INCOME FUND

Principal	Interest	Maturity
Amount*	Rate	Date	Value
Corporate Bonds – (continued)

Gaming – (continued)
Park Place Entertainment Corp.
$950,000	8.50%	11/15/2006	$982,371

			$6,207,705

Home Construction – 0.2%
D. R. Horton, Inc.
$3,425,000	5.38%	06/15/2012	$3,261,504

Integrated – 0.1%
Amerada Hess Corp.
$2,250,000	7.13%	03/15/2033	$2,489,616

Life Insurance – 0.2%
Hartford Life, Inc.
$200,000	7.10%	06/15/2007	$206,815
Principal Financial Group Australia(b)
2,750,000	8.20	08/15/2009	3,019,244
Reinsurance Group of America, Inc.
550,000	6.75	12/15/2011	579,057

			$3,805,116

Media-Cable – 1.0%
Comcast Cable Communications Holdings, Inc.
$2,300,000	8.38%	03/15/2013	$2,648,818
3,450,000	9.46	11/15/2022	4,468,522
Comcast Cable Communications, Inc.
2,250,000	6.38	01/30/2006	2,259,697
550,000	10.50	06/15/2006	566,362
Cox Communications, Inc.
2,925,000	4.63	01/15/2010	2,821,903
Cox Enterprises, Inc.(b)
2,825,000	4.38	05/01/2008	2,760,822
Lenfest Communications, Inc.
2,000,000	8.38	11/01/2005	2,000,000
Rogers Cable, Inc.
1,575,000	5.50	03/15/2014	1,449,000

			$18,975,124

Media-Non Cable – 0.5%
Clear Channel Communications, Inc.
$5,325,000	8.00%	11/01/2008	$5,672,162
850,000	6.88	06/15/2018	846,091
1,875,000	7.25	10/15/2027	1,890,321

			$8,408,574

Noncaptive-Financial – 1.4%
American General Finance Corp.
$2,000,000	6.10%	05/22/2006	$2,016,274
250,000	5.75	03/15/2007	252,717
200,000	2.75	06/15/2008	188,881
Countrywide Financial Corp.(d)
3,775,000	4.75	04/01/2011	3,774,396
GATX Financial Corp.
3,650,000	5.13	04/15/2010	3,598,944
General Electric Capital Corp.
3,000,000	7.38	01/19/2010	3,272,940
HSBC Finance Corp.
2,000,000	4.13	11/16/2009	1,926,389
1,000,000	6.38	10/15/2011	1,054,324
PHH Corp.
7,950,000	6.00	03/01/2008	8,007,813
Wells Fargo Financial, Inc.
2,000,000	5.88	08/15/2008	2,050,096

			$26,142,774

Pipelines – 0.7%
CenterPoint Energy Resources Corp. Series B
$100,000	7.88%	04/01/2013	$112,943
5,725,000	5.95	01/15/2014	5,787,643
Energy Transfer Partners(b)
5,850,000	5.65	08/01/2012	5,685,931
Panhandle Eastern Pipeline
1,350,000	4.80	08/15/2008	1,330,391

			$12,916,908

Property/ Casualty Insurance – 2.3%
ACE INA Holdings, Inc.
$350,000	8.30%	08/15/2006	$359,314
ACE Ltd.
6,575,000	6.00	04/01/2007	6,668,344
AmerUs Group Co.
4,025,000	5.95	08/15/2015	3,948,300
Arch Capital Group Ltd.
3,200,000	7.35	05/01/2034	3,316,187
Asif Global Financial XXIII(b)
1,875,000	3.90	10/22/2008	1,818,878
CNA Financial Corp.
1,375,000	6.75	11/15/2006	1,395,955
98,000	6.60	12/15/2008	101,631
500,000	5.85	12/15/2014	489,306
Endurance Specialty Holdings Ltd.
925,000	6.15	10/15/2015	914,367
2,425,000	7.00	07/15/2034	2,423,844
Hartford Financial Services Group, Inc.
2,000,000	7.90	06/15/2010	2,221,363
Liberty Mutual Group(b)
1,550,000	5.75	03/15/2014	1,492,159
2,925,000	7.00	03/15/2034	2,885,635
QBE Insurance Group Ltd.(b)(d)
3,150,000	5.65	07/01/2023	3,099,449
Royal & Sun Alliance Insurance Group PLC(c)
GBP1,225,000	8.50	12/08/2014	2,510,030
SAFECO Corp.
$5,000,000	6.88	07/15/2007	5,136,620
Zurich Capital Trust I(b)
2,500,000	8.38	06/01/2037	2,704,055

			$41,485,437

Railroads – 0.1%
CSX Corp.
$2,000,000	6.40%	06/15/2009	$2,085,430

Real Estate Investment Trusts (REITs) – 0.8%
Brandywine Operating Partnership LP
$3,740,000	4.50%	11/01/2009	$3,595,068
EOP Operating LP
1,500,000	7.75	11/15/2007	1,575,750

The accompanying notes are an integral part of these financial statements.

 GOLDMAN SACHS CORE FIXED INCOME FUND

Statement of Investments (continued)
October 31, 2005

Principal	Interest	Maturity
Amount*	Rate	Date	Value
Corporate Bonds – (continued)

Real Estate Investment Trusts – (continued)
iStar Financial, Inc. Series B
$3,275,000	5.70%	03/01/2014	$3,211,101
Liberty Property LP
1,100,000	7.25	03/15/2011	1,182,400
Simon Property Group LP
200,000	7.38	01/20/2006	201,130
600,000	6.38	11/15/2007	617,444
1,625,000	7.00	06/15/2008	1,696,172
3,425,000	4.60	06/15/2010	3,344,824

			$15,423,889

Technology(b) – 0.3%
Computer Associates, Inc.
$4,975,000	4.75%	12/01/2009	$4,814,449

Tobacco – 0.2%
Altria Group, Inc.
$475,000	7.00%	11/04/2013	$511,769
750,000	7.75	01/15/2027	857,659
Philip Morris Companies, Inc.
2,550,000	6.95	06/01/2006	2,580,886

			$3,950,314

Wireless Telecommunications – 0.6%
America Movil SA de CV
$1,100,000	4.13%	03/01/2009	$1,059,421
1,800,000	5.50	03/01/2014	1,742,661
1,600,000	6.38	03/01/2035	1,501,824
AT&T Wireless Services, Inc.
2,750,000	7.88	03/01/2011	3,066,394
Intelsat
3,850,000	5.25	11/01/2008	3,522,750

			$10,893,050

Wirelines Telecommunications – 1.3%
Ameritech Capital Funding
$775,000	6.25%	05/18/2009	$801,970
Deutsche Telekom International Finance BV
3,225,000	8.75	06/15/2030	3,992,582
Qwest Capital Funding, Inc.
1,250,000	7.75	08/15/2006	1,268,750
500,000	7.90	08/15/2010	496,250
SBC Communications, Inc.
2,725,000	4.13	09/15/2009	2,620,107
1,000,000	5.88	02/01/2012	1,024,351
Sprint Capital Corp.
300,000	6.00	01/15/2007	303,840
3,850,000	6.88	11/15/2028	4,109,759
Telecom Italia Capital
1,025,000	4.00	01/15/2010	974,347
2,625,000	4.95	09/30/2014	2,490,755
TPSA Finance BV(b)
2,200,000	7.75	12/10/2008	2,361,577
TPSA Finance BV
2,500,000	7.63	01/30/2011	2,751,060

			$23,195,348

TOTAL CORPORATE BONDS
(Cost $291,374,543)			$289,411,967

Emerging Market Debt – 0.2%

Pemex Finance Ltd.
$350,000	8.02%	05/15/2007	$356,871
700,000	9.15	11/15/2018	821,687
State of Qatar
2,180,000	9.75	06/15/2030	3,237,300

TOTAL EMERGING MARKET DEBT
(Cost $4,176,355)			$4,415,858

Mortgage-Backed Obligations – 47.0%

Adjustable Rate Federal National Mortgage Association (FNMA)(d) – 0.0%
$111,386	4.49%	03/01/2033	$111,276

Adjustable Rate Non-Agency(d) – 12.2%
Bank of America Mortgage Securities, Inc. Series 2002-H, Class 1A2
$515,755	5.02%	08/25/2032	$514,112
Bear Stearns Adjustable Rate Mortgage Trust Series 2003-5, Class 1A1
521,541	4.14	08/25/2033	522,500
Bear Stearns Alternative-A Trust Series 2005-8, Class 11A1
5,658,171	4.31	10/25/2035	5,670,959
Countrywide Alternative Loan Trust Series 2005-51, Class 2A1
13,978,075	4.14	11/20/2035	13,985,721
Countrywide Alternative Loan Trust Series 2005-51, Class 4A1
11,969,382	4.16	11/20/2035	11,973,393
Countrywide Alternative Loan Trust Series 2005-59, Class 1A1
23,983,112	4.17	11/20/2035	24,021,724
Countrywide Home Loans Series 2003-37, Class 1A1
343,238	3.95	08/25/2033	344,514
CS First Boston Mortgage Securities Corp. Series 2003-AR9, Class 2A2
292,443	5.10	03/25/2033	291,462
Downey Savings & Loan Association Mortgage Loan Trust Series 2005-AR6, Class 2A1A
14,406,810	4.29	10/19/2045	14,406,810
Harborview Mortgage Loan Trust Series 2005-10, Class 2A1A
4,989,096	4.10	11/19/2035	4,991,924
Lehman XS Trust Series 2005-5N, Class 3A1A
18,000,000	4.38	11/25/2035	17,988,750
Master Adjustable Rate Mortgages Trust Series 2004-9, Class 2A1
2,169,107	4.42	11/25/2034	2,175,511
MLCC Mortgage Investors, Inc. Series 2004-E, Class A2B
13,807,603	4.45	11/25/2029	13,783,963
Sequoia Mortgage Trust Series 2003-4, Class 1A2
8,218,381	4.18	07/20/2033	8,230,243
Structured Asset Securities Corp. Series 2003-37A, Class 3A7
7,037,143	4.52	12/25/2033	6,968,179
Washington Mutual Series 2002-AR19, Class A7
1,278,372	4.68	02/25/2033	1,267,687
Washington Mutual Series 2005-AR15, Class A1A
23,000,000	4.32	12/25/2040	23,000,000
Washington Mutual Series 2005-AR8, Class 2A1A
29,260,402	4.41	07/25/2045	29,141,605
Washington Mutual Series 2005-AR13, Class A1A1
25,000,000	4.33	10/25/2045	25,000,000

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS CORE FIXED INCOME FUND

Principal	Interest	Maturity
Amount*	Rate	Date	Value
Mortgage-Backed Obligations – (continued)

Adjustable Rate Non-Agency(d) – (continued)
Wells Fargo Mortgage Backed Securities Trust Series 2005-AR16, Class 1A1
$19,325,414	4.98%	10/25/2035	$19,198,446

			$223,477,503

Collateralized Mortgage Obligations (CMOs) – 3.7%
Interest Only(e) – 0.1%
ABN AMRO Mortgage Corp. Series 2003-5, Class A2
$3,573,072	5.50%	04/25/2033	$222,802
Countrywide Home Loan Trust Series 2003-42, Class 2X1(d)
3,952,000	0.39	10/25/2033	28,432
CS First Boston Mortgage Securities Corp. Series 2002-AR31, Class 5X(d)
4,407,235	0.00	11/25/2032	4
CS First Boston Mortgage Securities Corp. Series 2003-08, Class 3A2
679,542	5.50	04/25/2033	29,238
CS First Boston Mortgage Securities Corp. Series 2003-10, Class 3A13
585,234	5.75	05/25/2033	28,384
CS First Boston Mortgage Securities Corp. Series 2003-11, Class 1A2
470,654	5.50	06/25/2033	25,014
CS First Boston Mortgage Securities Corp. Series 2003-AR18, Class 2X(d)
4,484,687	0.78	07/25/2033	49,977
CS First Boston Mortgage Securities Corp. Series 2003-AR20, Class 2X(d)
4,716,356	0.60	08/25/2033	42,269
FNMA Series 1992-24, Class N
586	789.00	03/25/2007	2,934
FNMA Series 1993-11, Class M
38,041	7.50	02/25/2008	889
Washington Mutual Series 2003-AR04, Class X1(d)
6,345,133	1.18	01/25/2008	101,157
Washington Mutual Series 2003-AR05, Class X1(d)
18,269,339	0.76	02/25/2008	201,579
Washington Mutual Series 2003-AR06, Class X2(d)
13,663,667	0.37	05/25/2008	74,877
Washington Mutual Series 2003-AR07, Class X(d)
21,970,727	1.01	06/25/2008	310,446
Washington Mutual Series 2003-AR12, Class X(d)
15,712,708	0.54	02/25/2034	127,554
Wells Fargo Mortgage Backed Securities Trust Series 2003-G, Class AI0(d)
15,221,306	0.77	06/25/2033	200,617

			$1,446,173

Inverse Floaters(d) – 0.2%
FHLMC Series 1544, Class M
$88,559	12.27%	07/15/2008	$93,457
FNMA Series 1993-072, Class SA
36,103	13.50	05/25/2008	38,435
FNMA Series 1993-093, Class SA
54,995	15.70	05/25/2008	59,525
FNMA Series 1993-095, Class SE
49,762	16.62	06/25/2008	55,070
FNMA Series 1993-135, Class S
77,238	9.29	07/25/2008	80,220
FNMA Series 1993-175, Class SA
391,559	12.44	09/25/2008	418,679
GNMA Series 2001-48, Class SA
287,752	13.59	10/16/2031	319,976
GNMA Series 2001-51, Class SA
556,539	15.30	10/16/2031	635,401
GNMA Series 2001-51, Class SB
575,155	13.59	10/16/2031	648,903
GNMA Series 2001-59, Class SA
98,756	13.42	11/16/2024	109,027
GNMA Series 2002-11, Class SA
294,510	19.04	02/16/2032	378,580
GNMA Series 2002-13, Class SB
688,479	19.04	02/16/2032	853,582
Morgan Stanley Mortgage Trust Series 40, Class 16
843,963	9.56	01/20/2022	849,012

			$4,539,867

Non-Agency CMOs(d) – 0.9%
Washington Mutual Series 2005-AR11, Class A1A
$15,698,736	4.36%	08/25/2045	$15,698,736

Planned Amortization Class (PAC) CMOs – 0.4%
FNMA REMIC Trust Series 1993-78, Class H
$912,378	6.50%	06/25/2008	$925,300
FNMA Series 1993-201, Class K
1,425,070	6.50	01/25/2023	1,422,813
FNMA Series 1999-1, Class PG
3,792,980	6.50	04/25/2028	3,818,385
FNMA Series 1999-51, Class LG
745,459	6.50	12/25/2028	748,925

			$6,915,423

Regular Floater CMOs(d) – 1.7%
FHLMC Series 1537, Class F
$535,572	3.97%	06/15/2008	$533,349
FNMA REMIC Trust Series 1993-175, Class FA
845,767	3.81	09/25/2008	833,661
FNMA REMIC Trust Series 1993-M1, Class A
19,330	6.00	04/25/2020	19,330
Impac CMB Trust Series 2004-8, Class 1A
5,694,448	4.40	10/25/2034	5,714,435
Impac CMB Trust Series 2004-10, Class 2A
11,326,827	4.36	03/25/2035	11,341,099
Impac CMB Trust Series 2005-6, Class 1A1
12,741,939	4.29	10/25/2035	12,736,464

			$31,178,338

Sequential Fixed Rate CMOs – 0.4%
Banc of America Mortgage Securities, Inc. Series 2002-9, Class 3A1
$139,089	6.00%	10/25/2017	$141,219
FHLMC Series 2367, Class BC
1,612,556	6.00	04/15/2016	1,619,176

The accompanying notes are an integral part of these financial statements.

 GOLDMAN SACHS CORE FIXED INCOME FUND

Statement of Investments (continued)
October 31, 2005

Principal	Interest	Maturity
Amount*	Rate	Date	Value
Mortgage-Backed Obligations – (continued)

Sequential Fixed Rate CMOs – (continued)
FNMA Series 2001-M2, Class C
$5,628,052	6.30%	09/25/2015	$5,814,617

			$7,575,012

TOTAL COLLATERALIZED MORTGAGE OBLIGATIONS (CMOS)			$67,353,549

Commercial Mortgage-Backed Securities (CMBS) – 1.4%
Interest Only(b)(d)(e) – 0.1%
Bear Stearns Commercial Mortgage Securities, Inc. Series 2001-TOP2, Class X2
38,000,000	1.14	02/15/2035	1,029,561
CS First Boston Mortgage Securities Corp. Series 2002-CKS4, Class ASP
26,177,440	1.68	11/15/2036	1,401,299

			$2,430,860

Sequential Fixed Rate CMBS – 1.3%
Asset Securitization Corp. Series 1997-D4, Class A1D
$784,636	7.49%	04/14/2029	$808,456
Commercial Mortgage Acceptance Corp. Series 1997-ML1, Class A3
2,800,000	6.57	12/15/2030	2,850,903
CS First Boston Mortgage Securities Corp. Series 1997-C2, Class A3
10,000,000	6.55	01/17/2035	10,271,134
First Union-Lehman Brothers Commercial Mortgage Services Series 1997-C1, Class A3
2,373,600	7.38	04/18/2029	2,424,784
Merrill Lynch Mortgage Investors, Inc. Series 1998-C2, Class A2
2,051,239	6.39	02/15/2030	2,100,107
Merrill Lynch Mortgage Investors, Inc. Series 1999-C1, Class A2
4,360,926	7.56	11/15/2031	4,637,883

			$23,093,267

TOTAL COMMERCIAL MORTGAGE- BACKED SECURITIES (CMBS)			$25,524,127

Federal Home Loan Mortgage Corp. (FHLMC) – 8.7%
$47,288	5.50%	07/01/2013	$47,614
301,840	5.50	12/01/2013	303,924
3,562,963	6.50	12/01/2013	3,666,434
97,052	5.50	02/01/2014	97,722
43,363	5.50	06/01/2014	43,662
88,951	5.50	09/01/2014	89,564
5,806	7.00	10/01/2014	6,035
2,201,426	6.00	12/01/2014	2,237,661
54,252	7.00	05/01/2015	56,386
158,894	8.00	07/01/2015	169,611
20,703	7.00	02/01/2016	21,580
62,631	7.00	03/01/2016	65,299
1,099,565	7.50	05/01/2016	1,159,576
4,503	7.00	10/01/2017	4,721
113,858	7.00	06/01/2026	119,085
64,513	7.50	03/01/2027	68,150
18,581	6.50	06/01/2029	19,103
3,224,647	6.50	12/01/2029	3,319,090
83,052	7.50	12/01/2030	87,650
75,812	7.50	01/01/2031	80,009
7,105,794	6.50	12/01/2031	7,313,268
103,664	6.50	03/01/2032	106,351
27,087	6.50	04/01/2032	27,789
249,104	6.50	07/01/2032	255,559
15,425,641	6.50	12/01/2032	15,849,525
1,131,070	6.50	04/01/2033	1,161,355
408,979	6.50	06/01/2033	419,147
1,926,967	6.50	08/01/2033	1,976,903
641,397	6.50	10/01/2033	657,343
1,430,861	6.50	11/01/2033	1,466,434
18,822,065	6.50	12/01/2033	19,290,014
636,978	6.50	01/01/2034	652,814
546,917	6.50	03/01/2034	560,515
21,807	6.50	06/01/2034	22,348
10,980,887	6.50	08/01/2034	11,253,431
89,000,000	5.50	TBA-15yr (h)	87,831,875

			$160,507,547

Federal National Mortgage Association (FNMA) – 21.0%
$4,946,991	6.39%	08/01/2013	$5,110,241
1,291,922	7.04	08/01/2015	1,453,879
415,162	8.50	10/01/2015	442,507
20,870	7.00	01/01/2016	21,661
979,030	6.00	12/01/2016	1,001,003
11,420,374	5.00	10/01/2017	11,278,033
70,217,135	5.00	12/01/2017	69,341,967
347,913	4.50	01/01/2018	337,104
1,191,887	5.00	01/01/2018	1,177,031
6,035,519	5.00	02/01/2018	5,957,993
502,750	4.50	05/01/2018	487,009
1,671,143	4.50	06/01/2018	1,618,818
5,671,121	4.50	07/01/2018	5,493,554
7,905,711	4.50	08/01/2018	7,658,264
125,124	6.00	08/01/2018	127,060
1,328,057	4.50	09/01/2018	1,286,475
13,326,622	4.50	10/01/2018	12,909,628
673,901	4.50	12/01/2018	652,801
875,999	4.50	01/01/2019	847,845
20,775,808	4.50	02/01/2019	20,106,312
10,324,555	4.50	03/01/2019	9,991,621
111,316	4.50	04/01/2019	107,830
429,064	4.50	01/01/2020	415,630
2,852,880	6.46	12/01/2028	2,914,832
12,242	7.50	03/01/2029	12,921
17,017	7.50	08/01/2029	17,960
4,434	7.50	11/01/2029	4,680
2,056,954	6.50	12/01/2029	2,118,862
67,607	6.50	12/01/2030	69,413
179,533	7.50	12/01/2030	188,853
157,366	8.00	01/01/2031	167,174
106,783	8.00	02/01/2031	113,499
1,567,467	7.00	03/01/2031	1,638,159
11,875,338	6.50	12/01/2031	12,202,807
13,373,072	6.50	07/01/2032	13,746,287
694,004	6.50	12/01/2032	713,142
20,688	6.50	09/01/2033	21,219

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS CORE FIXED INCOME FUND

Principal	Interest	Maturity
Amount*	Rate	Date		Value
Mortgage-Backed Obligations – (continued)

Federal National Mortgage Association (FNMA) – (continued)
$110,000,000	5.50%	TBA-15yr	(h)	$108,487,500
90,000,000	4.50	TBA-15yr	(h)	87,018,750

				$387,260,324

Government National Mortgage Association (GNMA) – 0.0%
$80,158	6.50%	01/15/2028		$83,208
32,883	6.50	02/15/2028		34,135
37,945	6.50	03/15/2028		39,389

				$156,732

TOTAL MORTGAGE-BACKED OBLIGATIONS
(Cost $869,474,130)				$864,391,058

Agency Debentures – 16.0%

Federal Farm Credit Bank
$2,000,000	3.63%	01/04/2008		$1,957,270
9,000,000	4.83	12/22/2014		8,936,694
Federal Home Loan Bank
2,000,000	2.38	02/15/2006		1,989,006
15,000,000	2.50	04/11/2006		14,880,435
10,000,000	2.75	05/15/2006		9,911,980
15,000,000	2.88	05/23/2006		14,872,365
37,000,000	3.73 (d)	12/13/2006		36,985,607
1,500,000	5.80	09/02/2008		1,542,776
5,000,000	5.38 (f)	05/15/2009		5,105,694
10,000,000	6.72	06/29/2009		10,688,130
10,000,000	6.50	08/14/2009		10,586,165
2,500,000	4.00	02/15/2011		2,402,560
9,595,000	4.25	11/15/2011		9,295,780
17,360,000	4.50	09/14/2012		16,951,970
Federal Home Loan Mortgage Corp.
15,000,000	5.25	01/15/2006		15,027,630
2,000,000	6.63	09/15/2009		2,130,624
17,500,000	7.00	03/15/2010		19,022,608
2,214,000	6.88	09/15/2010		2,411,844
Federal National Mortgage Association
100,000	6.00	12/15/2005		100,227
15,000,000	5.50	02/15/2006		15,050,100
4,800,000	2.10	04/19/2006		4,750,402
10,000,000	3.01	06/02/2006		9,912,760
16,000,000	3.25	06/28/2006		15,875,488
15,000,000	3.55	01/12/2007		14,813,205
19,000,000	6.16	12/18/2007		19,566,390
1,000,000	5.25	01/15/2009		1,015,487
26,000,000	4.25	05/15/2009		25,638,782
2,000,000	5.50	03/15/2011		2,063,121

TOTAL AGENCY DEBENTURES
(Cost $296,326,442)				$293,485,100

Asset-Backed Securities – 6.4%

Credit Card – 0.2%
MBNA Master Credit Card Trust
$3,000,000	7.00%	02/15/2012		$3,226,440

Financials – 0.1%
Small Business Administration
$1,121,138	6.30%	06/01/2018		$1,159,116

Home Equity(d) – 5.7%
Aames Mortgage Trust Series 2000-2, Class A6F
$680,751	7.18%	11/25/2028		$687,536
Amortizing Residential Collateral Trust Series 2002-BC1M, Class A
2,186,316	4.32	01/01/2032		2,191,576
ContiMortgage Home Equity Loan Trust Series 1999-1, Class A7
80,605	6.97	12/25/2013		80,387
Countrywide Asset-Backed Certificates Series 2004-BC5, Class A2
15,000,000	4.31	10/25/2034		15,008,250
Countrywide Home Equity Loan Trust Series 2002-E, Class A
4,888,536	4.23	10/15/2028		4,893,922
Countrywide Home Equity Loan Trust Series 2003-A, Class A
14,727,800	4.32	03/15/2029		14,766,578
Countrywide Home Equity Loan Trust Series 2004-G, Class 2A
5,454,696	4.19	12/15/2029		5,469,127
Countrywide Home Equity Loan Trust Series 2004-S, Class 1A
14,725,121	4.21	02/15/2030		14,729,738
First Franklin Mortgage Loan Asset Backed Certificates Series 2004-FF11, Class 2A2
13,000,000	4.32	01/25/2035		13,016,250
FNMA Series 2005-T2, Class 1A1
10,934,825	3.71	11/28/2035		10,890,430
HFC Home Equity Loan Asset Backed Certificates Series 2002-2, Class A
2,872,630	4.30	04/20/2032		2,872,842
HFC Home Equity Loan Asset Backed Certificates Series 2002-3, Class A
3,093,993	4.45	07/20/2032		3,095,786
Household Home Equity Loan Trust Series 2003-1, Class A
2,882,369	4.35	10/20/2032		2,883,640
Popular ABS Mortgage Pass-Through Trust Series 2004-5, Class AV2
4,625,422	4.38	12/25/2034		4,632,651
Residential Asset Securities Corp. Series 2004-KS1, Class A2B2
9,533,236	4.32	02/25/2034		9,546,747

				$104,765,460

Manufactured Housing – 0.1%
Mid-State Trust Series 4, Class A
$2,419,653	8.33%	04/01/2030		$2,539,281

Utilities – 0.3%
Massachusetts RRB Special Purpose Trust Series 1999-1, Class A5
$6,150,000	7.03%	03/15/2012		$6,557,560

TOTAL ASSET-BACKED SECURITIES
(Cost $118,155,906)				$118,247,857

The accompanying notes are an integral part of these financial statements.

 GOLDMAN SACHS CORE FIXED INCOME FUND

Statement of Investments (continued)
October 31, 2005

Principal	Interest	Maturity
Amount*	Rate	Date	Value
U.S. Treasury Obligations – 14.5%

United States Treasury Bonds
$2,200,000	8.50%	02/15/2020	$3,038,134
1,900,000	7.13	02/15/2023	2,407,737
4,550,000	6.88 (f)	08/15/2025	5,723,263
United States Treasury Inflation Protected Securities(i)
28,166,445	1.88	07/15/2015	27,880,387
United States Treasury Notes
150,000	7.00	07/15/2006	152,718
1,000,000	6.63	05/15/2007	1,033,840
2,500,000	6.13	08/15/2007	2,574,120
81,700,000	3.75	05/15/2008	80,408,322
2,000,000	5.63	05/15/2008	2,058,040
1,000,000	6.50	02/15/2010	1,078,400
United States Treasury STRIPS(g)
560,000	0.00	05/15/2018	308,638
16,700,000	0.00	02/15/2019	8,840,479
64,300,000	0.00	05/15/2020	31,888,298
150,650,000	0.00	11/15/2021	69,223,677
32,150,000	0.00	11/15/2022	14,058,874
30,000,000	0.00	11/15/2024	11,891,460
12,000,000	0.00	02/15/2025	4,699,128

TOTAL U.S. TREASURY OBLIGATIONS
(Cost $273,169,795)			$267,265,515

TOTAL INVESTMENTS BEFORE REPURCHASE AGREEMENT— 99.8%
(Cost $1,852,677,171)			$1,837,217,355

Repurchase Agreement(a) – 14.4%

Joint Repurchase Agreement Account II
$265,100,000	4.03%	11/01/2005	$265,100,000
Maturity Value: $265,129,699
(Cost $265,100,000)

TOTAL INVESTMENTS — 114.2%
(Cost $2,117,777,171)			$2,102,317,355

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.

*	The principal amount of each security is stated in the currency in which the bond is denominated. See below.

Currency Description

EUR = Euro
GBP = British Pound

(a)	Joint repurchase agreement was entered into on October 31, 2005. Additional information appears on page 85.

(b)	Securities are exempt from registration under Rule 144A of the Securities Act of 1933. Under procedures approved by the Board of Trustees, such securities have been determined to be liquid by the Investment Adviser and may be resold, normally to qualified institutional buyers in transactions exempt from registration. Total market value of Rule 144A securities amounts to $57,937,855, which represents approximately 3.2% of net assets as of October 31, 2005.

(c)	Perpetual Maturity. Maturity date presented represents the next call date.

(d)	Variable rate security. Interest rate disclosed is that which is in effect at October 31, 2005.

(e)	Represents security with notional or nominal principal amount. The actual effective yield of this security is different than the stated interest rate due to the amortization of premiums or accretion of discounts.

(f)	A portion of this security is segregated as collateral for initial margin requirement on futures transactions.

(g)	Security issued with a zero coupon. Income is recognized through the accretion of discount.

(h)	TBA (To Be Announced) Securities are purchased on a forward commitment basis with an approximate principal amount and no defined maturity date. The actual principal and maturity date will be determined upon settlement when the specific mortgage pools are assigned. Total market value of TBA securities amounts to $283,338,125 which represents approximately 15.4% of net assets as of October 31, 2005.

(i)	Treasury Inflation Protected Security – a Treasury note or bond that offers protection from inflation by paying a fixed rate of interest on a principal amount that is adjusted for inflation based on the Consumer Price Index.

Investment Abbreviations:
LIBOR	—	London Interbank Offered Rate
REMIC	—	Real Estate Mortgage Investment Conduit

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS CORE FIXED INCOME FUND

ADDITIONAL INVESTMENT INFORMATION

FORWARD FOREIGN CURRENCY CONTRACTS — At October 31, 2005, the Fund had outstanding forward foreign currency exchange contracts, both to purchase and sell foreign currencies as follows:

				Unrealized
	Expiration	Value on
Open Forward Foreign Currency Purchase Contracts	Date	Settlement Date	Current Value	Gain	(Loss)

Australian Dollar	12/21/2005	$34,089,835	$33,361,154	$—	$(728,681)
Canadian Dollar	12/21/2005	23,855,000	23,865,226	10,226	—
	12/21/2005	23,382,000	23,167,140	—	(214,860)
Euro	12/21/2005	24,416,626	24,096,940	—	(319,686)
British Pound	12/21/2005	41,570,000	40,531,051	—	(1,038,949)
Japanese Yen	12/21/2005	17,962,000	17,152,457	—	(809,543)
Norwegian Krone	12/21/2005	11,622,000	11,722,744	100,744	—
	12/21/2005	38,994,448	38,383,122	—	(611,326)
Swedish Krona	12/21/2005	23,763,000	22,853,853	—	(909,147)
Swiss Franc	12/21/2005	35,060,000	34,737,256	—	(322,744)

TOTAL OPEN FORWARD FOREIGN CURRENCY PURCHASE CONTRACTS		$274,714,909	$269,870,943	$110,970	$(4,954,936)

				Unrealized
	Expiration	Value on
Open Forward Foreign Currency Sale Contracts	Date	Settlement Date	Current Value	Gain	(Loss)

Australian Dollar	12/21/2005	$23,694,000	$23,234,512	$459,488	$—
Canadian Dollar	12/21/2005	11,993,000	11,885,769	107,231	—
	12/21/2005	11,768,000	11,826,983	—	(58,983)
Euro	11/30/2005	8,589,894	8,603,994	—	(14,100)
	12/21/2005	41,305,000	40,663,653	641,347	—
	12/21/2005	11,627,000	11,692,517	—	(65,517)
British Pound	11/18/2005	2,577,402	2,522,703	54,699	—
	12/21/2005	35,030,397	34,421,455	608,942	—
	12/21/2005	5,822,000	5,885,496	—	(63,496)
Japanese Yen	12/21/2005	40,667,054	39,039,439	1,627,615	—
Norwegian Krone	12/21/2005	11,938,000	11,713,245	224,755	—
Swedish Krona	12/21/2005	53,092,527	51,113,813	1,978,714	—
Swiss Franc	12/21/2005	26,721,618	26,071,231	650,387	—
	12/21/2005	5,813,000	5,868,549	—	(55,549)

TOTAL OPEN FORWARD FOREIGN CURRENCY SALE CONTRACTS		$290,638,892	$284,543,359	$6,353,178	$(257,645)

The accompanying notes are an integral part of these financial statements.

Statement of Investments (continued)
October 31, 2005

 GOLDMAN SACHS CORE FIXED INCOME FUND

ADDITIONAL INVESTMENT INFORMATION (continued)

FUTURES CONTRACTS — At October 31, 2005, the following futures contacts were open as follows:

	Number of
	Contracts	Settlement		Unrealized
Type	Long/(Short)	Month	Market Value	Gain (Loss)

Eurodollars	(20)	December 2005	$(4,776,000)	$18,182
Eurodollars	(130)	March 2006	(30,961,125)	56,428
Eurodollars	(237)	June 2006	(56,391,188)	242,269
Eurodollars	(186)	September 2006	(44,247,075)	341,143
Eurodollars	67	December 2006	15,939,300	(98,807)
Eurodollars	(150)	March 2007	(35,694,375)	231,990
Eurodollars	40	June 2007	9,517,500	(49,734)
U.S. Treasury Bonds	1,157	December 2005	129,547,844	(4,627,220)
2 Year U.S. Treasury Notes	(741)	December 2005	(152,055,516)	648,200
5 Year U.S. Treasury Notes	(1,427)	December 2005	(151,105,922)	791,489
10 Year U.S. Treasury Notes	(1,307)	December 2005	(141,748,234)	2,510,814

TOTAL			$(461,974,791)	$64,754

SWAP CONTRACTS — At October 31, 2005, the Fund had outstanding swap contracts with the following terms:

				Rate Type

		Notional		Payments	Payments
	Swap	Amount	Termination	received by	made by	Unrealized
Swap Type	Counterparty	(000s)	Date	the Fund	the Fund	Gain (Loss)

Interest Rate	Banc of America Securities LLC	$60,000	02/25/2006	3.43%	3 month LIBOR Floating	$(330,053)
Interest Rate (a)	Banc of America Securities LLC	113,800	05/05/2008	4.41%	3 month LIBOR Floating	(1,090,329)
Interest Rate (a)	Banc of America Securities LLC	281,330	05/05/2008	4.35%	3 month LIBOR Floating	(3,010,034)
Interest Rate (a)	Banc of America Securities LLC	72,100	05/06/2008	4.35%	3 month LIBOR Floating	(769,574)
Interest Rate (a)	Banc of America Securities LLC	66,700	05/12/2008	4.47%	3 month LIBOR Floating	(566,590)
Interest Rate (a)	Banc of America Securities LLC	75,140	06/09/2008	4.00%	3 month LIBOR Floating	(1,288,944)
Interest Rate (a)	Banc of America Securities LLC	9,670	06/20/2008	4.30%	3 month LIBOR Floating	(112,335)
Interest Rate (a)	Banc of America Securities LLC	31,280	09/26/2008	4.43%	3 month LIBOR Floating	(288,733)
Interest Rate	Banc of America Securities LLC	100,000	10/14/2008	3.51%	3 month LIBOR Floating	(3,648,511)
Interest Rate	Banc of America Securities LLC	80,000	09/02/2010	4.31%	3 month LIBOR Floating	(2,059,146)
Interest Rate	Banc of America Securities LLC	65,000	10/06/2010	4.70%	3 month LIBOR Floating	(626,299)
Interest Rate (a)	Banc of America Securities LLC	120,500	05/04/2011	3 month LIBOR Floating	4.53%	2,413,193
Interest Rate (a)	Banc of America Securities LLC	48,700	05/05/2011	3 month LIBOR Floating	4.58%	881,699
Interest Rate (a)	Banc of America Securities LLC	30,800	05/06/2011	3 month LIBOR Floating	4.54%	610,499
Interest Rate (a)	Banc of America Securities LLC	28,600	05/10/2011	3 month LIBOR Floating	4.64%	445,039

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS CORE FIXED INCOME FUND

ADDITIONAL INVESTMENT INFORMATION (continued)

SWAP CONTRACTS (continued)

				Rate Type

		Notional		Payments	Payments
	Swap	Amount	Termination	received by	made by	Unrealized
Swap Type	Counterparty	(000s)	Date	the Fund	the Fund	Gain (Loss)

Interest Rate	Banc of America Securities LLC	$65,000	04/19/2012	4.55%	3 month LIBOR Floating	$(1,499,591)
Interest Rate	Banc of America Securities LLC	120,000	09/24/2012	4.52%	3 month LIBOR Floating	(3,182,628)
Interest Rate	Banc of America Securities LLC	21,300	05/26/2015	4.68%	3 month LIBOR Floating	(286,627)
Interest Rate	Banc of America Securities LLC	11,000	05/25/2015	4.53%	3 month LIBOR Floating	(278,395)
Interest Rate	Banc of America Securities LLC	25,000	10/19/2015	4.97%	3 month LIBOR Floating	(190,561)
Interest Rate (a)	Banc of America Securities LLC	77,100	06/07/2016	3 month LIBOR Floating	4.36%	4,452,432
Interest Rate (a)	Banc of America Securities LLC	10,000	06/20/2016	3 month LIBOR Floating	4.62%	378,804
Interest Rate (a)	Banc of America Securities LLC	32,400	09/26/2016	3 month LIBOR Floating	4.70%	1,059,797
Interest Rate	Banc of America Securities LLC	20,000	11/12/2019	3 month LIBOR Floating	5.07%	(139,197)
Interest Rate	Banc of America Securities LLC	80,000	03/23/2020	3 month LIBOR Floating	5.11%	317,163
Interest Rate	Banc of America Securities LLC	9,000	03/30/2035	5.32%	3 month LIBOR Floating	74,510
Interest Rate	Banc of America Securities LLC	10,000	04/09/2035	5.27%	3 month LIBOR Floating	(14,026)
Interest Rate (a)	Banc of America Securities LLC	29,530	06/09/2036	4.64%	3 month LIBOR Floating	(2,889,295)
Interest Rate (a)	Banc of America Securities LLC	3,890	06/20/2036	4.88%	3 month LIBOR Floating	(244,396)
Interest Rate (a)	Banc of America Securities LLC	12,640	09/26/2036	4.94%	3 month LIBOR Floating	(685,687)

						$(12,567,815)

(a)	Represents forward starting interest rate swaps whose effective dates of commencement of accruals and cash flows range from 5/4/06 to 9/26/06.

The accompanying notes are an integral part of these financial statements.

 GOLDMAN SACHS CORE FIXED INCOME FUND

Statement of Investments (continued)
October 31, 2005

ADDITIONAL INVESTMENT INFORMATION (continued)

CREDIT DEFAULT SWAP CONTRACTS

	Notional	Rate
Swap Counterparty &	Amount	(Paid) by	Termination	Unrealized
Referenced Obligation	(000s)	the Fund	Date	Gain

Protection Purchased:
Salomon Smith Barney, Inc. iBoxx Core Investment Grade Bond Trust	$84,300	(0.45%)	12/20/2010	$79,913
Salomon Smith Barney, Inc. iBoxx Core Investment Grade Bond Trust	$84,700	(0.45%)	12/20/2010	79,635

TOTAL				$159,548

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS INVESTMENT GRADE CREDIT FUND

Performance Summary

October 31, 2005

The following graph shows the value, as of October 31, 2005, of a $10,000 investment made on November 3, 2003 (commencement of operations) in the Separate Account Institutional Shares of the Goldman Sachs Investment Grade Credit Fund. For comparative purposes, the performance of the Fund’s benchmarks the Lehman Brothers U.S. Credit Index (“Lehman U.S. Credit Index”) is shown. This performance data represents past performance and should not be considered indicative of future performance, which will fluctuate with changes in market conditions. These performance fluctuations will cause an investor’s shares, when redeemed, to be worth more or less than their original cost. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance of Class A and Institutional Shares will vary from Separate Account Institutional Shares due to differences in fees and loads. In addition to the investment adviser’s decisions regarding issuer/ industry investment selection and allocation, other factors may affect Fund performance. These factors include, but are not limited to, Fund operating fees and expenses, portfolio turnover, and subscription and redemption cash flows affecting the Fund.

Investment Grade Credit Fund’s Lifetime Performance

Performance of a $10,000 Investment, Distributions Reinvested November 3, 2003 to October 31, 2005.

Average Annual Total Return through October 31, 2005	Since Inception	One Year

Class A (commenced November 3, 2003)
Excluding sales charges	3.70%	0.50%
Including sales charges	1.34%	-4.06%

Institutional Class (commenced November 3, 2003)	4.18%	0.89%

Separate Account Institutional (commenced November 3, 2003)	4.24%	1.04%

 GOLDMAN SACHS INVESTMENT GRADE CREDIT FUND

Statement of Investments

October 31, 2005

Principal	Interest		Maturity
Amount*	Rate		Date	Value
Corporate Bonds – 92.2%

Aerospace/ Defense(a) – 0.2%
Bombardier Capital, Inc.
$450,000	6.13%		06/29/2006	$447,750

Automotive – 4.9%
DaimlerChrysler NA Holding Corp.
$380,000	4.31	%(b)	09/10/2007	$380,921
400,000	8.50		01/18/2031	469,447
Dana Corp.
850,000	5.85		01/15/2015	624,750
Ford Motor Credit Co.
1,625,000	6.88		02/01/2006	1,624,165
3,450,000	5.70		01/15/2010	3,087,750
General Motors Acceptance Corp.
475,000	6.75		01/15/2006	475,485
EUR 325,000	4.00		02/09/2006	387,977
325,000	5.75		02/14/2006	390,942
$1,425,000	6.88		09/15/2011	1,381,707
Hertz Corp.
1,000,000	7.63		08/15/2007	1,037,553

				$9,860,697

Banks – 23.2%
Abbey National PLC(b)(d)
$2,500,000	7.35%		10/15/2006	$2,555,615
ANZ Capital Trust I(a)(d)
325,000	4.48		01/15/2010	314,803
800,000	5.36		12/15/2013	785,569
Associates Corp. NA(e)
811,000	8.55		07/15/2009	908,309
Astoria Financial Corp.
225,000	5.75		10/15/2012	226,545
Banca Popolare di Bergamo Capital Trust(b)(d)
EUR 475,000	8.36		02/15/2011	684,312
Bank of America Corp.
$1,687,000	7.80		02/15/2010	1,864,072
Bank United Corp.
250,000	8.88		05/01/2007	262,018
Chase Manhattan Corp.
1,519,000	6.50		01/15/2009	1,584,706
Citigroup, Inc.
200,000	7.25		10/15/2011	222,482
Credit Suisse First Boston London(a)(b)(d)
1,625,000	7.90		05/01/2007	1,690,478
Credit Suisse First Boston USA, Inc.
750,000	6.13		11/15/2011	785,548
Danske Bank A/ S(a)(b)
300,000	7.40		06/15/2010	311,247
Development Bank of Singapore Ltd.(a)(b)
900,000	5.00		11/15/2019	872,076
Firstar Capital Trust I
2,500,000	8.32		12/15/2026	2,688,512
ForeningSparbanken AB (Swedbank)(a)(b)(d)
500,000	7.50		11/01/2006	513,617
Greater Bay Bancorp Series D
2,700,000	5.13		04/15/2010	2,666,128
Greenpoint Bank
150,000	9.25%		10/01/2010	176,382
GreenPoint Financial Corp.
600,000	3.20		06/06/2008	574,572
HBOS PLC(a)(b)(d)
1,750,000	5.38		11/01/2013	1,730,505
HSBC Capital Funding LP(a)(b)(d)
1,050,000	4.61		06/27/2013	979,143
HSBC USA, Inc.
250,000	6.63		03/01/2009	261,975
Huntington National Bank
815,000	3.13		05/15/2008	780,599
J.P. Morgan Chase & Co.
550,000	6.63		03/15/2012	588,663
850,000	5.15		10/01/2015	828,152
Key Bank N.A.
1,900,000	4.41		03/18/2008	1,878,111
1,000,000	6.50	(e)	04/15/2008	1,030,716
Manufacturers & Traders Trust Co.
1,325,000	8.00		10/01/2010	1,484,379
Mizuho JGB Investment LLC(a)(b)(d)
1,275,000	9.87		06/30/2008	1,411,581
Nordbanken AB(a)(b)(d)
670,000	8.95		11/12/2009	757,143
North Fork Bancorp.(b)
1,350,000	5.00		08/15/2012	1,347,940
PNC Funding Corp.
600,000	7.50		11/01/2009	650,508
Popular North America, Inc.
1,795,000	4.25		04/01/2008	1,760,662
RBS Capital Trust II(b)(d)
1,000,000	5.51		09/30/2014	983,610
Resona Bank Ltd.(a)(b)(d)
EUR 925,000	4.13		09/27/2012	1,084,764
$1,475,000	5.85		04/15/2016	1,423,701
Resona Preferred Global Securities Ltd.(a)(b)(d)
2,000,000	7.19		07/30/2015	2,037,622
Royal Bank of Scotland Group PLC(d)
200,000	7.82		12/31/2005	201,163
250,000	7.38	(b)	04/01/2006	252,711
400,000	9.12		04/01/2006	459,696
Sovereign Bank
1,000,000	4.00		02/01/2008	982,596
575,000	5.13		03/15/2013	562,420
455,000	4.38	(b)	08/01/2013	444,230
Unicredito Italiano Capital Trust(a)(b)(d)
500,000	9.20		10/05/2010	580,500
Union Planters Corp.
160,000	7.75		03/01/2011	179,459
Washington Mutual, Inc.
975,000	4.00		01/15/2009	943,739
1,000,000	5.00		03/22/2012	979,740

				$46,293,019

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS INVESTMENT GRADE CREDIT FUND

Principal	Interest	Maturity
Amount*	Rate	Date	Value
Corporate Bonds – (continued)

Brokerage – 2.4%
Lehman Brothers Holdings E-Capital Trust I(a)(b)
$675,000	4.59%	08/19/2010	$676,540
Lehman Brothers Holdings, Inc.
1,400,000	4.50	07/26/2010	1,364,655
Morgan Stanley
2,200,000	5.05	01/21/2011	2,180,792
550,000	5.30	03/01/2013	546,375

			$4,768,362

Captive Financial – 0.7%
John Deere Capital Corp.
$930,000	3.90%	01/15/2008	$911,132
Nelnet, Inc.
420,000	5.13	06/01/2010	407,976

			$1,319,108

Chemicals – 0.5%
Cytec Industries, Inc.
$1,000,000	6.75%	03/15/2008	$1,018,597

Consumer Cyclical Services – 1.1%
Cendant Corp.
$250,000	6.25%	01/15/2008	$254,813
1,700,000	7.38	01/15/2013	1,857,827

			$2,112,640

Diversified Manufacturing(a) – 1.2%
Tyco International Group Participation Certificate
$2,350,000	4.44%	06/15/2007	$2,332,046

Electric – 5.3%
Calenergy, Inc.
$1,575,000	7.63%	10/15/2007	$1,646,442
280,000	7.52	09/15/2008	295,918
Centerpoint Energy, Inc.
100,000	5.88	06/01/2008	101,462
CenterPoint Energy, Inc. Series B
350,000	7.25	09/01/2010	374,906
Columbus Southern Power Co. Series F
1,000,000	5.85	10/01/2035	963,751
Exelon Corp.
1,325,000	4.90	06/15/2015	1,244,562
Exelon Generation Co. LLC
1,500,000	5.35	01/15/2014	1,484,302
FirstEnergy Corp.
175,000	5.50	11/15/2006	176,089
2,220,000	7.38	11/15/2031	2,522,550
MidAmerican Energy Holdings Co.
150,000	5.88	10/01/2012	153,551
Nisource Finance Corp.(b)
500,000	4.39	11/23/2009	501,473
TXU Corp. Series O
1,225,000	4.80	11/15/2009	1,160,872

			$10,625,878

Entertainment – 1.4%
Time Warner Entertainment Co. LP
$325,000	7.25%	09/01/2008	$340,492
1,290,000	8.38	03/15/2023	1,524,077
Viacom, Inc.
950,000	6.40	01/30/2006	954,078

			$2,818,647

Environmental – 0.9%
Waste Management, Inc.
$1,585,000	7.38%	08/01/2010	$1,722,394

Food & Beverage – 1.0%
Cargill, Inc.(a)
$300,000	3.63%	03/04/2009	$287,976
Nabisco, Inc.
929,000	7.05	07/15/2007	962,035
Tyson Foods, Inc.
645,000	7.25	10/01/2006	657,326

			$1,907,337

Food & Drug Retailing – 0.1%
Kroger Co.
$250,000	7.45%	03/01/2008	$261,410

Gaming – 0.8%
Harrahs Operating Co., Inc.
$1,425,000	7.50%	01/15/2009	$1,507,177

Home Construction – 0.4%
D. R. Horton, Inc.
$825,000	5.38%	06/15/2012	$785,618

Independent – 1.1%
XTO Energy, Inc.
$2,330,000	4.90%	02/01/2014	$2,257,778

Integrated – 0.7%
Amerada Hess Corp.
$500,000	5.90%	08/15/2006	$502,709
850,000	7.13	03/15/2033	940,522

			$1,443,231

Life Insurance – 3.6%
AXA Financial, Inc.
$130,000	6.50%	04/01/2008	$134,355
805,000	7.75	08/01/2010	889,088
ING Security Life Institutional Funding(a)
600,000	4.25	01/15/2010	582,082
Pricoa Global Funding I(a)
600,000	4.20	01/15/2010	581,097
Principal Financial Group Australia(a)
1,100,000	8.20	08/15/2009	1,207,698
Prudential Funding LLC(a)
525,000	6.60	05/15/2008	546,571
Reinsurance Group of America, Inc.
625,000	6.75	12/15/2011	658,019
Reliastar Financial Corp.
400,000	8.00%	10/30/2006	410,584
200,000	6.50	11/15/2008	207,933

The accompanying notes are an integral part of these financial statements.

 GOLDMAN SACHS INVESTMENT GRADE CREDIT FUND

Statement of Investments (continued)
October 31, 2005

Principal	Interest		Maturity
Amount*	Rate		Date	Value
Corporate Bonds – (continued)

Life Insurance – (continued)
SL Finance PLC
EUR 650,000	6.38%		07/12/2022	$887,942
The Mony Group, Inc.
$1,000,000	8.35		03/15/2010	1,123,151

				$7,228,520

Lodging – 0.1%
Hilton Hotels Corp.
$150,000	7.63%		05/15/2008	$156,700

Media-Cable – 4.0%
Comcast Cable Communications Holdings, Inc.
$575,000	6.88%		06/15/2009	$603,584
1,900,000	9.46		11/15/2022	2,460,925
Cox Communications, Inc.
1,550,000	4.63		01/15/2010	1,495,368
150,000	6.95		01/15/2028	155,874
Cox Enterprises, Inc.(a)
3,275,000	4.38		05/01/2008	3,200,598
Lenfest Communications, Inc.
25,000	8.38		11/01/2005	25,000

				$7,941,349

Media-Non Cable – 1.1%
Clear Channel Communications, Inc.
$1,700,000	8.00%		11/01/2008	$1,810,831
200,000	6.88		06/15/2018	199,080
News America, Inc.
250,000	7.13		04/08/2028	263,889

				$2,273,800

Noncaptive-Financial – 6.7%
American General Finance Corp.
$517,000	4.50%		11/15/2007	$512,370
1,325,000	8.45	(e)	10/15/2009	1,479,482
Capital One Bank
325,000	5.00		06/15/2009	322,388
Capital One Financial Corp.
935,000	8.75		02/01/2007	975,278
Countrywide Financial Corp.(b)
2,550,000	4.75		04/01/2011	2,549,592
GATX Financial Corp.
300,000	5.13		04/15/2010	295,804
Heller Financial, Inc.
2,304,000	7.38		11/01/2009	2,504,982
HSBC Finance Corp.
669,000	4.13		11/16/2009	644,377
PHH Corp.
3,088,000	6.00		03/01/2008	3,110,456
900,000	7.13		03/01/2013	945,183

				$13,339,912

Pipelines – 4.1%
CenterPoint Energy Resources Corp. Series B
$700,000	7.88%		04/01/2013	$790,600
550,000	5.95		01/15/2014	556,018
Energy Transfer Partners
2,875,000	5.65	%(a)	08/01/2012	2,794,368
875,000	5.95		02/01/2015	853,153
Enterprise Products Partners LP
1,805,000	4.95		06/01/2010	1,755,245
Magellan Midstream Partners
1,200,000	6.45		06/01/2014	1,259,495
Panhandle Eastern Pipeline
150,000	4.80		08/15/2008	147,821

				$8,156,700

Property/ Casualty Insurance – 7.1%
Ace Capital Trust II
$250,000	9.70%		04/01/2030	$328,330
ACE INA Holdings, Inc.
535,000	8.30		08/15/2006	549,237
ACE Ltd.
1,320,000	6.00		04/01/2007	1,338,740
AmerUs Group Co.
1,575,000	5.95		08/15/2015	1,544,987
Arch Capital Group Ltd.
1,595,000	7.35		05/01/2034	1,652,912
Asif Global Financial XXIII(a)
1,000,000	3.90		10/22/2008	970,068
CNA Financial Corp.
520,000	6.75		11/15/2006	527,925
350,000	6.60		12/15/2008	362,968
1,000,000	5.85		12/15/2014	976,598
Endurance Specialty Holdings Ltd.
1,550,000	7.00		07/15/2034	1,549,261
Hartford Financial Services Group, Inc.
350,000	6.38		11/01/2008	362,541
Liberty Mutual Group(a)
1,525,000	7.00		03/15/2034	1,504,476
QBE Insurance Group Ltd.(a)(b)
855,000	5.65		07/01/2023	841,279
Royal & Sun Alliance Insurance Group PLC
GBP 225,000	8.50		12/08/2014	461,026
$700,000	8.95		10/15/2029	874,466
SAFECO Corp.
224,000	6.88		07/15/2007	230,120
Zurich Capital Trust I(a)
125,000	8.38		06/01/2037	135,203

				$14,210,137

Railroads – 1.7%
CSX Corp.
$1,040,000	6.25%		10/15/2008	$1,072,726
200,000	5.50		08/01/2013	202,260
Union Pacific Corp.
2,000,000	7.38		09/15/2009	2,158,766

				$3,433,752

Real Estate Investment Trusts (REITs) – 8.0%
Arden Realty LP
$320,000	7.00		11/15/2007	332,146

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS INVESTMENT GRADE CREDIT FUND

Principal	Interest	Maturity
Amount*	Rate	Date	Value
Corporate Bonds – (continued)

Real Estate Investment Trusts – (continued)
Arden Reality LP
$1,160,000	5.20%	09/01/2011	$1,133,993
Brandywine Operating Partnership LP
1,125,000	4.50	11/01/2009	1,081,404
EOP Operating LP
1,692,000	7.75	11/15/2007	1,777,446
945,000	8.10	08/01/2010	1,048,335
ERP Operating LP
250,000	6.63	03/15/2012	267,574
Health Care Property Investors, Inc. MTN
2,850,000	4.88	09/15/2010	2,779,303
iStar Financial, Inc. Series B
2,200,000	5.70	03/01/2014	2,157,076
Liberty Property LP
225,000	7.75	04/15/2009	241,716
Shurgard Storage Centers, Inc.
975,000	7.75	02/22/2011	1,064,643
Simon Property Group LP
100,000	7.38	01/20/2006	100,565
200,000	7.00 (e)	06/15/2008	208,760
1,000,000	7.13	02/09/2009	1,058,218
200,000	7.75	01/20/2011	222,163
Westfield Cap Corp. Ltd.(a)(b)
2,400,000	4.56	11/02/2007	2,405,913

			$15,879,255

Technology(a) – 0.9%
Computer Associates, Inc.
$1,875,000	4.75%	12/01/2009	$1,814,491

Tobacco – 1.5%
Altria Group, Inc.
$275,000	7.00%	11/04/2013	$296,287
1,268,000	7.75	01/15/2027	1,450,016
Imperial Tobacco Overseas BV
1,200,000	7.13	04/01/2009	1,266,852

			$3,013,155

Wireless Telecommunications – 1.7%
America Movil SA de CV
$275,000	4.13%	03/01/2009	$264,855
800,000	5.50	03/01/2014	774,576
900,000	6.38	03/01/2035	844,776
AT&T Wireless Services, Inc.
900,000	8.75	03/01/2031	1,172,608
Intelsat
350,000	5.25	11/01/2008	320,250

			$3,377,065

Wirelines Telecommunications – 5.8%
Ameritech Capital Funding
$575,000	6.25%	05/18/2009	$595,010
Bellsouth Telecommunications, Inc.
426,000	6.13	09/23/2008	435,750
Deutsche Telekom International Finance BV
2,650,000	8.75	06/15/2030	3,280,726
France Telecom SA
EUR 175,000	8.13	01/28/2033	311,384
GTE Corp.
$1,260,000	7.51	04/01/2009	1,340,056
Sprint Capital Corp.
1,750,000	6.88	11/15/2028	1,868,073
Telecom Italia Capital
700,000	4.00	01/15/2010	665,408
1,700,000	4.95	09/30/2014	1,613,060
TPSA Finance BV
350,000	7.75 (a)	12/10/2008	375,705
400,000	7.63	01/30/2011	440,170
Verizon Communications, Inc.
600,000	6.36	04/15/2006	604,253

			$11,529,595

TOTAL CORPORATE BONDS
(Cost $188,243,559)			$183,836,120

Emerging Markets Debt – 0.2%

Korea Development Bank
$150,000	5.75%	09/10/2013	$153,923
State of Qatar
110,000	9.75	06/15/2030	163,350

TOTAL EMERGING MARKETS DEBT
(Cost $310,498)			$317,273

U.S. Treasury Obligations – 1.9%

United States Treasury Bonds
$600,000	4.75%	05/15/2014	$607,506
United States Treasury Inflation Protected Securities(f)
3,028,650	1.88	07/15/2015	2,997,891
United States Treasury STRIPS(g)
600,000	0.00	11/15/2021	275,163

TOTAL U.S. TREASURY OBLIGATIONS
(Cost $3,946,187)			$3,880,560

TOTAL INVESTMENTS BEFORE REPURCHASE AGREEMENT – 94.3%
(Cost $192,500,244)			$188,033,953

The accompanying notes are an integral part of these financial statements.

 GOLDMAN SACHS INVESTMENT GRADE CREDIT FUND

Statement of Investments (continued)
October 31, 2005

Principal	Interest	Maturity
Amount*	Rate	Date	Value
Repurchase Agreement(c) – 4.9%

Joint Repurchase Agreement Account II
$9,800,000	4.03%	11/01/2005	$9,800,000
Maturity Value: $9,801,098
(Cost $9,800,000)

TOTAL INVESTMENTS – 99.2%
(Cost $202,300,244)			$197,833,953

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.

*	The principal amount of each security is stated in the currency in which the bond is denominated. See below.

Currency Description

EUR = Euro
GBP = British Pound

(a)	Securities are exempt from registration under Rule 144A of the Securities Act of 1933. Under procedures approved by the Board of Trustees, such securities have been determined to be liquid by the Investment Adviser and may be resold, normally to qualified institutional buyers in transactions exempt from registration. Total market value of Rule 144A securities amounts to $35,196,610, which represents approximately 17.6% of net assets as of October 31, 2005.

(b)	Variable rate security. Interest rate disclosed is that which is in effect at October 31, 2005.

(c)	Joint repurchase agreement was entered into on October 31, 2005. Additional information appears on page 85.

(d)	Perpetual Maturity. Maturity date presented represents the next call date.

(e)	Securities with “Put” features with resetting interest rates. Maturity dates disclosed are the next interest reset dates.

(f)	Treasury Inflation Protected Security – a Treasury note or bond that offers protection from inflation by paying a fixed rate of interest on a principal amount that is adjusted for inflation based on the Consumer Price Index.

(g)	Security issued with a zero coupon. Income is recognized through the accretion of discount.

Investment Abbreviations:
LIBOR	—	London Interbank Offered Rate
MTN	—	Medium-Term Note

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS INVESTMENT GRADE CREDIT FUND

ADDITIONAL INVESTMENT INFORMATION

FORWARD FOREIGN CURRENCY CONTRACTS — At October 31, 2005, the Fund had outstanding forward foreign currency exchange contracts to sell foreign currencies as follows:

				Unrealized
Open Forward Foreign Currency	Expiration	Value on	Current
Sale Contracts	Date	Settlement Date	Value	Gain	(Loss)

Euro	11/30/2005	$3,763,616	$3,769,794	$—	$(6,178)
British Pound	11/18/2005	474,775	464,573	10,202	—

TOTAL OPEN FORWARD FOREIGN CURRENCY SALE CONTRACTS		$4,238,391	$4,234,367	$10,202	$(6,178)

FUTURES CONTRACTS — At October 31, 2005, the following futures contracts were open as follows:

	Number of
	Contracts Long			Unrealized
Type	(Short)	Settlement Month	Market Value	Gain (Loss)

Eurodollars	(16)	December 2005	$(3,820,800)	$16,346
Eurodollars	1	March 2006	238,163	(1,136)
Eurodollars	16	December 2006	3,806,400	(24,499)
Eurodollars	(42)	September 2006	(9,991,275)	68,488
Eurodollars	(20)	March 2007	(4,759,250)	26,182
U.S. Treasury Bonds	89	December 2005	9,965,219	(255,852)
5 Year U.S. Treasury Notes	(196)	December 2005	(20,754,563)	225,604
10 Year German Federal Republic Bonds	(11)	December 2005	(1,587,491)	35,304
10 Year U.S. Treasury Notes	(85)	December 2005	(9,218,516)	108,863

TOTAL			$(36,122,113)	$199,300

SWAP CONTRACTS — At October 31, 2005, the Fund had outstanding swap contracts with the following terms:

INTEREST RATE SWAP CONTRACTS

			Rate Type

	Notional		Payments	Payments
Swap	Amount	Termination	received by	made by	Unrealized
Counterparty	(000s)	Date	the Fund	the Fund	Gain (Loss)

Banc of America Securities LLC	$8,000	09/02/2010	4.31%	3 month LIBOR Floating	$(205,915)
Banc of America Securities LLC	5,000	05/23/2012	4.37%	3 month LIBOR Floating	(107,403)
Banc of America Securities LLC	11,000	09/24/2012	4.52%	3 month LIBOR Floating	(291,741)
Banc of America Securities LLC	7,000	10/19/2015	4.97%	3 month LIBOR Floating	(53,357)
Banc of America Securities LLC	4,000	03/19/2035	5.29%	3 month LIBOR Floating	10,225
Banc of America Securities LLC	2,800	04/09/2035	5.27%	3 month LIBOR Floating	(3,927)

TOTAL					$(652,118)

The accompanying notes are an integral part of these financial statements.

 GOLDMAN SACHS INVESTMENT GRADE CREDIT FUND

ADDITIONAL INVESTMENT INFORMATION (continued)

CREDIT DEFAULT SWAP CONTRACTS

		Rate
	Notional	(Paid)
Swap Counterparty &	Amount	Received		Termination	Unrealized
Referenced Obligation	(000s)	by the Fund		Date	Gain (Loss)

Purchased Protection:
Banc of America Securities LLC iBoxx Core Investment Grade Bond Trust	$20,000	(0.45%	)	12/20/2010	$(1,986)
Banc of America Securities LLC Sears Roebuck Acceptance, Convertible 7.00%, 02/01/2011	1,000	(0.93%	)	06/21/2010	17,737
J.P. Morgan Securities, Inc. iBoxx Core Investment Grade Bond Trust	11,000	(0.85%	)	12/20/2010	(9,053)
Salomon Smith Barney, Inc. iBoxx Core Investment Grade Bond Trust	41,200	(0.45%	)	12/20/2010	36,472

Protection Sold:
Banc of America Securities LLC Countrywide Home Loans, Inc. 5.625%, 07/15/2009	2,000	0.57%		9/20/2010	2,883

TOTAL					$46,053

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS TAXABLE FIXED INCOME FUNDS

ADDITIONAL INVESTMENT INFORMATION

JOINT REPURCHASE AGREEMENT ACCOUNT II — At October 31, 2005, the Funds had undivided interests in the Joint Repurchase Agreement Account II, as follows:

Principal
Fund	Amount

Enhanced Income Fund	$19,400,000

Short Duration Government Fund	52,100,000

Government Income Fund	203,400,000

U.S. Mortgages Fund	174,600,000

Core Fixed Income Fund	265,100,000

Investment Grade Credit Fund	9,800,000

	Principal	Interest	Maturity	Maturity
Repurchase Agreements	Amount	Rate	Date	Value

Banc of America Securities LLC	$2,020,000,000	4.03%	11/01/2005	$2,020,226,128

Barclays Capital PLC	2,250,000,000	4.04	11/01/2005	2,250,252,500

Bear Stearns & Co.	500,000,000	4.04	11/01/2005	500,056,111

CS First Boston LLC	500,000,000	4.04	11/01/2005	500,056,111

Deutsche Bank Securities, Inc.	2,020,000,000	4.03	11/01/2005	2,020,226,128

Greenwich Capital Markets	300,000,000	4.04	11/01/2005	300,033,667

J.P. Morgan Securities, Inc.	250,000,000	4.04	11/01/2005	250,028,056

Morgan Stanley & Co.	1,520,000,000	4.03	11/01/2005	1,520,170,155

UBS Securities LLC	1,064,500,000	4.03	11/01/2005	1,064,619,165

Wachovia Capital Markets	500,000,000	4.04	11/01/2005	500,056,111

TOTAL	$10,924,500,000			$10,925,724,132

At October 31, 2005, the Joint Repurchase Agreement Account II was fully collateralized by Federal Farm Credit Bank, 1.87% to 7.25%, due 11/04/2005 to 06/22/2015; Federal Home Loan Bank, 0.00% to 7.62%, due 11/15/2005 to 03/17/2015; Federal Home Loan Mortgage Association, 0.00% to 13.25%, due 11/07/2005 to 10/01/2035; Federal National Mortgage Association, 0.00% to 15.00%, due 01/01/2006 to 11/01/2035; U.S. Treasury Bills, 0% due 11/03/2005 to 11/17/2005 and Tennessee Valley Authority, 6.79% due 05/23/2012. The aggregate market value of the collateral, including accrued interest, was $11,158,453,890.

The accompanying notes are an integral part of these financial statements.

 GOLDMAN SACHS TAXABLE FIXED INCOME FUNDS

Statements of Assets and Liabilities

October 31, 2005

Enhanced
Income Fund

Assets:

Investment in securities, at value (identified cost $352,236,822, $791,188,370, $897,680,491, $770,074,340, $503,386,142, $1,852,677,171 and $192,500,244, respectively)	$349,918,463
Repurchase Agreement, at value	19,400,000
Cash(a)	3,172,039
Foreign currencies, at value (Core Fixed Income only; identified cost $8,401)	—
Receivables:
Investment securities sold, at value	—
Interest, at value	3,947,716
Due from swap counterparty	—
Fund shares sold	18,000
Variation margin	—
Swap contracts, at value	162,732
Reimbursement from investment adviser	39,951
Forward foreign currency exchange contracts, at value	—
Other assets, at value	1,445

Total assets	376,660,346

Liabilities:

Due to custodian	—
Payables:
Investment securities purchased, at value	5,072,930
Fund shares repurchased	1,545,444
Swap contracts, at value	—
Income distribution	157,238
Amounts owed to affiliates	100,075
Forward foreign currency exchange contracts, at value	—
Variation margin	4,950
Accrued expenses	204,932

Total liabilities	7,085,569

Net Assets:

Paid-in capital	448,783,140
Accumulated undistributed (distribution in excess of) net investment income	3,382,149
Accumulated net realized gain (loss) on investment, futures, swaps and foreign currency related transactions	(80,260,513)
Net unrealized loss on investments, futures, swaps and translation of assets and liabilities denominated in foreign currencies	(2,329,999)

NET ASSETS	$369,574,777

Net Assets:
Class A	$65,645,486
Class B	—
Class C	—
Institutional	301,361,660
Administration	2,567,631
Service	—
Separate Account Institutional	—

Shares outstanding:
Class A	6,781,332
Class B	—
Class C	—
Institutional	31,171,616
Administration	265,643
Service	—
Separate Account Institutional	—

Total shares outstanding, $.001 par value (unlimited number of shares authorized)	38,218,591

Net asset value, offering and redemption price per share:(b)
Class A	$9.68
Class B	—
Class C	—
Institutional	$9.67
Administration	$9.67
Service	—
Separate Account Institutional	—

(a)	Includes restricted cash of $1,100,000, $1,200,000, $3,000,000, $450,000 and $225,000, relating to initial margin requirements and collateral on futures transactions for the Enhanced Income, Ultra-Short Duration Government, Government Income, U.S. Mortgages and Investment Grade Credit Funds, respectively, and includes restricted cash of $2,036,604, $17,808,191, $5,568,757, $17,863,966, $6,358,555, $46,563,915 and $1,000,000 on deposit with the swap counterparty as collateral for the Enhanced Income, Ultra-Short Duration Government, Short Duration Government, Government Income, U.S. Mortgages, Core Fixed Income and Investment Grade Credit Fund, respectively.
(b)	Maximum public offering price per share for Class A shares of the Enhanced Income and Ultra-Short Duration Government (NAV per share multiplied by 1.0152), Short Duration Government (NAV per share multiplied by 1.0204), Government Income, U.S. Mortgages, Core Fixed Income and Investment Grade Credit Funds (NAV per share multiplied by 1.0471) is $9.83, $9.41, $9.85, $15.26, $10.28, $10.34, and $10.40, respectively. At redemption, Class B and Class C shares may be subject to a contingent deferred sales charge, assessed on the amount equal to the lesser of the current net asset value or the original purchase price of the shares.

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS TAXABLE FIXED INCOME FUNDS

Ultra-Short Duration	Short Duration	Government	U.S. Mortgages	Core Fixed	Investment Grade
Government Fund	Government Fund	Income Fund	Fund	Income Fund	Credit Fund

$780,941,843	$885,938,018	$760,594,867	$497,817,695	$1,837,217,355	$188,033,953
—	52,100,000	203,400,000	174,600,000	265,100,000	9,800,000
19,107,228	5,700,135	20,863,966	6,808,555	46,563,915	1,324,969
—	—	—	—	8,160	—
20,878,785	7,283,439	121,131,857	193,501,212	380,506,559	—
4,603,444	5,679,439	4,006,446	1,130,927	12,741,082	3,006,735
—	—	—	—	2,000,000	—
306,215	4,544,651	3,614,384	—	2,472,109	12,659
85,397	—	28,890	27,619	141,202	7,728
3,367,759	2,836,436	3,857,072	1,558,382	10,792,684	67,317
14,238	43,563	43,549	27,492	—	22,236
—	—	—	—	6,464,148	10,202
7,629	1,563	1,389	529	16,635	125,206

829,312,538	964,127,244	1,117,542,420	875,472,411	2,564,023,849	202,411,005

—	—	943,061	1,003,970	563,097	—
122,889	16,926,617	254,467,297	401,408,020	687,991,732	1,589,277
6,327,864	4,301,961	2,561,895	—	3,173,332	416,621
3,759,407	2,829,322	8,221,096	2,819,082	23,200,951	673,382
1,116,703	822,826	150,506	223,120	2,270,802	150,100
374,455	610,825	678,876	142,169	923,350	60,658
—	—	—	—	5,212,581	6,178
—	56,197	—	—	—	—
131,264	33,466	42,753	38,594	83,936	58,699

11,832,582	25,581,214	267,065,484	405,634,955	723,419,781	2,954,915

968,736,362	974,829,694	858,978,424	477,708,428	1,856,878,287	204,817,320
7,294,860	4,830,615	5,254,578	(75,905)	(695,234)	119,287
(148,077,944)	(26,370,571)	(92,360)	(792,962)	10,992,004	(607,875)
(10,473,322)	(14,743,708)	(13,663,706)	(7,002,105)	(26,570,989)	(4,872,642)

$817,479,956	$938,546,030	$850,476,936	$469,837,456	$1,840,604,068	199,456,090

$190,210,366	$327,364,946	$729,958,322	$7,916,057	$658,113,688	$3,622,340
—	23,602,096	24,881,423	—	29,096,390	—
—	57,077,594	18,692,190	—	23,432,268	—
584,627,849	517,492,264	60,747,115	74,615,778	1,098,279,681	3,637,545
—	—	—	—	—	—
42,641,741	13,009,130	16,197,886	—	31,682,041	—
—	—	—	387,305,621	—	192,196,205

20,529,983	33,924,688	50,107,077	806,489	66,688,471	364,942
—	2,453,232	1,707,886	—	2,936,875	—
—	5,949,896	1,283,760	—	2,364,093	—
63,011,146	53,761,073	4,173,657	7,595,359	110,897,602	365,765
—	—	—	—	—	—
4,579,502	1,353,269	1,113,940	—	3,197,687	—
—	—	—	39,459,034	—	19,340,118

88,120,631	97,442,158	58,386,320	47,860,882	186,084,728	20,070,825

$9.27	$9.65	$14.57	$9.82	$9.87	$9.93
—	$9.62	$14.57	—	$9.91	—
—	$9.59	$14.56	—	$9.91	—
$9.28	$9.63	$14.55	$9.82	$9.90	$9.95
—	—	—	—	—	—
$9.31	$9.61	$14.54	—	$9.91	—
—	—	—	$9.82	—	$9.94

The accompanying notes are an integral part of these financial statements.

 GOLDMAN SACHS TAXABLE FIXED INCOME FUNDS

Statements of Operations

For the Year Ended October 31, 2005

Enhanced
Income Fund

Investment income:

Interest	$17,080,071

Total income	17,080,071

Expenses:

Management fees	1,189,054
Distribution and service fees(a)	244,838
Transfer agent fees(a)	329,941
Custody and accounting fees	187,438
Registration fees	166,912
Service share fees	—
Professional fees	49,137
Printing fees	53,203
Administration share fees	88,703
Trustee fees	11,835
Other	48,696

Total expenses	2,369,757

Less — expense reductions	(694,083)

Net expenses	1,675,674

NET INVESTMENT INCOME	15,404,397

Realized and unrealized gain (loss) on investment, futures, swaps and foreign currency related transactions:

Net realized gain (loss) from:
Investment transactions	(1,306,774)
Futures transactions	113,890
Swap contracts	1,512,391
Foreign currency related transactions	—
Net change in unrealized gain (loss) on:
Investments	(7,043,043)
Futures	825,560
Swap contracts	162,732
Translation of assets and liabilities denominated in foreign currencies	—

Net realized and unrealized gain (loss) on investment, futures, swaps and foreign currency related transactions:	(5,735,244)

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$9,669,153

(a)	Class specific Distribution and Service and Transfer Agent fees were as follows:

	Distribution and Service Fees			Transfer Agent Fees

										Separate
										Account
Fund	Class A	Class B	Class C	Class A	Class B	Class C	Institutional	Administration	Service	Institutional

Enhanced Income	$244,838	$—	$—	$178,867	$—	$—	$136,882	$14,192	$—	$—
Ultra-Short Duration	628,901	—	—	457,516	—	—	324,561	—	18,611	—
Short Duration	784,506	308,412	729,675	563,842	55,957	132,283	165,733	—	4,869	—
Government Income	1,515,352	288,247	199,162	1,081,827	52,096	35,870	21,028	—	5,060	—
U.S. Mortgages	23,041	—	—	16,705	—	—	36,068	—	—	98,045
Core Fixed Income	1,523,050	307,311	234,552	1,090,871	55,350	42,208	394,686	—	11,760	—
Investment Grade Credit	9,033	—	—	6,453	—	—	884	—	—	54,424

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS TAXABLE FIXED INCOME FUNDS

Ultra-Short Duration	Short Duration	Government	U.S. Mortgages	Core Fixed	Investment Grade
Government Fund	Government Fund	Income Fund	Fund	Income Fund	Credit Fund

$34,183,052	$28,948,240	$27,380,148	$13,036,051	$67,338,837	$6,658,124

34,183,052	28,948,240	27,380,148	13,036,051	67,338,837	6,658,124

4,437,953	4,220,570	4,113,539	1,377,988	6,718,087	567,536
628,901	1,822,593	2,002,761	23,041	2,064,913	9,033
800,688	922,684	1,195,881	150,818	1,594,875	61,761
302,586	277,992	275,081	143,514	321,901	84,899
136,447	69,520	79,606	33,928	85,616	33,995
232,632	60,859	63,252	49,692	146,994	2,911
49,137	48,437	49,137	47,471	94,467	47,471
46,203	45,203	46,203	48,203	60,088	47,703
—	—	—	—	—	—
11,835	11,835	11,835	11,835	11,835	11,835
74,150	65,783	53,221	33,431	90,941	31,780

6,720,532	7,545,476	7,890,516	1,919,921	11,189,717	898,924

(28,548)	(533,634)	(726,499)	(633,411)	(131,954)	(385,024)

6,691,984	7,011,842	7,164,017	1,286,510	11,057,763	513,900

27,491,068	21,936,398	20,216,131	11,749,541	56,281,074	6,144,224

(908,877)	(2,084,297)	5,731,036	619,486	15,852,624	(623,950)
799,546	(5,740,256)	(2,034,692)	755,928	6,023,479	(140,481)
(5,836,909)	1,071,713	605,715	(130,584)	1,610,061	85,295
—	—	—	—	827,243	172,679
(6,741,632)	(8,409,089)	(14,151,349)	(5,903,822)	(43,596,754)	(5,219,908)
94,119	(2,385,902)	(1,137,190)	(758,362)	(3,099,144)	160,889
13,404,352	7,114	(4,469,158)	(1,260,700)	(12,632,793)	(606,065)
—	—	—	—	1,264,285	(1,384)

810,599	(17,540,717)	(15,455,638)	(6,678,054)	(33,750,999)	(6,172,925)

$28,301,667	$4,395,681	$4,760,493	$5,071,487	$22,530,075	$(28,701)

The accompanying notes are an integral part of these financial statements.

 GOLDMAN SACHS TAXABLE FIXED INCOME FUNDS

Statements of Changes in Net Assets

	Enhanced Income Fund		Ultra-Short Duration Government Fund		Short Duration Government Fund

	For the	For the	For the	For the	For the	For the
	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
	October 31, 2005	October 31, 2004	October 31, 2005	October 31, 2004	October 31, 2005	October 31, 2004

From operations:

Net investment income	$15,404,397	$33,006,381	$27,491,068	$46,415,602	$21,936,398	$21,860,041
Net realized gain (loss) on investment, futures, swaps and foreign currency related transactions	319,507	(6,924,744)	(5,946,240)	(4,455,696)	(6,752,840)	(4,160,061)
Net change in unrealized gain (loss) on investments, futures, swaps and translation of assets and liabilities denominated in foreign currencies	(6,054,751)	(16,118,742)	6,756,839	(2,850,394)	(10,787,877)	(992,632)

Net increase (decrease) in net assets resulting from operations	9,669,153	9,962,895	28,301,667	39,109,512	4,395,681	16,707,348

Distributions to shareholders:

From net investment income
Class A Shares	(3,080,374)	(6,787,491)	(6,763,599)	(15,776,637)	(8,341,407)	(8,785,993)
Class B Shares	—	—	—	—	(622,550)	(1,058,656)
Class C Shares	—	—	—	—	(1,399,821)	(2,420,991)
Institutional Shares	(11,243,434)	(26,572,115)	(24,901,988)	(49,101,322)	(12,590,303)	(14,373,431)
Administration Shares	(1,077,520)	(1,355,651)	—	—	—	—
Service Shares	—	—	(1,200,162)	(1,473,200)	(309,545)	(170,106)
Separate Account Institutional Shares	—	—	—	—	—	—
From net realized gains
Class A Shares	—	—	—	—	—	—
Class B Shares	—	—	—	—	—	—
Class C Shares	—	—	—	—	—	—
Institutional Shares	—	—	—	—	—	—
Service Shares	—	—	—	—	—	—
Separate Account Institutional Shares	—	—	—	—	—	—
From paid-in capital
Class A Shares	—	—	—	—	—	(399,377)
Class B Shares	—	—	—	—	—	(48,123)
Class C Shares	—	—	—	—	—	(110,049)
Institutional Shares	—	—	—	—	—	(653,361)
Service Shares	—	—	—	—	—	(7,732)

Total distributions to shareholders	(15,401,328)	(34,715,257)	(32,865,749)	(66,351,159)	(23,263,626)	(28,027,819)

From share transactions:

Proceeds from sales of shares	194,684,640	571,458,832	304,348,452	1,037,712,476	551,955,365	774,582,803
Proceeds in connection with merger	—	—	—	—	—	—
Reinvestment of dividends and distributions	11,851,596	28,729,114	17,776,193	44,537,067	15,890,221	20,958,889
Cost of shares repurchased	(512,923,498)	(1,429,538,223)	(1,085,815,792)	(2,273,508,142)	(454,192,933)	(859,871,597)

Net increase (decrease) in net assets resulting from share transactions	(306,387,262)	(829,350,277)	(763,691,147)	(1,191,258,599)	113,652,653	(64,329,905)

TOTAL INCREASE (DECREASE)	(312,119,437)	(854,102,639)	(768,255,229)	(1,218,500,246)	94,784,708	(75,650,376)

Net assets:

Beginning of year	681,694,214	1,535,796,853	1,585,735,185	2,804,235,431	843,761,322	919,411,698

End of year	$369,574,777	$681,694,214	$817,479,956	$1,585,735,185	$938,546,030	$843,761,322

Accumulated undistributed (distribution in excess of) net investment income	$3,382,149	$2,906,110	$7,294,860	$10,649,542	$4,830,615	$3,973,902

(a)	U.S. Mortgages Fund and Investment Grade Credit Fund commenced operations on November 3, 2003.

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS TAXABLE FIXED INCOME FUNDS

Government Income Fund		U.S. Mortgages Fund		Core Fixed Income Fund		Investment Grade Credit Fund

For the	For the	For the	For the	For the	For the	For the	For the
Year Ended	Year Ended	Year Ended	Period Ended	Year Ended	Year Ended	Year Ended	Period Ended
October 31, 2005	October 31, 2004	October 31, 2005	October 31, 2004(a)	October 31, 2005	October 31, 2004	October 31, 2005	October 31, 2004(a)

$20,216,131	$16,361,863	$11,749,541	$5,649,467	$56,281,074	$39,165,586	$6,144,224	$1,390,010
4,302,059	8,068,104	1,244,830	4,376,001	24,313,407	18,118,891	(506,457)	205,411
(19,757,697)	4,724,796	(7,922,884)	920,779	(58,064,406)	20,287,359	(5,666,468)	793,826

4,760,493	29,154,763	5,071,487	10,946,247	22,530,075	77,571,836	(28,701)	2,389,247

(15,966,212)	(13,283,120)	(315,229)	(45,080)	(22,356,546)	(14,916,314)	(140,714)	(23,077)
(533,992)	(885,696)	—	—	(883,632)	(860,188)	—	—
(370,892)	(517,450)	—	—	(672,754)	(621,259)	—	—
(1,564,131)	(4,368,750)	(3,367,214)	(4,381,494)	(40,113,425)	(25,474,571)	(95,385)	(460,094)
—	—	—	—	—	—	—	—
(322,759)	(272,740)	—	—	(1,048,118)	(627,296)	—	—
—	—	(9,159,690)	(2,720,122)	—	—	(5,873,577)	(869,294)
(5,845,096)	(3,366,202)	(13,456)	—	(6,881,068)	(14,873,230)	(8,899)	—
(362,623)	(370,817)	—	—	(394,357)	(1,215,929)	—	—
(237,517)	(199,973)	—	—	(302,043)	(859,101)	—	—
(745,239)	(1,301,452)	(2,109,001)	—	(10,458,548)	(23,684,860)	(269,174)	—
(116,638)	(90,042)	(1,830,428)	—	(285,885)	(729,303)	—	—
—	—	—	—	—	—	(293)	—
—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—

(26,065,099)	(24,656,242)	(16,795,018)	(7,146,696)	(83,396,376)	(83,862,051)	(6,388,042)	(1,352,465)

452,723,542	311,376,660	584,326,694	401,885,083	958,769,563	541,317,212	181,422,818	108,137,767
—	—	—	—	73,493,151	91,790,394	—	—
24,158,646	22,691,011	13,333,622	4,270,684	57,569,645	64,751,257	5,592,276	1,195,397
(232,780,488)	(298,386,700)	(338,784,172)	(187,270,475)	(648,011,975)	(456,633,242)	(53,666,553)	(37,845,654)

244,101,700	35,680,971	258,876,144	218,885,292	441,820,384	241,225,621	133,348,541	71,487,510

222,797,094	40,179,492	247,152,613	222,684,843	380,954,083	234,935,406	126,931,798	72,524,292

627,679,842	587,500,350	222,684,843	—	1,459,649,985	1,224,714,579	72,524,292	—

$850,476,936	$627,679,842	$469,837,456	$222,684,843	$1,840,604,068	$1,459,649,985	$199,456,090	$72,524,292

$5,254,578	$2,256,641	$(75,905)	$(234,090)	$(695,234)	$(595,286)	$119,287	$36,606

The accompanying notes are an integral part of these financial statements.

 GOLDMAN SACHS TAXABLE FIXED INCOME FUNDS

Notes to Financial Statements

October 31, 2005

1. ORGANIZATION

Goldman Sachs Trust (the “Trust”) is a Delaware statutory trust registered under the Investment Company Act of 1940, (as amended), as an open-end management investment company. The Trust includes Goldman Sachs Enhanced Income Fund (Enhanced Income), Goldman Sachs Ultra-Short Duration Government Fund (Ultra-Short Duration Government), Goldman Sachs Short Duration Government Fund (Short Duration Government), Goldman Sachs Government Income Fund (Government Income), Goldman Sachs U.S. Mortgages Fund (U.S. Mortgages), Goldman Sachs Core Fixed Income Fund (Core Fixed Income) and Goldman Sachs Investment Grade Credit Fund (Investment Grade Credit), (collectively, the “Funds” or individually a “Fund”). Each Fund is a diversified portfolio of the Trust. Enhanced Income offers three classes of shares — Class A, Institutional and Administration. Ultra-Short Duration Government offers three classes of shares — Class A, Institutional and Service. U.S. Mortgages and Investment Grade Credit offers three classes of shares — Class A, Institutional and Separate Account Institutional. Government Income, Short Duration Government and Core Fixed Income offer five classes of shares — Class A, Class B, Class C, Institutional and Service. Class A shares charge a maximum initial sales charge of 1.50% for Enhanced Income and Ultra-Short Duration Government, 2.00% for Short Duration Government, and 4.50% for Government Income, U.S. Mortgages, Core Fixed Income and Investment Grade Credit. The contingent deferred sales charge for Class B Shares is 2.00% maximum declining to zero after three years for Short Duration Government and 5.00% maximum declining to zero after six years for the Government Income and Core Fixed Income. The Class C shares of Short Duration Government, Government Income and Core Fixed Income has a contingent deferred sales charge of 1.00% during the first 12 months. Institutional, Administration, Service Class and Separate Account Institutional shares of the Funds are not subject to a sales charge. Such sales loads are paid directly to Goldman, Sachs & Co. (“Goldman Sachs”) as distributor of the Funds.

2. SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of the significant accounting policies consistently followed by the Funds. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that may affect the reported amounts. Actual results could differ from those estimates.

A. Investment Valuation — Portfolio securities for which market quotations are readily available are valued at market value on the basis of quotations furnished by a pricing service or provided by dealers in such securities. Short-term debt obligations maturing in sixty days or less are valued at amortized cost, which approximates market value. Portfolio securities for which market quotations are not readily available are valued based on yield equivalents, pricing matrices or other sources, under valuation procedures established by the Trust’s Board of Trustees.

B. Security Transactions and Investment Income — Security transactions are reflected as of the trade date. Realized gains and losses on sales of portfolio securities are calculated using the identified cost basis. Interest income is recorded on the basis of interest accrued (net of foreign withholding taxes which are reduced by any amounts reclaimable by the Funds, where applicable), premium amortized and discount accreted. Net investment income (other than class specific expenses) and unrealized and realized gains or losses of the Funds are allocated daily to each class of shares of the respective Fund based upon the relative proportion of net assets of each class.

     Certain mortgage security paydown gains and losses are recorded as interest income (loss) and included in interest income in the accompanying Statements of Operations. Original issue discounts (OID) on debt securities are amortized to interest income over the life of the security with a corresponding increase in the cost basis of that security. Market discounts and market premiums on debt securities are amortized to interest income over the expected life of the security with a corresponding adjustment in the cost basis of that security.
     Pursuant to applicable law and procedures adopted by the Trust’s Board of Trustees, securities transactions in portfolio securities (including futures transactions) may be effected from time to time through Goldman, Sachs & Co. (“Goldman Sachs”) or an affiliate. In order for Goldman Sachs or an affiliate, acting as agent, to effect securities or futures transactions for a Fund, the commissions, fees or other remuneration received by Goldman Sachs or an affiliate must be reasonable and fair compared to the commissions, fees or other remuneration received by other brokers in connection with comparable transactions involving similar securities or futures contracts.

GOLDMAN SACHS TAXABLE FIXED INCOME FUNDS

2. SIGNIFICANT ACCOUNTING POLICIES (continued)

C. Expenses — Expenses incurred by the Trust that do not specifically relate to an individual Fund of the Trust are allocated to the Funds on a straight-line or “pro-rata” basis depending upon the nature of the expense.

     Class A, Class B and Class C shareholders of the Funds bear all expenses and fees relating to their respective Distribution and Service Plans. Service Shares bear all expenses and fees relating to its Service and Shareholder Administration Plans. Administration Shares bear all expenses and fees relating to their Administration Plan. Each class of shares of the Funds separately bears its respective class-specific Transfer Agency fees. Class A and Institutional shareholders of the U.S. Mortgages and Investment Grade Credit Funds bear their respective class-specific Account Service fees.

D. Federal Taxes — It is each Fund’s policy to comply with the requirements of the Internal Revenue Code (the “Code”) applicable to regulated investment companies and to distribute each year substantially all of its investment company taxable and tax-exempt income and capital gains to its shareholders. Accordingly, no federal tax provisions are required. Dividends and distributions to shareholders are recorded on ex-dividend date. Income distributions are declared daily and paid monthly. Capital gain distributions, if any, are declared and paid annually for all Funds.

     The characterization of distributions to shareholders for financial reporting purposes is determined in accordance with Federal income tax rules. Therefore, the source of each Fund’s distributions may be shown in the accompanying financial statements as either from net investment income or net realized gains, or from paid-in-capital.

E. Foreign Currency Translations — The books and records of the Funds are maintained in U.S. dollars. Amounts denominated in foreign currencies are translated into U.S. dollars on the following basis: (i) investment valuations, foreign currency and other assets and liabilities initially expressed in foreign currencies are converted each business day into U.S. dollars based upon current exchange rates; and (ii) purchases and sales of foreign investments, income and expenses are converted into U.S. dollars based upon currency exchange rates prevailing on the respective dates of such transactions.

     Net realized and unrealized gain (loss) on foreign currency transactions will represent: (i) foreign exchange gains and losses from the sale and holdings of foreign currencies and the sale and holdings of investments; (ii) currency gains and losses between trade date and settlement date on investment securities transactions and forward exchange contracts; and (iii) gains and losses from the difference between amounts of interest recorded and the amounts actually received. The effect of changes in foreign currency exchange rates on securities and derivative instruments are segregated in the Statements of Operations from the effects of changes in market prices of those securities and derivative instruments and are included as increases and decreases in unrealized gain/loss on foreign currency related transactions. Net unrealized foreign exchange gains and losses arising from changes in the value of other assets and liabilities as a result of changes in foreign exchange rates are included as increases and decreases in unrealized gain/loss on foreign currency related transactions.

F. Mortgage Dollar Rolls — The Funds may enter into mortgage “dollar rolls” in which the Funds sell securities in the current month for delivery and simultaneously contract with the same counterparty to repurchase similar (same type, coupon and maturity) but not identical securities on a specified future date. For financial reporting and tax reporting purposes, the Funds treat mortgage dollar rolls as two separate transactions: one involving the purchase of a security, and a separate transaction involving a sale.

G. Segregation Transactions — As set forth in the prospectus, the Funds may enter into certain derivative transactions to seek to increase total return. Forward foreign currency exchange contracts, futures contracts, written options, swap contracts, mortgage dollar rolls, when-issued securities and forward commitments represent examples of such transactions. As a result of entering into these transactions, the Funds are required to segregate liquid assets, on the books of their custodian, with a current value equal to or greater than the market value of the corresponding transactions.

H. Forward Sales Contracts — The Funds may enter into forward security sales of mortgage-backed securities in which the Funds sell securities in the current month for delivery of securities, defined by pool-stipulated characteristics, on a specified future date. The value of the contract is recorded as a liability on the Fund’s records with the difference between its market value and cash proceeds received being recorded as an unrealized gain or loss. Gains or losses are realized upon delivery of the security sold.

 GOLDMAN SACHS TAXABLE FIXED INCOME FUNDS

2. SIGNIFICANT ACCOUNTING POLICIES (continued)

I. Repurchase Agreements — Repurchase agreements involve the purchase of securities subject to the seller’s agreement to repurchase them at a mutually agreed upon date and price. During the term of a repurchase agreement, the value of the underlying securities held as collateral on behalf of the Funds, including accrued interest, is required to equal or exceed the value of the repurchase agreement, including accrued interest. If the seller defaults or becomes insolvent, realization of the collateral by the Funds may be delayed or limited and there may be a decline in the value of the collateral during the period while the Funds seek to assert their rights. The underlying securities for all repurchase agreements are held in safekeeping at the Fund’s custodian or designated subcustodians under triparty repurchase agreements.

     Pursuant to exemptive relief granted by the Securities and Exchange Commission (“SEC”) and terms and conditions contained therein, the Funds, together with other registered investment companies having management agreements with Goldman Sachs Asset Management, L.P. (“GSAM”), or its affiliates, transfer uninvested cash into joint accounts, the daily aggregate balance of which is invested in one or more repurchase agreements.

J. Futures Contracts — The Funds may enter into futures transactions to hedge against changes in interest rates, securities prices, currency exchange rates or to seek to increase total return. Futures contracts are valued at the last settlement price at the end of each day on the board of trade or exchange upon which they are traded. Upon entering into a futures contract, the Funds are required to deposit with a broker or the Fund’s custodian bank on behalf of the broker an amount of cash or securities equal to the minimum “initial margin” requirement of the associated futures exchange. Subsequent payments for futures contracts (“variation margin”) are paid or received by the Funds daily, dependent on the daily fluctuations in the value of the contracts, and are recorded for financial reporting purposes as unrealized gains or losses. When contracts are closed, the Funds realize a gain or loss which is reported in the Statements of Operations.

     The use of futures contracts involve, to varying degrees, elements of market and counterparty risk which may exceed the amounts recognized in the Statements of Assets and Liabilities. Changes in the value of the futures contract may not directly correlate with changes in the value of the underlying securities. This risk may decrease the effectiveness of the Funds’ strategies and potentially result in a loss.

K. Swap Contracts — The Funds may enter into swap transactions for hedging purposes or to seek to increase total return. Risks may arise as a result of the failure of the counterparty to the swap contract to comply with the terms of the swap contract. The loss incurred by the failure of a counterparty is generally limited to the net interest payment to be received by the Funds and/or the termination value at the end of the contract. Therefore, the Funds consider the creditworthiness of each counterparty to a contract in evaluating potential credit risk. Additionally, risks may arise from unanticipated movements in interest rates or in the value of the underlying reference asset or index.

     The Funds record unrealized gains or losses on a daily basis representing the value and the current net receivable or payable relating to open swaps contract. Net amounts received or paid on the swap contracts, including terminated swaps, are recorded as realized gains or losses.
     An interest rate swap is an agreement that obligates two parties to exchange a series of cash flows at specified intervals based upon or calculated by reference to changes in specified prices, rates or indices for a specified amount of an underlying asset or notional principal amount. The payment flows are usually netted against each other, with the difference being paid by one party to the other.
     The Funds may also enter into credit default swaps. The Funds may purchase credit protection on the referenced obligation of the credit default swap (“buy contract”). During the period a Fund enters into a buy contract, the Fund is required, upon the occurrence of a credit event, as defined in the swap agreement, to deliver to the counterparty the principal amount of the referenced obligation of the swap and will, concurrently, receive an agreed upon value.
     The Funds may also provide or sell credit protection on the referenced obligation of a credit default swap (“sale contract”). During the period a Fund enters into a sale contract, the Fund is required, upon the occurrence of a credit event, as defined in the swap agreement, to pay the notional amount of the swap to the counterparty, which generally equals the face value of the referenced obligation and, concurrently, will receive the principal amount of the referenced obligation. If a credit

GOLDMAN SACHS TAXABLE FIXED INCOME FUNDS

2. SIGNIFICANT ACCOUNTING POLICIES (continued)
event occurs, the maximum payout amount for a sale contract is limited to the notional amount of the swap contract (“maximum payout amount”).
     During the term of the credit default swap agreement, the Fund receives (makes) periodic payments from (to) the respective counterparty, calculated at the agreed upon interest rate applied to the notional amount. On a daily basis, these amounts are accrued and recorded as unrealized gains (losses) on swap contract transactions on the Statements of Assets and Liabilities. The receipt or delivery of these payments are recorded as realized gains (losses) on swap contracts on the Statement of Operations.
     Credit default swaps may involve greater risks than if a Fund had invested in the referenced obligation directly. Credit default swaps are subject to general market risk, liquidity risk, counterparty risk and credit risk. If the Fund enters into a buy contract and no credit event occurs its exposure is limited to the periodic payments previously made to the counterparty. In addition, if the Fund enters into a sale contract and a credit event occurs, the value of the referenced obligation received by the Fund reduced by the periodic payments previously received, may be less than the maximum payout amount it pays to the counterparty, resulting in a loss to the Fund.

L. Forward Foreign Currency Exchange Contracts — Core Fixed Income and Investment Grade Credit may enter into forward foreign currency contracts for the purchase or sale of a specific foreign currency at a fixed price on a future date as a hedge or cross-hedge against either specific transactions or portfolio positions. Core Fixed Income and Investment Grade Credit may also purchase and sell forward contracts to seek to increase total return. All commitments are “marked-to-market” daily at the applicable translation rates and any resulting unrealized gains or losses are recorded in the Funds’ financial statements. The Funds record realized gains or losses at the time a forward contract is offset by entry into a closing transaction or extinguished by delivery of the currency. Risks may arise upon entering into these contracts from the potential inability of counterparties to meet the terms of their contracts and from unanticipated movements in the value of a foreign currency relative to the U.S. dollar.

     The contractual amounts of forward foreign currency exchange contracts do not necessarily represent the amounts potentially subject to risk. The measurement of the risks associated with these instruments is meaningful only when all related and offsetting transactions are considered. At October 31, 2005, Core Fixed Income and Investment Grade Credit had sufficient cash and/or securities to cover any commitments under these contracts.

M. Inverse Floaters — The Funds may invest in inverse floating rate debt securities (“inverse floaters”). The interest rate on inverse floaters resets in the opposite direction from the market rate of interest to which the inverse floater is indexed. An inverse floater may be considered to be leveraged to the extent that its interest rate varies by a magnitude that exceeds the magnitude of the change in the index rate of interest. The higher the degree of leverage of an inverse floater, the greater the volatility of its market value.

N. Treasury Inflation-Protected Securities — The Funds may invest in Treasury Inflation-Protected Securities (“TIPS”), specially structured bonds in which the principal amount is adjusted daily to keep pace with inflation, as measured by the U.S. Consumer Pricing Index (“CPI”). The adjustments for interest income due to inflation are reflected in interest income on the Statements of Operations. TIPS are backed by the full faith and credit of the U.S. Government.

O. Securities purchased on a when-issued or delayed-delivery basis — The Funds may purchase securities on a when-issued or delayed-delivery basis. Securities purchased or sold on a when-issued or delayed-delivery basis may be settled a month or more after trade date; interest income is not accrued until settlement date. At the time a Fund enters into such transactions, it is required to have segregated assets with a current value at least equal to the amount of its when-issued or delayed-delivery purchase commitments. Credit risks exist on these commitments to the extent of any unrealized gains on the underlying securities purchased and any unrealized losses on the underlying securities sold. Market risk exists on these commitments to the same extent as if the securities were owned on a settled basis and gains and losses are recorded and reported in the same manner. In addition to the normal credit and market risks, transactions with delayed settlement dates may expose the Funds to greater risk that such transactions may not be consummated.

 GOLDMAN SACHS TAXABLE FIXED INCOME FUNDS

Notes to Financial Statements (continued)

October 31, 2005

3. AGREEMENTS

GSAM, an affiliate of Goldman Sachs serves as investment adviser pursuant to an Investment Management Agreement (the “Agreement”) with the Trust on behalf of the Funds. Under this Agreement, GSAM manages the Funds, subject to the general supervision of the Trust’s Board of Trustees.
     As compensation for the services rendered pursuant to the Agreement, the assumption of the expenses related thereto and administering the Funds’ business affairs, including providing facilities, GSAM is entitled to a fee (“Management fee”), computed daily and payable monthly, equal to an annual percentage rate of each Fund’s average daily net assets.
     At a meeting held on June 16, 2005, the Board of Trustees of the Trust approved a fee reduction commitment for the Funds which will be effective on a contractual basis in 2006. Effective July 1, 2005, GSAM implemented the fee reduction commitment on a voluntary basis which results in the following annual Management fee rates:

		Ultra-Short	Short				Investment
	Enhanced	Duration	Duration	Government	U.S.	Core Fixed	Grade
Average Daily Net Assets	Income[1]	Government	Government	Income	Mortgages[1]	Income	Credit[1]

Up to $1 billion	0.25%	0.40%	0.50%	0.54%	0.40%	0.40%	0.40%

Next $1 billion	0.23	0.36	0.45	0.49	0.36	0.36	0.36

Over $2 billion	0.22	0.34	0.43	0.47	0.34	0.34	0.34

(1)	These Funds currently have management fee waivers in place, which will continue on a voluntary basis. Current management fees for Enhanced Income, U.S. Mortgages, and Investment Grade Credit are 0.20%, 0.33%, 0.33%, respectively.

     Prior to July 1, 2005, the Funds’ Management Fees and Management Fee waivers as an annual percentage rate of average daily net assets were as follows:

	Management Fee

	Contractual
	Annual	Waiver	Net
Fund	Rate	Annual Rate	Annual Rate

Enhanced Income	0.25%	0.05%	0.20%

Ultra-Short Duration Government	0.40	—	0.40

Short Duration Government	0.50	—	0.50

Government Income(1)	0.54	—	0.54

U.S. Mortgages	0.40	0.07	0.33

Core Fixed Income	0.40	—	0.40

Investment Grade Credit	0.40	0.07	0.33

(1)	Government Income voluntarily waived it’s management fee from 65 bps to 54 bps prior to February 25, 2005.

     GSAM has voluntarily agreed to limit certain “Other Expenses” (excluding Management fees, Distribution and Service fees, Transfer Agency fees, Service Share fees, Account Service fees, taxes, interest, brokerage fees and litigation, indemnification, shareholder meeting and other extraordinary expenses exclusive of any expense offset arrangements) to the extent that such expenses exceed, on an annual basis, a percentage rate of the average daily net assets of each Fund. Such expense reimbursements, if any, are computed daily and paid monthly. In addition, the Funds are not obligated to reimburse GSAM for prior fiscal year expense reimbursements, if any. For the year ended October 31, 2005, the Other Expense limitations for the Enhanced Income, Ultra-Short Duration Government, Short Duration Government, Government Income, U.S. Mortgages, Core Fixed Income, and the Investment Grade Credit Funds as an annual percentage rate of average daily net assets were 0.014%. 0.054%, 0.004%, 0.004%, 0.004%, 0.104% and 0.004%, respectively.
     The Trust, on behalf of each Fund, has adopted Distribution and Service Plans. Under the Plans, Goldman Sachs and/or Authorized Dealers are entitled to a monthly fee for distribution services equal to, on an annual basis, 0.25% of the Enhanced

GOLDMAN SACHS TAXABLE FIXED INCOME FUNDS

3. AGREEMENTS (continued)
Income, Ultra-Short Duration Government, U.S. Mortgages and Investment Grade Credit Funds’ average daily net assets attributable to Class A shares and 0.25%, 0.75% and 0.75% for the Short-Duration Government, Government Income and Core Fixed Income Funds’ average daily net assets attributable to Class A, Class B and Class C shares, respectively. Additionally, Goldman Sachs and/or Authorized Dealers are entitled to receive, under the Plans, a separate fee for personal and account maintenance services equal to, on an annual basis, 0.25% of the Short Duration Government, Government Income and Core Fixed Income Funds’ average daily net assets attributable to Class B or Class C Shares. For the year ended October 31, 2005, Goldman Sachs has voluntarily agreed to waive a portion of the Distribution and Service fees equal to 0.15% of the average daily net assets attributable to the Class B shares of the Short Duration Government Fund.
     Goldman Sachs serves as Distributor of the shares of the Funds pursuant to a Distribution Agreement. Goldman Sachs may receive a portion of the Class A sales load and Class B and Class C contingent deferred sales charges. During the year ended October 31, 2005, Goldman Sachs advised the Funds that it retained the following approximate amounts:

		Contingent Deferred Sales Charge
	Sales Load
Fund	Class A	Class B	Class C

Enhanced Income	$1,100	$—	$—

Ultra-Short Duration Government	11,300	—	—

Short Duration Government	11,000	—	—

Government Income	39,200	200	14,100

U.S. Mortgages	100	—	—

Core Fixed Income	208,700	—	100

Investment Grade Credit	600	—	—

     Goldman Sachs also serves as Transfer Agent of the Funds for a fee. Fees charged for such transfer agency services are calculated daily and payable monthly at an annual rate as follows: 0.04% of the average daily net assets for Administration (Enhanced Income only), Separate Account Institutional (U.S. Mortgages and Investment Grade Credit only), Institutional and Service shares. Also on June 16, 2005, the Board of Trustees of the Trust approved a contractual reduction in Transfer Agent fees from an annual rate of 0.19% to an annual rate of 0.16% of the average daily net asset value of the Funds for Class A, Class B and Class C Shares, effective July 1, 2005. For the year ended October 31, 2005, Goldman Sachs has voluntarily agreed to waive a portion of the Transfer Agent fees equal to 0.02% of the average daily net assets attributable to Institutional and Separate Account Institutional shares of U.S. Mortgages and Investment Grade Credit. Goldman Sachs may discontinue or modify this waiver in the future at its discretion.

     The Trust, on behalf of Ultra-Short Duration, Short Duration Government, Government Income and Core Fixed Income, has adopted a Service Plan and a Shareholder Administration Plan for the Service Shares. In addition, the Trust on behalf of Enhanced Income Fund, has adopted an Administration Plan for Administration Shares. These Plans allow for Service and Administration Shares to compensate service organizations for providing varying levels of personal and account administration and shareholder administration services to their customers who are beneficial owners of such shares. The Service Plan, Shareholder Administration Plan and Administration Plan provide for compensation to the service organizations in an amount equal to, on an annualized basis, 0.25%, 0.25% and 0.25% respectively, of the average daily net asset value of each share class. The Trust, on behalf of Class A and Institutional Class Shares of U.S. Mortgages and Investment Grade Credit Funds, has adopted Account Service Plans. Under these Plans, Goldman Sachs and Authorized Dealers are entitled to receive a fee for account service and account maintenance equal to, on an annual basis, 0.05% of the average daily net asset value of U.S. Mortgages and Investment Grade Credit Funds attributable to Class A and Institutional Class shares.

 GOLDMAN SACHS TAXABLE FIXED INCOME FUNDS

Notes to Financial Statements (continued)

October 31, 2005

3. AGREEMENTS (continued)

     For the year ended October 31, 2005, GSAM and the distributor have voluntarily agreed to waive certain fees and reimburse other expenses. In addition, the Funds have entered into certain offset arrangements with the custodian resulting in a reduction of the Funds’ expenses. For the year ended October 31, 2005, expense reductions were as follows (in thousands):

	Fee Waivers

		Class B
		Distribution		Other		Total
	Management	and Service	Transfer	Expense	Custody	Expense
Fund	Fees	Fees	Agent Fees	Reimbursement	Fee Reduction	Reductions

Enhanced Income	$238	$—	$—	$450	$6	$694

Ultra-Short Duration Government	—	—	—	21	8	29

Short Duration Government	—	46	—	485	3	534

Government Income	225	—	—	486	15	726

U.S. Mortgages	241	—	67	304	21	633

Core Fixed Income	117	—	—	—	15	132

Investment Grade Credit	99	—	28	252	6	385

     At October 31, 2005, the amounts owed to affiliates were as follows (in thousands):

	Management	Distribution and	Transfer
Fund	Fees	Service Fees	Agent Fees	Total

Enhanced Income	$66	$14	$20	$100

Ultra-Short Duration Government	285	41	48	374

Short Duration Government	401	136	74	611

Government Income	381	191	107	679

U.S. Mortgages	131	2	9	142

Core Fixed Income	601	186	136	923

Investment Grade Credit	56	1	4	61

GOLDMAN SACHS TAXABLE FIXED INCOME FUNDS

4. PORTFOLIO SECURITIES TRANSACTIONS

Cost of purchases and proceeds of sales and maturities of long-term securities for the year ended October 31, 2005, were as follows:

			Sales and	Sales and maturities
	Purchases of	Purchases	Maturities of	(Excluding
	U.S. Government	(Excluding	U.S. Government	U.S. Government
	and Agency	U.S. Government and	and Agency	and Agency
Fund	Obligations	Agency Obligations)	Obligations	Obligations)

Enhanced Income	$179,742,851	$40,625,159	$243,326,324	$200,415,304

Ultra-Short Duration Government	743,095,993	9,031,851	904,372,797	152,628,704

Short Duration Government	972,330,864	—	734,433,864	1,888,455

Government Income	1,996,548,253	133,050,255	1,540,263,811	103,512,686

U.S. Mortgages	7,736,841,948	86,298,074	7,456,130,624	10,579,716

Core Fixed Income	5,027,203,373	716,605,582	3,842,474,038	448,316,068

Investment Grade Credit	40,507,900	206,329,438	36,080,454	83,885,537

For the year ended October 31, 2005, Enhanced Income, Ultra-Short Duration Government, Short Duration Government, Government Income, U.S. Mortgage Fund, Core Fixed Income and Investment Grade Credit paid commissions of approximately $45,800, $157,600, $126,000, $69,500, $28,300, $167,800 and $16,700, respectively, in connection with futures contracts entered into with Goldman Sachs.

5. LINE OF CREDIT FACILITY

The Funds participate in a $350,000,000 committed, unsecured revolving line of credit facility. Under the most restrictive arrangement, the Funds must own securities having a market value in excess of 300% of the total bank borrowings. This facility is to be used solely for temporary or emergency purposes. The interest rate on borrowings is based on the federal funds rate. The committed facility also requires a fee to be paid by the Funds based on the amount of the commitment that has not been utilized. During the year ended October 31, 2005, the Funds did not have any borrowings under this facility.

6. TAX INFORMATION

The tax character of distributions paid during the fiscal year ended October 31, 2005 was as follows:

		Ultra-Short
	Enhanced	Duration	Short Duration	Government		Core Fixed	Investment Grade
	Income	Government	Government	Income	U.S. Mortgages	Income	Credit

Distributions paid from:
Ordinary Income	$15,401,328	$32,865,749	$23,263,626	$19,974,907	$15,374,235	$70,913,539	$6,245,239
Net long-term capital gains	—	—	—	6,090,192	1,420,783	12,482,837	142,803

Total taxable distributions	$15,401,328	$32,865,749	$23,263,626	$26,065,099	$16,795,018	$83,396,376	$6,388,042

 GOLDMAN SACHS TAXABLE FIXED INCOME FUNDS

6. TAX INFORMATION (continued)

     The tax character of distributions paid during the fiscal year ended October 31, 2004 was as follows:

		Ultra-Short
	Enhanced	Duration	Short Duration	Government		Core Fixed	Investment Grade
	Income	Government	Government	Income	U.S. Mortgages	Income	Credit

Distributions paid from:
Ordinary Income	$34,715,257	$66,351,159	$26,809,177	$21,492,912	$7,146,696	$69,000,022	$1,352,465
Net long-term capital gains	—	—	—	3,163,330	—	14,862,029	—

Total taxable distributions	$34,715,257	$66,351,159	$26,809,177	$24,656,242	$7,146,696	$83,862,051	$1,352,465

Tax return of capital	$—	$—	$1,218,642	$—	$—	$—	$—

     As of October 31, 2005, the components of accumulated earnings (losses) on a tax basis were as follows:

		Ultra-Short
	Enhanced	Duration	Short Duration	Government		Core Fixed	Investment Grade
	Income	Government	Government	Income	U.S. Mortgages	Income	Credit

Undistributed ordinary income — net	$2,915,755	$5,702,916	$1,576,258	$1,871,229	$223,521	$10,642,470	$367,541
Undistributed long-term capital gains	—	—	—	—	—	4,446,322	—

Total undistributed earnings	$2,915,755	$5,702,916	$1,576,258	$1,871,229	$223,521	$15,088,792	$367,541
Capital loss carryforward:[1]
Expiring 2006	—	(304,645)	—	—	—	—	—
Expiring 2007	—	(1,739,320)	(3,752,449)	—	—	—	—
Expiring 2008	—	(2,563,050)	(2,289,664)	—	—	—	—
Expiring 2009	(7,623,029)	—	—	—	—	—	—
Expiring 2010	(65,331,932)	(55,038,717)	—	—	—	—	—
Expiring 2011	—	(55,920,321)	(2,403,563)	—	—	—	—
Expiring 2012	(7,471,508)	(24,528,394)	(9,994,195)	—	—	—	—
Expiring 2013	—	(7,818,636)	(10,870,073)	—	(936,116)	—	(419,692)

Total capital loss carryforward[2]	$(80,426,469)	$(147,913,083)	$(29,309,944)	$—	$(936,116)	$—	$(419,692)
Timing differences (dividends payable, straddles and swap receivable)	466,799	(440,956)	(822,826)	183,002	(305,306)	(3,043,188)	(198,041)
Unrealized losses — net	(2,164,448)	(8,605,283)	(7,727,152)	(10,555,719)	(6,853,071)	(28,319,823)	(5,111,038)

Total accumulated earnings losses — net	$(79,208,363)	$(151,256,406)	$(36,283,664)	$(8,501,488)	$(7,870,972)	$(16,274,219)	$(5,361,230)

[1]	Expiration occurs on October 31 of the year indicated. Utilization on these losses may be limited under the Code.
[2]	The Enhanced Income and Core Fixed Income Funds utilized $673,537 and $2,161,385, respectively, of capital losses in the current fiscal year. The Short Duration Government Fund had $136,643 of capital losses expire in the current fiscal year.

GOLDMAN SACHS TAXABLE FIXED INCOME FUNDS

6. TAX INFORMATION (continued)

     At October 31, 2005, the Funds’ aggregate security unrealized gains and losses based on cost for U.S. federal income tax purposes was as follows:

		Ultra-Short
	Enhanced	Duration	Short Duration	Government		Core Fixed	Investment Grade
	Income	Government	Government	Income	U.S. Mortgages	Income	Credit

Tax Cost	$371,645,643	$789,155,478	$945,772,284	$970,186,562	$678,010,066	$2,118,209,683	$202,324,567
Gross unrealized gain	300,909	1,101,721	51,189,843	886,598	88,591	5,473,800	147,605
Gross unrealized loss	(2,628,089)	(9,315,356)	(58,924,109)	(7,078,293)	(5,680,962)	(21,366,128)	(4,638,219)

Net unrealized security loss	$(2,327,180)	$(8,213,635)	$(7,734,266)	$(6,191,695)	$(5,592,371)	$(15,892,328)	$(4,490,614)

     The difference between book-basis and tax-basis unrealized gains (losses) is attributable primarily to wash sales, net mark-to-market gains on futures and forward foreign currency contracts recognized for tax purposes and differing treatment of amortization of market premium.

7. CERTAIN RECLASSIFICATIONS

     In order to present certain components of the Funds’ capital accounts on a tax basis, certain reclassifications have been recorded to the Fund’s accounts. These reclassifications have no impact on the net asset value of the Funds and are designed to present the Funds’ capital accounts on a tax basis. Reclassifications result primarily from the difference in the tax treatment of foreign currency, expiration of capital loss carryforwards, and tax treatment of certain bonds.

			Accumulated
		Accumulated	Undistributed
		Net Realized	Net Investment
Fund	Paid-in Capital	Gain (Loss)	Income

Enhanced Income	$(12,865)	$(460,105)	$472,970

Ultra-Short Duration Government	(53,484)	(1,966,515)	2,019,999

Short Duration Government	(602,517)	(1,581,424)	2,183,941

Government Income	(211,313)	(1,328,479)	1,539,792

U.S. Mortgages	—	(1,250,777)	1,250,777

Core Fixed Income	—	(8,693,453)	8,693,453

Investment Grade Credit	—	(48,133)	48,133

8. OTHER MATTERS

Mergers and Reorganizations — At a meeting held on August 5, 2004, the Board of Trustees of the Trust approved an Agreement and Plan of Reorganization (the “Golden Oak Agreement”) providing for the tax-free acquisition of the Golden Oak Intermediate Bond Portfolio by the Goldman Sachs Core Fixed Income Fund. The acquisition was completed on September 28, 2004.

 GOLDMAN SACHS TAXABLE FIXED INCOME FUNDS

8. OTHER MATTERS (continued)
     Pursuant to the Agreement, the assets and liabilities of the Golden Oak Intermediate Bond Portfolio (“Acquired Fund”) Class A and Institutional Class were transferred into the Goldman Sachs Core Fixed Income Fund (“Survivor Fund”) Class A and Institutional Class, respectively, in a tax-free exchange as follows:

	Exchanged Shares		Acquired Fund’s
	of Survivor	Value of	Shares Outstanding
Survivor Share Class/Acquired Fund Share Class	Issued	Exchanged Shares	as of September 28, 2004

Goldman Sachs Core Fixed Income Class A/ Golden Oak Intermediate Bond Class A	823,359	$8,431,573	818,722

Goldman Sachs Core Fixed Income Institutional Class/ Golden Oak Intermediate Bond Institutional Class	8,116,873	83,358,821	8,094,017

     The following chart shows the Survivor Fund’s and Acquired Fund’s aggregate net assets (immediately before and after the completion of the acquisition) and the Acquired Fund’s unrealized appreciation and capital loss carryforward. Utilization of the Acquired Fund’s capital loss carryforward may be limited under the Internal Revenue Code.

Survivor Fund’s
	Survivor Fund’s	Acquired Fund’s			Aggregate
	Aggregate	Aggregate	Acquired	Acquired	Net Assets
	Net Assets	Net Assets	Fund’s	Fund’s	Immediately
	Before	Before	Unrealized	Capital Loss	After
Survivor/Acquired Fund	Acquisition	Acquisition	Appreciation	Carryforward	Acquisition

Goldman Sachs Core Fixed Income/ Golden Oak Intermediate Bond	$1,338,159,726	$91,790,394	$7,096,342	$(2,552,416)	$1,429,950,120

     At a meeting held on November 4, 2004, the Board of Trustees of the Trust approved an Agreement and Plan of Reorganization (the Expedition “Agreement”) providing for the tax-free acquisition of the Expedition Investment Grade Bond Fund by the Goldman Sachs Core Fixed Income Fund. The acquisition was completed on February 25, 2005.

     Pursuant to the Agreement, the assets and liabilities of the Expedition Investment Grade Bond Fund (“Acquired Fund”) Class A, Class B and Institutional Class were transferred into the Goldman Sachs Core Fixed Income Fund (“Survivor Fund”) Class A, Class B and Institutional Class, respectively, in a tax-free exchange as follows:

	Exchanged Shares		Acquired Fund’s
	of Survivor	Value of	Shares Outstanding
Survivor Share Class/Acquired Fund Share Class	Issued	Exchanged Shares	as of February 25, 2005

Goldman Sachs Core Fixed Income Class A/ Expedition Investment Grade Bond Fund Class A	443,072	$4,452,854	430,741

Goldman Sachs Core Fixed Income Class B/ Expedition Investment Grade Bond Fund Class B	168,369	1,698,846	163,996

Goldman Sachs Core Fixed Income Institutional Class/ Expedition Investment Grade Bond Fund Institutional Class	6,680,820	67,342,702	6,509,242

GOLDMAN SACHS TAXABLE FIXED INCOME FUNDS

8. OTHER MATTERS (continued)

     The following chart shows the Survivor Fund’s and Acquired Fund’s aggregate net assets (immediately before and after the completion of the acquisition) and the Acquired Fund’s unrealized appreciation.

Survivor Fund’s
	Survivor Fund’s	Acquired Fund’s		Aggregate
	Aggregate	Aggregate	Acquired	Net Assets
	Net Assets	Net Assets	Fund’s	immediately
	Before	Before	Unrealized	After
Survivor/Acquired Fund	Acquisition	Acquisition	Appreciation	Acquisition

Goldman Sachs Core Fixed Income/ Expedition Investment Grade Bond Fund	$1,459,857,120	$73,494,402	$4,701,480	$1,533,351,522

     As of April 29, 2005, GSAM and certain of the Fund’s vendors have agreed to make one-time reimbursements in the amounts of $65,713 and $197,141, respectively, to the Enhanced Income Fund for certain adjustments relating to income distribution payable balances.

Legal Proceedings — Purported class and derivative action lawsuits were filed in April and May 2004 in the United States District Court for the Southern District of New York against Goldman Sachs Group, Inc. (“GSG”), GSAM and certain related parties, including certain Goldman Sachs Funds and the Trustees and Officers of the Trust. In June 2004, these lawsuits were consolidated into one action and in November 2004 a consolidated and amended complaint was filed against GSG, GSAM, Goldman Sachs Asset Management International (“GSAMI”), Goldman Sachs and certain related parties including certain Goldman Sachs Funds and the Trustees and Officers of the Trust. The Funds in this report with the exception of U.S. Mortgages and Investment Grade Credit, along with certain other investment portfolios of the Trust were named as nominal defendants in the amended complaint. The amended complaint alleges violations of the Act and the Investment Advisers Act of 1940. The consolidated and amended complaint also asserts claims involving common law breach of fiduciary duty and unjust enrichment. The consolidated and amended complaint alleges, among other things, that between April 2, 1999 and January 9, 2004 (the “Class Period”), GSAM and other defendants made improper and excessive brokerage commission and other payments to brokers that sold shares of the Goldman Sachs Funds; and omitted statements of fact in registration statements and reports filed pursuant to the Act which were necessary to prevent such registration statements and reports from being materially false and misleading. The consolidated and amended complaint further alleges that the Goldman Sachs Funds paid excessive and improper advisory fees to Goldman Sachs. The consolidated and amended complaint also alleges GSAM and GSAMI used 12b-1 fees for improper purposes and made improper use of soft dollars. The complaint further alleges that the Trust’s Officers and Trustees breached their fiduciary duties in connection with the foregoing.

     Based on currently available information, GSAM and GSAMI believe that the likelihood that the pending purported class action and derivative action lawsuits will have a material adverse financial impact on the Funds is remote, and the pending actions are not likely to materially affect their ability to provide investment management services to their clients, including the Goldman Sachs Funds.

 GOLDMAN SACHS TAXABLE FIXED INCOME FUNDS

Notes to Financial Statements (continued)

October 31, 2005

9. SUMMARY OF SHARE TRANSACTIONS

Share activity is as follows:

	Enhanced Income Fund

	For the Year Ended		For the Year Ended
	October 31, 2005		October 31, 2004

	Shares	Dollars	Shares	Dollars

Class A Shares
Shares sold	3,273,708	$32,131,000	11,577,069	$114,858,282
Shares converted from Class B(a)	—	—	—	—
Reinvestment of dividends and distributions	255,998	2,487,587	555,634	5,498,046
Shares repurchased	(12,140,930)	(118,108,073)	(34,611,540)	(343,019,556)

	(8,611,224)	(83,489,486)	(22,478,837)	(222,663,228)

Class B Shares
Shares sold	—	—	—	—
Reinvestment of dividends and distributions	—	—	—	—
Shares converted to Class A(a)	—	—	—	—
Shares repurchased	—	—	—	—

	—	—	—	—

Class C Shares
Shares sold	—	—	—	—
Reinvestment of dividends and distributions	—	—	—	—
Shares repurchased	—	—	—	—

	—	—	—	—

Institutional Shares
Shares sold	16,755,467	162,548,083	45,662,785	452,230,203
Reinvestment of dividends and distributions	956,147	9,279,095	2,269,730	22,424,991
Shares repurchased	(36,934,548)	(358,792,517)	(108,455,706)	(1,070,769,248)

	(19,222,934)	(186,965,339)	(60,523,191)	(596,114,054)

Administration Shares
Shares sold	571	5,557	440,058	4,370,347
Reinvestment of dividends and distributions	8,742	84,914	81,239	806,077
Shares repurchased	(3,719,906)	(36,022,908)	(1,596,583)	(15,749,419)

	(3,710,593)	(35,932,437)	(1,075,286)	(10,572,995)

Service Shares
Shares sold	—	—	—	—
Reinvestment of dividends and distributions	—	—	—	—
Shares repurchased	—	—	—	—

	—	—	—	—

Separate Account Institutional Shares
Shares sold	—	—	—	—
Reinvestment of dividends and distributions	—	—	—	—
Shares repurchased	—	—	—	—

	—	—	—	—

NET INCREASE (DECREASE)	(31,544,751)	$(306,387,262)	(84,077,314)	$(829,350,277)

(a)	Class B Shares automatically convert into Class A Shares at the end of the calendar quarter that is eight years after the initial purchase date of either the Fund or another Goldman Sachs Fund.

GOLDMAN SACHS TAXABLE FIXED INCOME FUNDS

Ultra-Short Duration				Short Duration
Government Fund				Government Fund

For the Year Ended		For the Year Ended		For the Year Ended		For the Year Ended
October 31, 2005		October 31, 2004		October 31, 2005		October 31, 2004

Shares	Dollars	Shares	Dollars	Shares	Dollars	Shares	Dollars

7,090,046	$65,947,984	25,240,632	$237,862,438	16,119,801	$157,145,812	19,406,075	$192,702,559
—	—	—	—	76,808	749,858	1,714	16,884
605,691	5,629,485	1,308,193	12,314,699	636,497	6,200,433	749,886	7,446,506
(27,221,342)	(253,299,076)	(67,706,046)	(638,704,540)	(15,539,948)	(151,651,244)	(19,310,615)	(192,017,514)

(19,525,605)	(181,721,607)	(41,157,221)	(388,527,403)	1,293,158	12,444,859	847,060	8,148,435

—	—	—	—	21,756	212,307	720,499	7,136,589
—	—	—	—	45,365	440,791	76,738	759,681
—	—	—	—	(77,081)	(749,858)	(1,721)	(16,884)
—	—	—	—	(1,456,332)	(14,154,775)	(1,958,245)	(19,410,895)

—	—	—	—	(1,466,292)	(14,251,535)	(1,162,729)	(11,531,509)

—	—	—	—	740,225	7,181,679	1,556,106	15,377,192
—	—	—	—	90,335	875,150	156,761	1,548,206
—	—	—	—	(4,090,955)	(39,666,616)	(5,604,109)	(55,438,021)

—	—	—	—	(3,260,395)	(31,609,787)	(3,891,242)	(38,512,623)

25,001,463	230,212,155	80,182,724	756,714,855	39,169,692	380,331,180	55,813,976	552,367,888
1,186,132	11,043,037	3,280,359	30,935,856	848,057	8,238,392	1,115,533	11,053,540
(87,234,896)	(812,931,349)	(166,908,820)	(1,576,795,705)	(25,084,059)	(243,720,363)	(59,783,377)	(590,819,874)

(61,047,301)	(571,676,157)	(83,445,737)	(789,144,994)	14,933,690	144,849,209	(2,853,868)	(27,398,446)

—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—

—	—	—	—	—	—	—	—

874,933	8,188,313	4,583,608	43,135,183	729,615	7,084,387	710,735	6,998,575
118,204	1,103,671	136,186	1,286,512	13,967	135,455	15,251	150,956
(2,094,203)	(19,585,367)	(6,145,127)	(58,007,897)	(514,727)	(4,999,935)	(220,232)	(2,185,293)

(1,101,066)	(10,293,383)	(1,425,333)	(13,586,202)	228,855	2,219,907	505,754	4,964,238

—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—
—	—	—	—	—	—	—	—

—	—	—	—	—	—	—	—

(81,673,972)	$(763,691,147)	(126,028,291)	$(1,191,258,599)	11,729,016	$113,652,653	(6,555,025)	$(64,329,905)

 GOLDMAN SACHS TAXABLE FIXED INCOME FUNDS

9. SUMMARY OF SHARES TRANSACTIONS (continued)

	Government Income Fund

	For the Year Ended		For the Year Ended
	October 31, 2005		October 31, 2004

	Shares	Dollars	Shares	Dollars

Class A Shares
Shares sold	25,751,238	$380,364,618	16,612,966	$247,047,117
Shares issued in connection with merger	—	—	—	—
Shares converted from Class B(a)	31,509	463,949	3,900	57,135
Reinvestment of dividends and distributions	1,408,483	20,800,018	1,060,311	15,749,403
Shares repurchased	(10,066,631)	(148,602,957)	(8,756,011)	(130,148,357)

	17,124,599	253,025,628	8,921,166	132,705,298

Class B Shares
Shares sold	138,121	2,040,240	113,325	1,696,567
Shares issued in connection with merger	—	—	—	—
Reinvestment of dividends and distributions	44,355	655,380	59,411	882,314
Shares converted to Class A(a)	(31,509)	(463,949)	(3,900)	(57,135)
Shares repurchased	(627,907)	(9,275,437)	(949,063)	(14,099,171)

	(476,940)	(7,043,766)	(780,227)	(11,577,425)

Class C Shares
Shares sold	362,664	5,356,965	376,011	5,590,315
Reinvestment of dividends and distributions	33,061	488,032	36,416	540,480
Shares repurchased	(497,938)	(7,351,325)	(621,769)	(9,221,445)

	(102,213)	(1,506,328)	(209,342)	(3,090,650)

Institutional Shares
Shares sold	3,678,638	53,949,896	3,612,757	53,749,670
Shares issued in connection with merger	—	—	—	—
Reinvestment of dividends and distributions	129,590	1,911,519	348,878	5,175,731
Shares repurchased	(4,293,634)	(63,362,003)	(9,475,044)	(140,177,685)

	(485,406)	(7,500,588)	(5,513,409)	(81,252,284)

Service Shares
Shares sold	745,365	11,011,823	221,131	3,292,991
Reinvestment of dividends and distributions	20,599	303,697	23,139	343,083
Shares repurchased	(284,114)	(4,188,766)	(318,746)	(4,740,042)

	481,850	7,126,754	(74,476)	(1,103,968)

Separate Account Institutional Shares
Shares sold	—	—	—	—
Reinvestment of dividends and distributions	—	—	—	—
Shares repurchased	—	—	—	—

	—	—	—	—

NET INCREASE	16,541,890	$244,101,700	2,343,712	$35,680,971

(a)	Class B Shares automatically convert into Class A Shares at the end of the calendar quarter that is eight years after the initial purchase date of either the Fund or another Goldman Sachs Fund.
(b)	Commencement date of operations was November 3, 2003 for all Share Classes.

GOLDMAN SACHS TAXABLE FIXED INCOME FUNDS

U.S. Mortgages Fund				Core Fixed Income Fund

For the Year Ended		For the Period Ended		For the Year Ended		For the Year Ended
October 31, 2005		October 31, 2004(b)		October 31, 2005		October 31, 2004

Shares	Dollars	Shares	Dollars	Shares	Dollars	Shares	Dollars

5,019,581	$50,101,170	813,769	$8,156,495	35,960,982	$361,963,182	23,042,214	$234,037,752
—	—	—	—	443,072	4,452,854	823,359	8,431,573
—	—	—	—	46,202	464,412	6,250	63,995
24,573	244,529	1,069	10,756	2,464,922	24,786,186	2,431,562	24,537,930
(4,299,105)	(42,967,447)	(753,398)	(7,452,480)	(23,268,765)	(233,859,094)	(18,420,179)	(187,084,045)

745,049	7,378,252	61,440	714,771	15,646,413	157,807,540	7,883,206	79,987,205

—	—	—	—	415,966	4,202,378	473,475	4,834,612
—	—	—	—	168,245	1,697,595	—	—
—	—	—	—	95,011	959,791	149,648	1,515,016
—	—	—	—	(46,019)	(464,412)	(6,225)	(63,995)
—	—	—	—	(811,301)	(8,186,679)	(1,088,312)	(11,054,799)

—	—	—	—	(178,098)	(1,791,327)	(471,414)	(4,769,166)

—	—	—	—	941,827	9,522,000	938,240	9,571,079
—	—	—	—	86,409	872,871	124,690	1,262,682
—	—	—	—	(1,028,149)	(10,392,335)	(1,153,385)	(11,694,906)

—	—	—	—	87	2,536	(90,455)	(861,145)

4,946,142	49,304,140	19,348,872	194,645,054	55,776,185	561,484,946	28,019,073	285,959,047
—	—	—	—	6,680,820	67,342,702	8,116,873	83,358,821
295,772	2,952,261	165,299	1,664,539	2,981,398	30,085,346	3,577,410	36,214,307
(9,444,926)	(93,957,727)	(7,715,800)	(77,163,423)	(38,187,685)	(385,523,566)	(23,251,450)	(237,200,260)

(4,203,012)	(41,701,326)	11,798,371	119,146,170	27,250,718	273,389,428	16,461,906	168,331,915

—	—	—	—	2,143,270	21,597,057	681,092	6,914,722
—	—	—	—	85,720	865,451	120,666	1,221,322
—	—	—	—	(997,254)	(10,050,301)	(945,684)	(9,599,232)

—	—	—	—	1,231,736	12,412,207	(143,926)	(1,463,188)

48,765,071	484,921,384	19,797,635	199,083,534	—	—	—	—
1,017,500	10,136,832	257,664	2,595,389	—	—	—	—
(20,254,960)	(201,858,998)	(10,123,876)	(102,654,572)	—	—	—	—

29,527,611	293,199,218	9,931,423	99,024,351	—	—	—	—

26,069,648	$258,876,144	21,791,234	$218,885,292	43,950,856	$441,820,384	23,639,317	$241,225,621

 GOLDMAN SACHS TAXABLE FIXED INCOME FUNDS

9. SUMMARY OF SHARE TRANSACTIONS (continued)

	Investment Grade Credit Fund

	For the Year Ended		For the Period Ended
	October 31, 2005		October 31, 2004(a)

	Shares	Dollars	Shares	Dollars

Class A Shares
Shares sold	320,645	$3,263,617	210,429	$2,116,588
Reinvestment of dividends and distributions	11,900	121,009	1,252	12,774
Shares repurchased	(178,972)	(1,810,430)	(312)	(3,205)

	153,573	1,574,196	211,369	2,126,157

Institutional Shares
Shares sold	470,899	4,733,479	3,149,789	32,123,267
Reinvestment of dividends and distributions	9,313	94,718	44,185	445,690
Shares repurchased	(121,782)	(1,237,372)	(3,186,639)	(31,824,677)

	358,430	3,590,825	7,335	744,280

Separate Account Institutional Shares
Shares sold	16,984,506	173,425,722	7,324,897	73,897,912
Reinvestment of dividends and distributions	528,785	5,376,549	72,215	736,933
Shares repurchased	(4,986,999)	(50,618,751)	(583,286)	(6,017,772)

	12,526,292	128,183,520	6,813,826	68,617,073

NET INCREASE	13,038,295	$133,348,541	7,032,530	$71,487,510

(a)	Commencement date of operations was November 3, 2003 for all Share Classes.

GOLDMAN SACHS TAXABLE FIXED INCOME FUNDS

10. SUBSEQUENT EVENTS

     At a meeting held on November 3, 2005, the Board of Trustees of the Trust approved an Agreement and Plan of Reorganization providing for the tax-free acquisition of the First Fund Intermediate Bond Portfolio by the Core Fixed Income Fund. Subject to the approval of the Board of Trustees of the First Fund Intermediate Bond Portfolio, the acquisition is expected to be completed in March 2006.

 GOLDMAN SACHS ENHANCED INCOME FUND

Financial Highlights

Selected Data for a Share Outstanding Throughout Each Year

		Income (loss) from
		investment operations
					Distributions
	Net asset				to shareholders
	value,	Net	Net realized	Total from	from net
	beginning	investment	and unrealized	investment	investment
Year — Share Class	of year	income(a)	gain (loss)	operations	income

FOR THE YEARS ENDED OCTOBER 31,

2005 - A	$9.78	$0.28	$(0.10)	$0.18	$(0.28)
2005 - Institutional	9.77	0.32	(0.10)	0.22	(0.32)
2005 - Administration	9.78	0.30	(0.12)	0.18	(0.29)

2004 - A	9.99	0.25	(0.19)	0.06	(0.27)
2004 - Institutional	9.98	0.30	(0.20)	0.10	(0.31)
2004 - Administration	9.99	0.27	(0.19)	0.08	(0.29)

2003 - A	10.13	0.33	(0.15)	0.18	(0.32)
2003 - Institutional	10.12	0.37	(0.15)	0.22	(0.36)
2003 - Administration	10.13	0.33	(0.14)	0.19	(0.33)

2002 - A	10.26	0.38	(0.13)	0.25	(0.38)
2002 - Institutional	10.26	0.42	(0.14)	0.28	(0.42)
2002 - Administration	10.27	0.40	(0.14)	0.26	(0.40)

2001 - A	10.00	0.45	0.34	0.79	(0.53)
2001 - Institutional	10.00	0.55	0.28	0.83	(0.57)
2001 - Administration	10.00	0.49	0.32	0.81	(0.54)

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the net asset value at the beginning of the year, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the year and no sales or redemption charges. Total return would be reduced if a sales or redemption charge were taken into account. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of Fund shares.

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS ENHANCED INCOME FUND

					Ratios assuming no
					expense reductions

				Ratio of	Ratio of	Ratio of
		Net assets	Ratio of	net investment	total	net investment
Net asset		at end	net expenses	income to	expenses	income to	Portfolio
value, end	Total	of year	to average	average net	to average	average net	turnover
of year	return(b)	(in 000s)	net assets	assets	net assets	assets	rate

$9.68	1.88%	$65,645	0.64%	2.94%	0.79%	2.80%	49%
9.67	2.28	301,362	0.25	3.34	0.40	3.19	49
9.67	1.92	2,568	0.50	3.09	0.65	2.94	49

9.78	0.63	150,537	0.65	2.61	0.73	2.53	51
9.77	1.04	492,276	0.25	3.02	0.33	2.94	51
9.78	0.79	38,881	0.50	2.75	0.58	2.67	51

9.99	1.77	378,378	0.65	3.28	0.71	3.22	41
9.98	2.18	1,106,956	0.25	3.65	0.31	3.59	41
9.99	1.93	50,463	0.50	3.34	0.56	3.28	41

10.13	2.48	810,768	0.65	3.70	0.72	3.63	65
10.12	2.79	2,071,378	0.25	4.17	0.32	4.10	65
10.13	2.53	18,965	0.50	3.91	0.57	3.84	65

10.26	8.10	151,497	0.65	4.60	0.80	4.45	127
10.26	8.53	807,871	0.25	5.40	0.40	5.25	127
10.27	8.35	5,320	0.50	4.80	0.65	4.65	127

 GOLDMAN SACHS ULTRA-SHORT DURATION GOVERNMENT FUND

Financial Highlights

Selected Data for a Share Outstanding Throughout Each Year

		Income (loss) from
		investment operations
							Distributions
	Net asset						to shareholders
	value,	Net		Net realized		Total from	from net
	beginning	investment		and unrealized		investment	investment
Year — Share Class	of year	income(a)		gain (loss)		operations	income

FOR THE YEARS ENDED OCTOBER 31,

2005 - A	$9.33	$0.20		$(0.01)		$0.19	$(0.25)
2005 - Institutional	9.34	0.23		—	(e)	0.23	(0.29)
2005 - Service	9.37	0.19		(0.01)		0.18	(0.24)

2004 - A	9.47	0.19		(0.04)		0.15	(0.29)
2004 - Institutional	9.48	0.23		(0.04)		0.19	(0.33)
2004 - Service	9.50	0.18		(0.03)		0.15	(0.28)

2003 - A	9.66	0.24		(0.11)		0.13	(0.32)
2003 - Institutional	9.68	0.28		(0.12)		0.16	(0.36)
2003 - Service	9.69	0.23		(0.11)		0.12	(0.31)

2002 - A	9.79	0.31	(d)	(0.06	)(d)	0.25	(0.38)
2002 - Institutional	9.81	0.35	(d)	(0.06	)(d)	0.29	(0.42)
2002 - Service	9.82	0.31	(d)	(0.07	)(d)	0.24	(0.37)

2001 - A	9.56	0.53		0.23		0.76	(0.53)
2001 - Institutional	9.58	0.56		0.24		0.80	(0.57)
2001 - Service	9.58	0.42		0.34		0.76	(0.52)

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the net asset value at the beginning of the year, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the year and no sales or redemption charges. Total return would be reduced if a sales or redemption charge were taken into account. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of Fund shares.
(c)	Includes the effect of mortgage dollar roll transactions.
(d)	As required, effective November 1, 2001, the Fund has adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies and began amortizing all premiums and discounts on debt securities. The effect of this change for the year ended October 31, 2002 was to decrease net investment income per share by $0.05, increase net realized and unrealized gains and losses per share by $0.05, and decrease the ratio of net investment income to average net assets with and without expense reductions by 0.48%. Per share ratios and supplemental data for periods prior to November 1, 2001 have not been restated to reflect this change in presentation.
(e)	Amount is less than $0.005 per share.

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS ULTRA-SHORT DURATION GOVERNMENT FUND

					Ratios assuming no
					expense reductions

				Ratio of	Ratio of	Ratio of
		Net assets	Ratio of	net investment	total	net investment
Net asset		at end of	net expenses	income to	expenses	income to	Portfolio
value, end	Total	year	to average	average net	to average	average net	turnover
of year	return(b)	(in 000s)	net assets	assets	net assets	assets	rate(c)

$9.27	1.98%	$190,210	0.89%	2.20%	0.89%	2.20%	71%
9.28	2.49	584,628	0.49	2.59	0.50	2.58	71
9.31	1.97	42,642	0.99	2.06	1.00	2.05	71

9.33	1.61	373,650	0.88	2.12	0.88	2.12	103
9.34	2.02	1,158,844	0.48	2.49	0.48	2.49	103
9.37	1.61	53,241	0.98	1.95	0.98	1.95	103

9.47	1.40	768,910	0.86	2.55	0.86	2.55	102
9.48	1.69	1,967,845	0.46	2.95	0.46	2.95	102
9.50	1.29	67,480	0.96	2.43	0.96	2.43	102

9.66	2.57	1,000,977	0.88	3.21 (d)	0.88	3.21 (d)	144
9.68	2.98	2,646,847	0.48	3.65 (d)	0.48	3.65 (d)	144
9.69	2.46	35,883	0.98	3.20 (d)	0.98	3.20 (d)	144

9.79	8.21	59,209	0.89	5.48	0.97	5.40	87
9.81	8.62	278,316	0.49	5.79	0.57	5.71	87
9.82	8.19	31,698	0.99	4.52	1.07	4.44	87

 GOLDMAN SACHS SHORT DURATION GOVERNMENT FUND

Financial Highlights

Selected Data for a Share Outstanding Throughout Each Year

		Income (loss) from
		investment operations				Distributions to shareholders

	Net asset
	value,	Net		Net realized	Total from	From net	From
	beginning	investment		and unrealized	investment	investment	paid-in	Total
Year — Share Class	of year	income(a)		gains (loss)	operations	income	capital	distributions

FOR THE YEARS ENDED OCTOBER 31,

2005 - A	$9.86	$0.24		$(0.19)	$0.05	$(0.26)	$—	$(0.26)
2005 - B	9.83	0.19		(0.20)	(0.01)	(0.20)	—	(0.20)
2005 - C	9.81	0.17		(0.20)	(0.03)	(0.19)	—	(0.19)
2005 - Institutional	9.84	0.29		(0.20)	0.09	(0.30)	—	(0.30)
2005 - Service	9.82	0.23		(0.19)	0.04	(0.25)	—	(0.25)

2004 - A	9.99	0.24		(0.06)	0.18	(0.30)	(0.01)	(0.31)
2004 - B	9.95	0.19		(0.06)	0.13	(0.24)	(0.01)	(0.25)
2004 - C	9.93	0.17		(0.06)	0.11	(0.22)	(0.01)	(0.23)
2004 - Institutional	9.96	0.28		(0.05)	0.23	(0.33)	(0.02)	(0.35)
2004 - Service	9.95	0.22		(0.05)	0.17	(0.29)	(0.01)	(0.30)

2003 - A	10.12	0.35		(0.14)	0.21	(0.34)	—	(0.34)
2003 - B	10.09	0.29		(0.15)	0.14	(0.28)	—	(0.28)
2003 - C	10.07	0.27		(0.14)	0.13	(0.27)	—	(0.27)
2003 - Institutional	10.10	0.39		(0.15)	0.24	(0.38)	—	(0.38)
2003 - Service	10.09	0.34		(0.15)	0.19	(0.33)	—	(0.33)

2002 - A	10.04	0.37	(d)	0.14 (d)	0.51	(0.43)	—	(0.43)
2002 - B	10.01	0.31	(d)	0.14 (d)	0.45	(0.37)	—	(0.37)
2002 - C	9.99	0.28	(d)	0.16 (d)	0.44	(0.36)	—	(0.36)
2002 - Institutional	10.02	0.42	(d)	0.13 (d)	0.55	(0.47)	—	(0.47)
2002 - Service	10.01	0.37	(d)	0.13 (d)	0.50	(0.42)	—	(0.42)

2001 - A	9.49	0.51		0.60	1.11	(0.56)	—	(0.56)
2001 - B	9.46	0.47		0.58	1.05	(0.50)	—	(0.50)
2001 - C	9.45	0.44		0.58	1.02	(0.48)	—	(0.48)
2001 - Institutional	9.47	0.57		0.58	1.15	(0.60)	—	(0.60)
2001 - Service	9.46	0.53		0.57	1.10	(0.55)	—	(0.55)

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the net asset value at the beginning of the year, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the year and no sales or redemption charges. Total return would be reduced if a sales or redemption charge were taken into account. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of Fund shares.
(c)	Includes the effect of mortgage dollar roll transactions.
(d)	As required, effective November 1, 2001, the Fund has adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies and began amortizing all premiums and discounts on debt securities. The effect of this change for the year ended October 31, 2002 was to decrease net investment income per share by $0.06, increase net realized and unrealized gains and losses per share by $0.06, and decrease the ratio of net investment income to average net assets with and without expense reduction by 0.63%. Per share ratios and supplemental data for periods prior to November 1, 2001 have not been restated to reflect this change in presentation.

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS SHORT DURATION GOVERNMENT FUND

						Ratios assuming no
						expense reductions

				Ratio of		Ratio of	Ratio of
		Net assets	Ratio of	net investment		total	net investment
Net asset		at end of	net expenses	income to		expenses	income to		Portfolio
value, end	Total	year	to average	average net		to average	average net		turnover
of year	return(b)	(in 000s)	net assets	assets		net assets	assets		rate(c)

$9.65	0.50%	$327,365	0.93%	2.50%		0.99%	2.44%		98%
9.62	(0.10)	23,602	1.54	1.95		1.74	1.75		98
9.59	(0.35)	57,078	1.69	1.80		1.74	1.75		98
9.63	0.89	517,492	0.54	2.87		0.60	2.81		98
9.61	0.39	13,009	1.04	2.38		1.10	2.32		98

9.86	1.81	321,863	0.94	2.41		1.00	2.35		249
9.83	1.31	38,526	1.54	1.85		1.75	1.64		249
9.81	1.16	90,317	1.69	1.71		1.75	1.65		249
9.84	2.33	382,008	0.54	2.79		0.60	2.73		249
9.82	1.72	11,047	1.04	2.22		1.10	2.16		249

9.99	2.11	317,379	0.95	3.46		1.01	3.40		184
9.95	1.41	50,580	1.55	2.87		1.76	2.66		184
9.93	1.26	130,087	1.70	2.71		1.76	2.65		184
9.96	2.43	415,210	0.55	3.86		0.61	3.80		184
9.95	1.92	6,156	1.05	3.36		1.11	3.30		184

10.12	5.26	246,763	0.94	3.69	(d)	1.04	3.59	(d)	194
10.09	4.65	49,874	1.54	3.09	(d)	1.79	2.84	(d)	194
10.07	4.50	95,458	1.69	2.84	(d)	1.79	2.74	(d)	194
10.10	5.69	280,452	0.54	4.20	(d)	0.64	4.10	(d)	194
10.09	5.17	11,471	1.04	3.70	(d)	1.14	3.60	(d)	194

10.04	12.00	88,394	0.94	5.26		1.11	5.09		243
10.01	11.38	16,809	1.54	4.80		1.86	4.48		243
9.99	11.12	18,871	1.69	4.59		1.86	4.42		243
10.02	12.47	206,129	0.54	5.89		0.71	5.72		243
10.01	11.93	8,154	1.04	5.40		1.21	5.23		243

 GOLDMAN SACHS GOVERNMENT INCOME FUND

Financial Highlights

Selected Data for a Share Outstanding Throughout Each Year

		Income (loss) from
		investment operations					Distributions to shareholders

	Net asset
	value,	Net		Net realized		Total from	From net	From net
	beginning	investment		and unrealized		investment	investment	realized	Total
Year — Share Class	of year	income(a)		gain (loss)		operations	income	gains	distributions

FOR THE YEARS ENDED OCTOBER 31,

2005 - A	$15.00	$0.43		$(0.30)		$0.13	$(0.39)	$(0.17)	$(0.56)
2005 - B	15.00	0.30		(0.28)		0.02	(0.28)	(0.17)	(0.45)
2005 - C	14.99	0.31		(0.29)		0.02	(0.28)	(0.17)	(0.45)
2005 - Institutional	14.98	0.46		(0.27)		0.19	(0.45)	(0.17)	(0.62)
2005 - Service	14.98	0.41		(0.31)		0.10	(0.37)	(0.17)	(0.54)

2004 - A	14.88	0.39		0.33		0.72	(0.47)	(0.13)	(0.60)
2004 - B	14.88	0.28		0.32		0.60	(0.35)	(0.13)	(0.48)
2004 - C	14.87	0.28		0.32		0.60	(0.35)	(0.13)	(0.48)
2004 - Institutional	14.85	0.46		0.33		0.79	(0.53)	(0.13)	(0.66)
2004 - Service	14.85	0.37		0.34		0.71	(0.45)	(0.13)	(0.58)

2003 - A	14.95	0.41		0.05		0.46	(0.51)	(0.02)	(0.53)
2003 - B	14.95	0.31		0.04		0.35	(0.40)	(0.02)	(0.42)
2003 - C	14.94	0.31		0.04		0.35	(0.40)	(0.02)	(0.42)
2003 - Institutional	14.93	0.47		0.04		0.51	(0.57)	(0.02)	(0.59)
2003 - Service	14.92	0.41		0.04		0.45	(0.50)	(0.02)	(0.52)

2002 - A	14.96	0.63	(d)	0.19	(d)	0.82	(0.67)	(0.16)	(0.83)
2002 - B	14.96	0.52	(d)	0.19	(d)	0.71	(0.56)	(0.16)	(0.72)
2002 - C	14.95	0.51	(d)	0.20	(d)	0.71	(0.56)	(0.16)	(0.72)
2002 - Institutional	14.94	0.69	(d)	0.19	(d)	0.88	(0.73)	(0.16)	(0.89)
2002 - Service	14.93	0.62	(d)	0.19	(d)	0.81	(0.66)	(0.16)	(0.82)

2001 - A	13.84	0.78		1.13		1.91	(0.79)	—	(0.79)
2001 - B	13.85	0.68		1.11		1.79	(0.68)	—	(0.68)
2001 - C	13.84	0.68		1.11		1.79	(0.68)	—	(0.68)
2001 - Institutional	13.82	0.83		1.14		1.97	(0.85)	—	(0.85)
2001 - Service	13.82	0.76		1.13		1.89	(0.78)	—	(0.78)

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the net asset value at the beginning of the year, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the year and no sales or redemption charges. Total return would be reduced if a sales or redemption charge were taken into account. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of Fund shares.
(c)	Includes the effect of mortgage dollar roll transactions.
(d)	As required, effective November 1, 2001, the Fund has adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies and began amortizing all premiums and discounts on debt securities. The effect of this change for the year ended October 31, 2002 was to decrease net investment income per share by $0.06, increase net realized and unrealized gains and losses per share by $0.06, and decrease the ratio of net investment income to average net assets with and without expense reductions by 0.44%. Per share ratios and supplemental data for periods prior to November 1, 2001 have not been restated to reflect this change in presentation.

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS GOVERNMENT INCOME FUND

						Ratios assuming no
						expense reductions

				Ratio of		Ratio of	Ratio of
		Net assets	Ratio of	net investment		total	net investment
Net asset		at end of	net expenses	income to		expenses	income to		Portfolio
value, end	Total	year	to average	average net		to average	average net		turnover
of year	return(b)	(in 000s)	net assets	assets		net assets	assets		rate(c)

$14.57	0.80%	$729,958	0.97%	2.83%		1.07%	2.73%		256%
14.57	0.04	24,882	1.72	2.08		1.83	1.97		256
14.56	0.11	18,692	1.72	2.08		1.83	1.97		256
14.55	1.26	60,747	0.58	3.20		0.69	3.08		256
14.54	0.69	16,198	1.08	2.74		1.18	2.64		256

15.00	4.99	494,883	0.98	2.60		1.17	2.41		609
15.00	4.21	32,782	1.73	1.93		1.92	1.74		609
14.99	4.14	20,778	1.73	1.91		1.92	1.72		609
14.98	5.35	69,770	0.58	3.12		0.77	2.93		609
14.98	4.90	9,467	1.08	2.55		1.27	2.36		609

14.88	3.11	358,058	0.99	2.78		1.18	2.59		520
14.88	2.34	44,120	1.74	2.06		1.93	1.87		520
14.87	2.34	23,720	1.74	2.05		1.93	1.86		520
14.85	3.60	151,111	0.59	3.16		0.78	2.97		520
14.85	3.01	10,491	1.09	2.72		1.28	2.53		520

14.95	5.77	248,719	0.98	4.26	(d)	1.24	4.00	(d)	226
14.95	4.99	51,124	1.73	3.54	(d)	1.99	3.28	(d)	226
14.94	4.99	24,095	1.73	3.49	(d)	1.99	3.23	(d)	226
14.93	6.13	82,523	0.58	4.74	(d)	0.84	4.48	(d)	226
14.92	5.68	10,762	1.08	4.25	(d)	1.34	3.99	(d)	226

14.96	14.20	142,904	0.98	5.46		1.31	5.13		473
14.96	13.27	34,036	1.73	4.71		2.06	4.38		473
14.95	13.28	13,814	1.73	4.71		2.06	4.38		473
14.94	14.67	34,997	0.58	5.80		0.91	5.47		473
14.93	14.04	8,239	1.08	5.27		1.41	4.94		473

 GOLDMAN SACHS U.S. MORTGAGES FUND

Financial Highlights

Selected Data for a Share Outstanding Throughout each Period

		Income from
		investment operations			Distributions to shareholders

	Net asset			Total		From
	value,	Net	Net realized	from	From net	net
	beginning	investment	and unrealized	investment	investment	realized	Total
Year — Share Class	of period	income(a)	gain (loss)	operations	income	gains	distributions

FOR THE YEAR ENDED OCTOBER 31,

2005 - A	$10.22	$0.28	$(0.17)	$0.11	$(0.33)	$(0.18)	$(0.51)
2005 - Institutional	10.22	0.33	(0.18)	0.15	(0.37)	(0.18)	(0.55)
2005 - Separate Account Institutional	10.21	0.36	(0.20)	0.16	(0.37)	(0.18)	(0.55)
FOR THE PERIOD ENDED OCTOBER 31,

2004 - A (commenced November 3, 2003)	10.00	0.22	0.33	0.55	(0.33)	—	(0.33)
2004 - Institutional (commenced November 3, 2003)	10.00	0.29	0.31	0.60	(0.38)	—	(0.38)
2004 - Separate Account Institutional (commenced November 3, 2003)	10.00	0.31	0.28	0.59	(0.38)	—	(0.38)

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the net asset value at the beginning of the period, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the period and no sales or redemption charges. Total return would be reduced if a sales or redemption charge were taken into account. Total returns for the periods less than one full year are not annualized. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of Fund shares.
(c)	Includes the effect of mortgage dollar roll transactions.
(d)	Annualized

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS U.S. MORTGAGES FUND

					Ratios assuming no
					expense reductions

				Ratio of	Ratio of	Ratio of
		Net assets	Ratio of	net investment	total	net investment
Net asset		at end of	net expenses	income to	expenses	income to	Portfolio
value, end	Total	of period	to average	average net	to average	average net	turnover
of period	return(b)	(in 000s)	net assets	assets	net assets	assets	rate(c)

$9.82	1.00%	$7,916	0.81%	2.88%	0.98%	2.71%	2006%
9.82	1.49	74,616	0.40	3.43	0.58	3.24	2006
9.82	1.54	387,306	0.35	3.42	0.53	3.24	2006

10.22	5.60	628	0.82 (d)	1.95 (d)	1.08 (d)	1.69 (d)	1953
10.22	6.07	120,628	0.40 (d)	2.86 (d)	0.68 (d)	2.58 (d)	1953
10.21	6.03	101,429	0.35 (d)	2.98 (d)	0.63 (d)	2.70 (d)	1953

 GOLDMAN SACHS CORE FIXED INCOME FUND

Financial Highlights

Selected Data for a Share Outstanding Throughout Each Year

		Income (loss) from
		investment operations			Distributions to shareholders

	Net asset
	value,	Net	Net realized	Total from	From net	From net
	beginning	investment	and unrealized	investment	investment	realized	Total
Year — Share Class	of year	income(a)	gain (loss)	operations	income	gains	distributions

FOR THE YEARS ENDED OCTOBER 31,

2005 - A	$10.25	$0.32	$(0.20)	$0.12	$(0.37)	$(0.13)	$(0.50)
2005 - B	10.29	0.24	(0.20)	0.04	(0.29)	(0.13)	(0.42)
2005 - C	10.29	0.24	(0.20)	0.04	(0.29)	(0.13)	(0.42)
2005 - Institutional	10.28	0.36	(0.21)	0.15	(0.40)	(0.13)	(0.53)
2005 - Service	10.29	0.31	(0.21)	0.10	(0.35)	(0.13)	(0.48)

2004 - A	10.31	0.30	0.32	0.62	(0.33)	(0.35)	(0.68)
2004 - B	10.35	0.23	0.31	0.54	(0.25)	(0.35)	(0.60)
2004 - C	10.35	0.23	0.31	0.54	(0.25)	(0.35)	(0.60)
2004 - Institutional	10.35	0.34	0.31	0.65	(0.37)	(0.35)	(0.72)
2004 - Service	10.35	0.29	0.32	0.61	(0.32)	(0.35)	(0.67)

2003 - A	10.07	0.40	0.28	0.68	(0.40)	(0.04)	(0.44)
2003 - B	10.10	0.33	0.28	0.61	(0.32)	(0.04)	(0.36)
2003 - C	10.10	0.33	0.28	0.61	(0.32)	(0.04)	(0.36)
2003 - Institutional	10.09	0.45	0.29	0.74	(0.44)	(0.04)	(0.48)
2003 - Service	10.09	0.40	0.29	0.69	(0.39)	(0.04)	(0.43)

2002 - A	10.25	0.50	(0.13)	0.37	(0.52)	(0.03)	(0.55)
2002 - B	10.29	0.43	(0.15)	0.28	(0.44)	(0.03)	(0.47)
2002 - C	10.29	0.43	(0.15)	0.28	(0.44)	(0.03)	(0.47)
2002 - Institutional	10.28	0.55	(0.15)	0.40	(0.56)	(0.03)	(0.59)
2002 - Service	10.28	0.51	(0.16)	0.35	(0.51)	(0.03)	(0.54)

2001 - A	9.52	0.56	0.75	1.31	(0.58)	—	(0.58)
2001 - B	9.54	0.49	0.77	1.26	(0.51)	—	(0.51)
2001 - C	9.55	0.49	0.76	1.25	(0.51)	—	(0.51)
2001 - Institutional	9.54	0.60	0.76	1.36	(0.62)	—	(0.62)
2001 - Service	9.54	0.55	0.76	1.31	(0.57)	—	(0.57)

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the net asset value at the beginning of the year, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the year and no sales or redemption charges. Total return would be reduced if a sales or redemption charge were taken into account. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of Fund shares.
(c)	Includes the effect of mortgage dollar roll transactions.

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS CORE FIXED INCOME FUND

					Ratios assuming no
					expense reductions

				Ratio of	Ratio of	Ratio of
		Net assets	Ratio of	net investment	total	net investment
Net asset		at end of	net expenses	income to	expenses	income to	Portfolio
value, end	Total	year	to average	average net	to average	average net	turnover
of year	return(b)	(in 000s)	net assets	assets	net assets	assets	rate(c)

$9.87	1.14%	$658,114	0.86%	3.14%	0.87%	3.13%	283%
9.91	0.38	29,096	1.61	2.40	1.62	2.39	283
9.91	0.38	23,432	1.61	2.40	1.62	2.39	283
9.90	1.53	1,098,280	0.47	3.54	0.48	3.53	283
9.91	1.02	31,682	0.97	3.03	0.98	3.02	283

10.25	6.24	523,045	0.90	2.96	0.90	2.96	549
10.29	5.43	32,040	1.65	2.21	1.65	2.21	549
10.29	5.42	24,323	1.65	2.21	1.65	2.21	549
10.28	6.55	860,021	0.50	3.36	0.50	3.36	549
10.29	6.22	20,221	1.00	2.86	1.00	2.86	549

10.31	7.03	445,178	0.89	3.91	0.89	3.91	489
10.35	6.31	37,120	1.64	3.21	1.64	3.21	489
10.35	6.21	25,409	1.64	3.16	1.64	3.16	489
10.35	7.54	695,181	0.49	4.39	0.49	4.39	489
10.35	6.90	21,827	0.99	3.89	0.99	3.89	489

10.07	3.59	315,441	0.90	5.03	0.90	5.03	437
10.10	2.70	36,131	1.65	4.33	1.65	4.33	437
10.10	2.80	20,176	1.65	4.32	1.65	4.32	437
10.09	3.99	733,996	0.50	5.51	0.50	5.51	437
10.09	3.47	29,761	1.00	5.05	1.00	5.05	437

10.25	14.17	178,885	0.94	5.61	0.94	5.61	315
10.29	13.51	26,848	1.69	4.93	1.69	4.93	315
10.29	13.38	11,998	1.69	4.89	1.69	4.89	315
10.28	14.69	440,836	0.54	6.05	0.54	6.05	315
10.28	14.13	26,667	1.04	5.54	1.04	5.54	315

 GOLDMAN SACHS INVESTMENT GRADE CREDIT FUND

Financial Highlights

Selected Data for a Share Outstanding Throughout each Period

		Income (loss) from			Distributions
		investment operations			to shareholders

	Net asset
	value,	Net	Net realized	Total from	From net	From net
	beginning	investment	and unrealized	investment	investment	realized	Total
Year — Share Class	of period	income(a)	gain (loss)	operations	income	gains	distributions

FOR THE YEAR ENDED OCTOBER 31,

2005 - A	$10.31	$0.40	$(0.35)	$0.05	$(0.39)	$(0.04)	$(0.43)
2005 - Institutional	10.32	0.52	(0.42)	0.10	(0.43)	(0.04)	(0.47)
2005 - Separate Account Institutional	10.31	0.46	(0.35)	0.11	(0.44)	(0.04)	(0.48)
FOR THE PERIOD ENDED OCTOBER 31,

2004 - A (commenced November 3, 2003)	10.00	0.38	0.31	0.69	(0.38)	—	(0.38)
2004 - Institutional (commenced November 3, 2003)	10.00	0.44	0.30	0.74	(0.42)	—	(0.42)
2004 - Separate Account Institutional (commenced November 3, 2003)	10.00	0.43	0.31	0.74	(0.43)	—	(0.43)

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the net asset value at the beginning of the period, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the period and no sales or redemption charges. Total return would be reduced if a sales or redemption charge were taken into account. Total returns for periods less than one full year are not annualized. Returns do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of Fund shares.
(c)	Annualized.

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS INVESTMENT GRADE CREDIT FUND

					Ratios assuming no
					expense reductions

				Ratio of	Ratio of	Ratio of
		Net assets	Ratio of	net investment	total	net investment
Net asset		at end of	net expenses	income to	expenses	income to	Portfolio
value, end	Total	of period	to average	average net	to average	average net	turnover
of period	return(b)	(in 000s)	net assets	assets	net assets	assets	rate

$9.93	0.50%	$3,622	0.81%	3.88%	1.07%	3.62%	88%
9.95	0.89	3,638	0.40	4.40	0.66	4.14	88
9.94	1.04	192,196	0.35	4.34	0.62	4.07	88

10.31	7.00	2,179	0.82 (c)	3.66 (c)	1.85 (c)	2.63 (c)	78
10.32	7.57	76	0.40 (c)	4.28 (c)	1.45 (c)	3.23 (c)	78
10.31	7.52	70,269	0.35 (c)	4.26 (c)	1.40 (c)	3.21 (c)	78

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees
Goldman Sachs Trust

We have audited the accompanying statements of assets and liabilities, including the statements of investments, of Goldman Sachs Enhanced Income Fund, Goldman Sachs Ultra-Short Duration Government Fund, Goldman Sachs Short Duration Government Fund, Goldman Sachs Government Income Fund, Goldman Sachs U.S. Mortgages Fund, Goldman Sachs Core Fixed Income Fund and Goldman Sachs Investment Grade Credit Fund (seven of the funds comprising the Goldman Sachs Trust) (the “Funds”), as of October 31, 2005, and the related statements of operations for the year then ended, and the statements of changes in net assets and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Funds’ management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Funds’ internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Funds’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of October 31, 2005, by correspondence with the custodian and others or by other appropriate auditing procedures where replies from others were not received. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Goldman Sachs Enhanced Income Fund, Goldman Sachs Ultra-Short Duration Government Fund, Goldman Sachs Short Duration Government Fund, Goldman Sachs Government Income Fund, Goldman Sachs U.S. Mortgages Fund, Goldman Sachs Core Fixed Income Fund and Goldman Sachs Investment Grade Credit Fund at October 31, 2005, the results of their operations for the year then ended, and the changes in their net assets and the financial highlights for each of the periods indicated therein, in conformity with U.S. generally accepted accounting principles.

New York, New York

December 16, 2005

        GOLDMAN SACHS TAXABLE FIXED INCOME FUNDS

Fund Expenses (Unaudited) — Six Month Period Ended October 31, 2005

          As a shareholder of Class A, Class B, Class C, Institutional, Administration, Service or Separate Account Institutional Shares of the Funds you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments (with respect to Class A Shares), contingent deferred sales charges (loads) on redemptions (with respect to Class B and C shares), and redemption fees (if any); and (2) ongoing costs, including management fees; distribution and service (12b-1) fees (with respect to Class A, Class B and Class C Shares); and other Fund expenses. This Example is intended to help you understand your ongoing costs (in dollars) of investing in Class A, Class B, Class C, Institutional, Administration, Service and Separate Account Institutional Shares of the Funds and to compare these costs with the ongoing costs of investing in other mutual funds.

          The Example is based on an investment of $1,000 invested at the beginning of the period and held for the entire period from May 1, 2005 through October 31, 2005.

Actual Expenses — The first line under each share class in the table below provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading entitled “Expenses Paid” to estimate the expenses you paid on your account for this period.

Hypothetical Example for Comparison Purposes — The second line under each share class in the table below provides information about hypothetical account values and hypothetical expenses based on the Funds’ actual expense ratios and an assumed rate of return of 5% per year before expenses, which is not the Funds’ actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Funds and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

          Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads), redemption fees, or exchange fees. Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

				Ultra-Short Duration			Short Duration
	Enhanced Income Fund			Government Fund			Government Fund				Government Income Fund

			Expenses			Expense				Expenses				Expenses
	Beginning	Ending	Paid for the	Beginning	Ending	Paid for the	Beginning	Ending		Paid for the	Beginning	Ending		Paid for the
	Account	Account	6 months	Account	Account	6 months	Account	Account		6 months	Account	Account		6 months
	Value	Value	ended	Value	Value	ended	Value	Value		ended	Value	Value		ended
Share Class	5/1/05	10/31/05	10/31/05*	5/1/05	10/31/05	10/31/05*	5/1/05	10/31/05		10/31/05*	5/1/05	10/31/05		10/31/05*

Class A
Actual	$1,000.00	$1,011.50	$3.21	$1,000.00	$1,010.30	$4.48	$1,000.00	$1,003.10		$4.67	$1,000.00	$999.10		$4.84
Hypothetical 5% return	1,000.00	1,022.01 +	3.23	1,000.00	1,020.75 +	4.50	1,000.00	1,020.55	+	4.71	1,000.00	1,020.36	+	4.89

Class B
Actual	N/A	N/A	N/A	N/A	N/A	N/A	1,000.00	1,000.00		7.69	1,000.00	995.40		8.62
Hypothetical 5% return	N/A	N/A	N/A	N/A	N/A	N/A	1,000.00	1,017.52	+	7.76	1,000.00	1,016.57	+	8.71

Class C
Actual	N/A	N/A	N/A	N/A	N/A	N/A	1,000.00	999.30		8.44	1,000.00	995.40		8.61
Hypothetical 5% return	N/A	N/A	N/A	N/A	N/A	N/A	1,000.00	1,016.76	+	8.52	1,000.00	1,016.57	+	8.71

Institutional
Actual	1,000.00	1,013.40	1.28	1,000.00	1,013.30	2.55	1,000.00	1,005.00		2.75	1,000.00	1,000.40		2.93
Hypothetical 5% return	1,000.00	1,023.93 +	1.29	1,000.00	1,022.67 +	2.57	1,000.00	1,022.47	+	2.77	1,000.00	1,022.28	+	2.96

Administration
Actual	1,000.00	1,011.10	2.55	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A		N/A
Hypothetical 5% return	1,000.00	1,022.67 +	2.56	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A		N/A

Service
Actual	N/A	N/A	N/A	1,000.00	1,009.60	5.08	1,000.00	1,002.50		5.27	1,000.00	998.50		5.46
Hypothetical 5% return	N/A	N/A	N/A	1,000.00	1,020.15 +	5.10	1,000.00	1,019.94	+	5.32	1,000.00	1,019.74	+	5.52

                                GOLDMAN SACHS TAXABLE FIXED INCOME FUNDS

Fund Expenses (Unaudited) — Six Month Period Ended October 31, 2005 (continued)

	U.S. Mortgages Fund			Core Fixed Income Fund				Investment Grade Credit Fund

			Expenses				Expenses			Expenses
	Beginning	Ending	Paid for the	Beginning	Ending		Paid for the	Beginning	Ending	Paid for the
	Account	Account	6 months	Account	Account		6 months	Account	Account	6 months
	Value	Value	ended	Value	Value		ended	Value	Value	ended
Share Class	5/1/05	10/31/05	10/31/05*	5/1/05	10/31/05		10/31/05*	5/1/05	10/31/05	10/31/05*

Class A
Actual	$1,000.00	$999.20	$4.05	$1,000.00	$1,000.80		$4.25	$1,000.00	$997.00	$4.03
Hypothetical 5% return	1,000.00	1,021.16 +	4.09	1,000.00	1,020.95	+	4.30	1,000.00	1,021.17 +	4.08

Class B
Actual	N/A	N/A	N/A	1,000.00	997.00		8.03	N/A	N/A	N/A
Hypothetical 5% return	N/A	N/A	N/A	1,000.00	1,017.16	+	8.11	N/A	N/A	N/A

Class C
Actual	N/A	N/A	N/A	1,000.00	997.00		8.03	N/A	N/A	N/A
Hypothetical 5% return	N/A	N/A	N/A	1,000.00	1,017.17	+	8.11	N/A	N/A	N/A

Institutional
Actual	1,000.00	1,002.10	2.04	1,000.00	1,002.70		2.34	1,000.00	997.90	2.02
Hypothetical 5% return	1,000.00	1,023.17 +	2.06	1,000.00	1,022.86	+	2.37	1,000.00	1,023.19 +	2.04

Service
Actual	N/A	N/A	N/A	1,000.00	1,000.20		4.86	N/A	N/A	N/A
Hypothetical 5% return	N/A	N/A	N/A	1,000.00	1,020.34		4.91	N/A	N/A	N/A

Separate Account Institutional
Actual	1,000.00	1,002.30	1.78	N/A	N/A		N/A	1,000.00	1,000.80	1.76
Hypothetical 5% return	1,000.00	1,023.43	1.80	N/A	N/A		N/A	1,000.00	1,023.45 +	1.78

*	Expenses for each share class are calculated using the Fund’s annualized expense ratio for each class, which represents the ongoing expenses as a percentage of net assets for the six months ended 10/31/05. Expenses are calculated by multiplying the annualized expense ratio by the average account value for the period; then multiplying the result by the number of days in the most recent fiscal half year; and then dividing that result by the number of days in the fiscal year. The annualized expense ratios for the period were as follows:

							Separate Account
Fund	Class A	Class B	Class C	Institutional	Service	Administration	Institutional

Enhanced Income Fund	0.63%	N/A	N/A	0.25%	N/A	0.50%	N/A
Ultra-Short Duration Government Fund	0.88	N/A	N/A	0.50	1.00%	N/A	N/A
Short Duration Government Fund	0.92	1.53	1.68	0.54	1.04	N/A	N/A
Government Income Fund	0.96	1.71	1.71	0.58	1.08	N/A	N/A
U.S. Mortgages Fund	0.80	N/A	N/A	0.40	N/A	N/A	0.35%
Core Fixed Income Fund	0.84	1.60	1.59	0.46	0.96	N/A	N/A
Investment Grade Credit Fund	0.80	N/A	N/A	0.40	N/A	N/A	0.35

+	Hypothetical expenses are based on the Fund’s actual expense ratios and an assumed rate of return of 5% per year before expenses.

GOLDMAN SACHS TAXABLE FIXED INCOME FUNDS

Statement Regarding Basis for Approval of Management Agreements (Unaudited)

     The Trustees oversee the management of Goldman Sachs Trust (the “Trust”), and review the investment performance and expenses of the investment funds covered by this Report (the “Funds”) at regularly scheduled meetings held during the Funds’ fiscal year. In addition, the Trustees determine annually whether to approve and continue the Trust’s investment management agreements (the “Management Agreements”) with Goldman Sachs Asset Management, L.P. (the “Investment Adviser”) for the Funds.

     The Management Agreements were most recently approved by the Trustees, including all of the Trustees who are not parties to the Management Agreements or “interested persons” (as defined in the Investment Company Act of 1940, as amended) of any party thereto (the “Independent Trustees”), on June 16, 2005 (the “Annual Contract Meeting”).
     To assist the Trustees in their deliberations at the Annual Contract Meeting, and in addition to the reviews of the Funds’ investment performance, expenses and other matters at other regularly scheduled meetings, the Trustees have a Contract Review Committee (the “Committee”) whose members include all of the Independent Trustees. The Committee held meetings on November 3, 2004, February 9, 2005 and May 11, 2005. At these Committee meetings, the Independent Trustees considered matters relating to the Management Agreements including: (a) the Funds’ management fee arrangements; (b) the Investment Adviser’s voluntary undertaking to reimburse certain expenses of the Funds that exceed specified levels; (c) the Investment Adviser’s potential economies of scale and a proposal to implement breakpoints for the fees payable by the Funds under the Management Agreements; (d) the relative expense levels of the Funds; (e) the Investment Adviser’s profitability with respect to the Trust and the Funds; (f) the quality of the services provided to the Funds; (g) the statutory and regulatory requirements applicable to the approval and continuation of mutual fund investment management agreements; and (h) industry practices relating to such approvals.
     At the Annual Contract Meeting the Trustees reviewed the matters that were considered at the Committee meetings and also considered additional matters including: (a) the Funds’ investment performance; (b) the quality of the Investment Adviser’s services; (c) the structure, staff and capabilities of the Investment Adviser and its portfolio management team; (d) the groups within the Investment Adviser that support the portfolio management team, including the legal and compliance departments, the valuation oversight group, the business planning team and the technology group; (e) the Investment Adviser’s business continuity and disaster recovery planning; (f) the Investment Adviser’s financial resources and its ability to hire and retain talented personnel; (g) the fees received by the Investment Adviser’s affiliates from the Funds for transfer agency, distribution and other services; (h) the fees charged by the Investment Adviser to other types of clients; (i) the terms of the Management Agreements; (j) the administrative services provided under the Management Agreements, including the oversight by the Investment Adviser of the Funds’ other service providers; and (k) the Investment Adviser’s trade aggregation and allocation policies and employee trading practices. At the Annual Contract Meeting, the Trustees also considered at further length the fees and expenses paid by the Funds, the Funds’ expense trends over time, and the proposed breakpoints in the contractual fee rates under the Management Agreements.
     In connection with the Committee meetings and the Annual Contract Meeting, the Trustees received written materials and oral presentations on the topics covered, and were advised by their independent legal counsel regarding their responsibilities under applicable law. In addition, information was provided to the Trustees relating to revenue sharing by the Investment Adviser, portfolio manager compensation and other matters. During the course of their deliberations, the Independent Trustees met in executive sessions without employees of the Investment Adviser present.
     In evaluating the Management Agreements at the Annual Contract Meeting, the Trustees relied upon their knowledge, resulting from their meetings and other interactions throughout the year, of the Investment Adviser, its services and the Funds. At those meetings the Trustees received materials relating to the Investment Adviser’s investment management and other services under the Management Agreements, including: (a) information on the investment performance of the Funds in comparison to other mutual funds and benchmark performance indices; (b) general investment outlooks in the markets in which the Funds invest; (c) compliance reports; and (d) expenses borne by the Funds.
     In connection with their approval of the Management Agreements, the Trustees gave weight to various factors, but did not identify any particular factor as controlling their decision. As part of their review, the Trustees considered the nature, extent and quality of the services provided by the Investment Adviser. In this regard, the Trustees considered both the investment advisory services, and the other non-advisory services, that are provided to the Funds by the Investment Adviser and its affiliates. These services include services as the Funds’ transfer agent and distributor. In addition, affiliates of the Investment Adviser may receive compensation in connection with the execution of Funds’ portfolio securities transactions and sales loads on the sale of certain classes of shares offered by the Funds. The Trustees concluded that the Investment Adviser was both able to commit substantial financial and other resources to the operations of the Funds and had, in fact, committed those resources in multiple areas including

 GOLDMAN SACHS TAXABLE FIXED INCOME FUNDS

Statement Regarding Basis for Approval of Management Agreements (Unaudited) (continued)

portfolio management, trading, technology, human resources, tax, treasury, legal, compliance and risk management. The Trustees also believed that the Investment Adviser had made significant commitments to address new regulatory compliance requirements applicable to the Funds and the Investment Adviser, including education and training initiatives.

     The Trustees also considered the investment performance of the Funds and the Investment Adviser. In this regard, the Trustees compared the investment performance of the Funds to the performance of other SEC-registered funds and to rankings and ratings issued by a third-party consultant. The Trustees also reviewed the Funds’ investment performance relative to their respective performance benchmarks. For Funds that had been in existence for the applicable periods, this information on the Funds’ investment performance was provided for one, three and five year periods. In addition, the Trustees considered the investment performance trends of the Funds over time, and reviewed the investment performance of the Funds in light of their respective investment objectives, policies and credit and duration parameters, as well as in light of periodic analyses of their respective risk profiles. The Trustees believed that the Funds had been providing competitive performance for long-term investors.
     The Board of Trustees also considered the contractual fee rates payable by the Funds under the Management Agreements. In this regard, information on the services rendered by the Investment Adviser to the Funds, the fees paid by the Funds and the Funds’ total operating expense ratios (before and after expense reimbursements) were compared to similar information for mutual funds advised by other, unaffiliated investment management firms. Most of the comparisons of the Funds’ fee rates and total operating expense ratios were prepared by a third-party consultant. These comparisons assisted the Trustees in evaluating the reasonableness of the management fees paid by the Funds.
     More particularly, the Trustees reviewed analyses prepared by a third party consultant of the expense rankings of the Funds. The analyses provided a comparison of the Funds’ management fees to relevant peer groups and category universes; an expense analysis which compared each Fund’s expenses to a peer group and a category universe; and a five-year (or, if shorter, life of Fund) history comparing each Fund’s expenses to a category average. The analyses also compared the Funds’ transfer agency fees, custody and accounting fees and other expenses to peer groups and medians. In addition, the Trustees noted the Investment Adviser’s voluntary undertaking to limit the Funds’ total expense ratios (excluding certain expenses) to specified levels, as well as the Investment Adviser’s voluntary waiver of a portion of its management fees with respect to the Enhanced Income Fund, Investment Grade Credit Fund and U.S. Mortgages Fund.
     The Board of Trustees also considered the reduction in the contractual fee rate payable by the Government Income Fund under the Management Agreement that was approved by the Trustees in May 2004, and the breakpoints in the contractual fee rates under the Management Agreements for each of the Funds that were proposed for approval at the Annual Contract Meeting. At the Annual Contract Meeting the Board approved the implementation of breakpoints in the Funds’ contractual management fee rates at the following annual percentages of the average daily net assets of the respective Funds:

		Ultra-Short	Short
	Enhanced	Duration	Duration	Government
	Income	Government	Government	Income	U.S. Mortgages	Core Fixed	Investment Grade
Average Daily Net Assets	Fund	Fund	Fund	Fund	Fund	Income Fund	Credit Fund

Up to $1 billion	0.25%	0.40%	0.50%	0.54%	0.40%	0.40%	0.40%

Next $1 billion	0.23	0.36	0.45	0.49	0.36	0.36	0.36

Over $2 billion	0.22	0.34	0.43	0.47	0.34	0.34	0.34

The new breakpoints were implemented initially on a voluntary basis effective July 1, 2005, and will ultimately be implemented on a contractual basis within twelve months.

     In approving these new fee breakpoints, the Trustees reviewed information regarding the Investment Adviser’s potential economies of scale, and whether the Funds and their shareholders were participating in the benefits of these economies. In this regard, the Trustees considered the amount of assets in the Funds; the information provided by the Investment Adviser relating to the costs of the services provided by the Investment Adviser and its affiliates and the profits realized by them; and information comparing fee rates charged by the Investment Adviser with fee rates charged by other, unaffiliated investment managers to other mutual funds. The Trustees agreed that the fee breakpoints were a way to ensure that benefits of scalability would be passed along to shareholders at the specified asset levels.

     The Trustees also considered the other benefits derived by the Investment Adviser and its affiliates from the Funds as stated above, including the fees received by them for transfer agency, distribution and brokerage services. In this connection, the

GOLDMAN SACHS TAXABLE FIXED INCOME FUNDS

Statement Regarding Basis for Approval of Management Agreements (Unaudited) (continued)

Trustees considered the reduction in transfer agency fees for Class A, Class B and Class C shares of the Funds that was approved at the Annual Contract Meeting. In addition, the Trustees reviewed the Investment Adviser’s pre-tax revenues and pre-tax margins with respect to the Trust and the Funds. In this regard the Trustees reviewed, among other things, profitability analyses and summaries, revenue and expense schedules and expense allocation methodologies.

     After deliberation, the Trustees concluded that the management fees paid by Funds were reasonable in light of the services provided by the Investment Adviser, its costs and the Funds’ current and reasonably foreseeable asset levels, and that the Management Agreements should be approved and continued.

Goldman Sachs Taxable Investment Grade Funds — Tax Information (unaudited)

Pursuant to Section 852 of the Internal Revenue Code, the Core Fixed Income, Government Income, Investment Grade Credit and U.S. Mortgages Funds designate $12,482,837, $6,090,192, $142,803 and $1,420,783, respectively, as capital gain dividends paid during the year ended October 31, 2005.

 GOLDMAN SACHS TAXABLE FIXED INCOME FUNDS

Trustees and Officers (Unaudited)

Independent Trustees

				Number of
		Term of		Portfolios in
	Position(s)	Office and		Fund Complex	Other
Name,	Held with	Length of	Principal Occupation(s)	Overseen by	Directorships
Address and Age[1]	the Trust[2]	Time Served[3]	During Past 5 Years	Trustee[4]	Held by Trustee[5]

Ashok N. Bakhru Age: 63	Chairman & Trustee	Since 1991	President, ABN Associates (July 1994-March 1996 and November 1998-Present); Executive Vice President—Finance and Administration and Chief Financial Officer, Coty Inc. (manufacturer of fragrances and cosmetics) (April 1996-November 1998); Director of Arkwright Mutual Insurance Company (1984-1999); Trustee of International House of Philadelphia (program center and residential community for students and professional trainees from the United States and foreign countries) (1989-Present); Member of Cornell University Council (1992-2004); Trustee of the Walnut Street Theater (1992-2004); Trustee, Scholarship America (1998-Present); Trustee, Institute for Higher Education Policy (2003- Present); Director, Private Equity Investors—III and IV (November 1998-Present), and Equity-Limited Investors II (April 2002-Present); and Chairman, Lenders Service Inc. (provider of mortgage lending services) (2000-2003).

			Chairman of the Board and Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies).	72	None

John P. Coblentz, Jr. Age: 64	Trustee	Since 2003	Partner, Deloitte & Touche LLP (June 1975-May 2003). Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies).	72	None

Patrick T. Harker Age: 46	Trustee	Since 2000	Dean and Reliance Professor of Operations and Information Management, The Wharton School, University of Pennsylvania (February 2000-Present); Interim and Deputy Dean, The Wharton School, University of Pennsylvania (July 1999-Present); and Professor and Chairman of Department of Operations and Information Management, The Wharton School, University of Pennsylvania (July 1997-August 2000). Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies).	72	None

Mary P. McPherson Age: 70	Trustee	Since 1997	Vice President, The Andrew W. Mellon Foundation (provider of grants for conservation, environmental and educational purposes) (October 1997-Present); Director, Smith College (1998-Present); Director, Josiah Macy, Jr. Foundation (health educational programs) (1977-Present); Director, Philadelphia Contributionship (insurance) (1985-Present); Director Emeritus, Amherst College (1986-1998); Director, The Spencer Foundation (educational research) (1993-February 2003); member of PNC Advisory Board (banking) (1993-1998); Director, American School of Classical Studies in Athens (1997-Present); and Trustee, Emeriti Retirement Health Solutions (post-retirement medical insurance program for non-profit institutions) (Since 2005).

			Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies).	72	None

Wilma J. Smelcer Age: 56	Trustee	Since 2001	Chairman, Bank of America, Illinois (banking) (1998-January 2001); and Governor, Board of Governors, Chicago Stock Exchange (national securities exchange) (April 2001-April 2004). Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies).	72	Lawson Products Inc. (distributor of industrial products).

GOLDMAN SACHS TAXABLE FIXED INCOME FUNDS

Trustees and Officers (Unaudited)
Independent Trustees (continued)

Number of
		Term of		Portfolios in
	Position(s)	Office and		Fund Complex	Other
Name,	Held with	Length of	Principal Occupation(s)	Overseen by	Directorships
Address and Age[1]	the Trust[2]	Time Served[3]	During Past 5 Years	Trustee[4]	Held by Trustee[5]

Richard P. Strubel Age: 66	Trustee	Since 1987	Vice Chairman and Director, Unext, Inc. (provider of educational services via the internet) (2003-Present); President, COO and Director, Unext, Inc. (1999-2003); Director, Cantilever Technologies, Inc. (a private software company) (1999-Present); Trustee, The University of Chicago (1987-Present); and Managing Director, Tandem Partners, Inc. (management services firm) (1990-1999). Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies).	72	Gildan Activewear Inc. (an activewear clothing marketing and manufacturing company); Unext, Inc. (provider of educational services via the internet); Northern Mutual Fund Complex (53 Portfolios).

Interested Trustees

				Number of
		Term of		Portfolios in
	Position(s)	Office and		Fund Complex	Other
Name,	Held with	Length of	Principal Occupation(s)	Overseen by	Directorships
Address and Age[1]	the Trust[2]	Time Served[3]	During Past 5 Years	Trustee[4]	Held by Trustee[5]

*Alan A. Shuch Age: 55	Trustee	Since 1990	Advisory Director—GSAM (May 1999-Present); Consultant to GSAM (December 1994-May 1999); and Limited Partner, Goldman Sachs (December 1994-May 1999). Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies).	72	None

*Kaysie P. Uniacke Age: 44	Trustee &	Since 2001	Managing Director, GSAM (1997-Present).	72	None
President	Since 2002	Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies).

President—Goldman Sachs Mutual Fund Complex (2002- Present) (registered investment companies).

			Assistant Secretary—Goldman Sachs Mutual Fund Complex (1997-2002) (registered investment companies).

*	These persons are considered to be “Interested Trustees” because they hold positions with Goldman Sachs and own securities issued by The Goldman Sachs Group, Inc. Each Interested Trustee holds comparable positions with certain other companies of which Goldman Sachs, GSAM or an affiliate thereof is the investment adviser, administrator and/or distributor.
[1]	Each Trustee may be contacted by writing to the Trustee, c/o Goldman Sachs, One New York Plaza, 37th Floor, New York, New York, 10004, Attn: Howard B. Surloff.
[2]	The Trust is a successor to a Massachusetts business trust that was combined with the Trust on April 30, 1997.
[3]	Each Trustee holds office for an indefinite term until the earliest of: (a) the election of his or her successor; (b) the date the Trustee resigns or is removed by the Board of Trustees or shareholders, in accordance with the Trust’s Declaration of Trust; (c) the date the Trustee attains the age of 72 years (in accordance with the current resolutions of the Board of Trustees, which may be changed by the Trustees without shareholder vote); or (d) the termination of the Trust.
[4]	The Goldman Sachs Mutual Fund Complex consists of the Trust and Goldman Sachs Variable Insurance Trust. As of October 31, 2005, the Trust consisted of 61 portfolios, including the Funds described in this Annual Report, and Goldman Sachs Variable Insurance Trust consisted of 11 portfolios.
[5]	This column includes only directorships of companies required to report to the SEC under the Securities Exchange Act of 1934 (i.e., “public companies”) or other investment companies registered under the Act.

Additional information about the Trustees is available in the Funds’ Statement of Additional Information which can be obtained from Goldman Sachs free of charge by calling this toll-free number (in the United States of America): 1-800-292-4726

 GOLDMAN SACHS TAXABLE FIXED INCOME FUNDS

Trustees and Officers (Unaudited) (continued)

Officers of the Trust*

Term of
Office and
	Position(s) Held	Length of
Name, Age And Address	With the Trust	Time Served[1]	Principal Occupation(s) During Past 5 Years

Kaysie P. Uniacke 32 Old Slip New York, NY 10005 Age: 44	President & Trustee	Since 2002 Since 2001	Managing Director, GSAM (1997-Present).

Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies).

President—Goldman Sachs Mutual Fund Complex (registered investment companies).

Assistant Secretary—Goldman Sachs Mutual Fund Complex (1997-2002) (registered investment companies).

James A. Fitzpatrick 71 South Wacker Drive Suite 500 Chicago, IL 60606 Age: 45	Vice President	Since 1997	Managing Director, Goldman Sachs (October 1999-Present); and Vice President of GSAM (April 1997-December 1999). Vice President—Goldman Sachs Mutual Fund Complex (registered investment companies).

James A. McNamara 32 Old Slip New York, NY 10005 Age: 42	Vice President	Since 2001	Managing Director, Goldman Sachs (December 1998-Present); Director of Institutional Fund Sales, GSAM (April 1998-December 2000); and Senior Vice President and Manager, Dreyfus Institutional Service Corporation (January 1993-April 1998).

Vice President—Goldman Sachs Mutual Fund Complex (registered investment companies).

Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies) (December 2002-May 2004)

John M. Perlowski 32 Old Slip New York, NY 10005 Age: 40	Treasurer	Since 1997	Managing Director, Goldman Sachs (November 2003-Present) and Vice President, Goldman Sachs (July 1995-November 2003). Treasurer—Goldman Sachs Mutual Fund Complex (registered investment companies).

Howard B. Surloff One New York Plaza 37th Floor New York, NY 10004 Age: 40	Secretary	Since 2001	Managing Director, Goldman Sachs (November 2002-Present); Associate General Counsel, Goldman Sachs and General Counsel to the U.S. Funds Group (December 1997-Present).

Secretary—Goldman Sachs Mutual Fund Complex (registered investment companies) (2001-Present) and Assistant Secretary prior thereto.

[1]	Officers hold office at the pleasure of the Board of Trustees or until their successors are duly elected and qualified. Each officer holds comparable positions with certain other companies of which Goldman Sachs, GSAM or an affiliate thereof is the investment adviser, administrator and/or distributor.
*	Represents a partial list of officers of the Trust. Additional information about all the officers is available in the Funds’ Statement of Additional Information which can be obtained from Goldman Sachs free of charge by calling this toll-free number (in the United States): 1-800-292-4726.

FUNDS PROFILE Goldman Sachs Funds Goldman Sachs is a premier financial services firm, known since 1869 for creating thoughtful and customized investment solutions in complex global markets. Today, the Investment Management Division of Goldman Sachs serves a diverse set of clients worldwide, including private institutions, public entities and individuals. With portfolio management teams located around the world — and $501.9 billion in assets under management as of September 30, 2005 — our investment professionals bring firsthand knowledge of local markets to every investment decision, making us one of the few truly global asset managers. THE GOLDMAN SACHS ADVANTAGE Our goal is to deliver: Strong, Consistent Investment Results Global Resources and Global Research Team Approach Disciplined Processes Innovative, Value-Added Investment Products Thoughtful Solutions Risk Management Outstanding Client Service Dedicated Service Teams Excellence and Integrity GOLDMAN SACHS FUNDS In building a globally diversified portfolio, you can select from more than 50 Goldman Sachs Funds and gain access to investment opportunities across borders, investment styles, asset classes and security capitalizations. INTERNATIONAL EQUITY DOMESTIC EQUITY FIXED INCOME MONEY MARKET Lower Risk/Return Higher Risk/Return ASSEST ALLOCATION PORTFOLIOS SPECIALTY International Equity Funds Asia Growth Fund2 Emerging Markets Equity Fund International Growth Opportunities Fund2 Japanese Equity Fund European Equity Fund International Equity Fund CORESM International Equity Fund2 Domestic Equity Funds Small Cap Value Fund CORESM Small Cap Equity Fund2 Small/Mid Cap Growth Fund Mid Cap Value Fund Concentrated Growth Fund Growth Opportunities Fund Research Select FundSM Strategic Growth Fund Capital Growth Fund Large Cap Value Fund Growth and Income Fund CORESM Large Cap Growth Fund2 CORESM Large Cap Value Fund2 CORESM U.S. Equity Fund2 Asset Allocation Funds Balanced Fund Asset Allocation Portfolios Specialty Funds Tollkeeper FundSM CORESM Tax-Managed Equity Fund2 U.S. Equity Dividend and Premium Fund Real Estate Securities Fund Fixed Income Funds Emerging Markets Debt Fund High Yield Fund High Yield Municipal Fund Global Income Fund Investment Grade Credit Fund Core Fixed Income Fund Government Income Fund U.S. Mortgages Fund Municipal Income Fund California Intermediate AMT-Free Fund3 New York Intermediate AMT-Free Fund3 Short Duration Tax-Free Fund Short Duration Government Fund Ultra-Short Duration Government Fund Enhanced Income Fund Money Market Funds1 1 An investment in a money market fund is neither insured nor guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Funds seek to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Funds. 2 Effective December 30, 2005, the Asia Growth Fund will be renamed the Asia Equity Fund and the International Growth Opportunities Fund will be renamed the International Small Cap Fund. Also Effective December 30, 2005, the CORE International Equity, CORE Small Cap Equity, CORE Large Cap Growth, CORE Large Cap Value and CORE U.S. Equity Funds will be renamed, respectively, the Structured International Equity, Structured Small Cap Equity, Structured Large Cap Growth, Structured Large Cap Value Funds and Structured U.S. Equity. Effective January 6, 2006, the CORE Tax-Managed Equity Fund will be renamed the Structured Tax-Managed Equity Fund. 3 The Fund commenced operations on November 1, 2005. The Goldman Sachs Research Select FundSM, Tollkeeper FundSM and CORESM are service marks of Goldman, Sachs & Co.

GOLDMAN SACHS ASSET MANAGEMENT, L.P. 32 OLD SLIP, 32ND FLOOR, NEW YORK, NEW YORK 10005 TRUSTEES Ashok N. Bakhru, Chairman John P. Coblentz, Jr. Patrick T. Harker Mary Patterson McPherson Alan A. Shuch Wilma J. Smelcer Richard P. Strubel Kaysie P. Uniacke GOLDMAN, SACHS & CO. Distributor and Transfer Agent OFFICERS Kaysie P. Uniacke, President James A. Fitzpatrick, Vice President James A. McNamara, Vice President John M. Perlowski, Treasurer Howard B. Surloff, Secretary GOLDMAN SACHS ASSET MANAGEMENT, L.P. Investment Adviser Visit our Web site at www.gs.com/funds to obtain the most recent month-end returns. The reports concerning the Funds included in this shareholder report may contain certain forward-looking statements about the factors that may affect the performance of the Funds in the future. These statements are based on Fund management’s predictions and expectations concerning certain future events and their expected impact on the Funds, such as performance of the economy as a whole and of specific industry sectors, changes in the levels of interest rates, the impact of developing world events, and other factors that may influence the future performance of the Funds. Management believes these forward-looking statements to be reasonable, although they are inherently uncertain and difficult to predict. Actual events may cause adjustments in portfolio management strategies from those currently expected to be employed. A description of the policies and procedures that the Funds use to determine how to vote proxies relating to portfolio securities and information regarding how a Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available (I) without charge, upon request by calling 1-800-526-7384 (for Retail Shareholders) or 1-800-621-2550 (for Institutional Shareholders); and (II) on the Securities and Exchange Commission Web site at http://www.sec.gov. The Funds file their complete schedule of portfolio holdings with the Securities and Exchange Commission (“SEC”) for the first and third quarters of each fiscal year on Form N-Q. Beginning the fiscal quarter ended January 31, 2005 and every first and third fiscal quarter thereafter, the Funds’ Form N-Q will become available on the SEC’s website at http://www.sec.gov within 60 days after the Funds’ first and third fiscal quarters. When available, the Funds’ Forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. and information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. When available, Form N-Q may be obtained upon request and without charge by calling 1-800-526-7384 (for Retail Shareholders) or 1-800-621-2550 (for Institutional Shareholders). Foreign and emerging markets investments may be more volatile and less liquid than investment in U.S. securities and will be subject to the risks of currency fluctuations and political developments. At times, the Core Fixed Income and Investment Grade Credit Funds may be unable to sell certain of their portfolio securities without a substantial drop in price, if at all. The Core Fixed Income and Investment Grade Credit Funds may also engage in foreign currency transactions for hedging purposes including cross hedging or for speculative purposes. Forward foreign currency exchange contracts are subject to the risk that the counterparty to the contract will default on its obligations. Holdings and allocations shown may not be representative of current or future investments. Holdings and allocations may not include the Fund’s entire investment portfolio, which may change at any time. Fund holdings should not be relied on in making investment decisions and should not be construed as research or investment advice regarding particular securities. This material is not authorized for distribution to prospective investors unless preceded or accompanied by a current Prospectus. Please consider a Fund’s objectives, risks, and charges and expenses, and read the Prospectus carefully before investing. The Prospectus contains this and other information about the Funds. C1 Copyright 2005 Goldman, Sachs & Co. All rights reserved. Date of first use: December 30, 2005 / 05-2026 TFIAR / 64K / 12-05